UNITED STATES
SECURITIES AND EXCHAN
GE
COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.

)

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☐	Preliminary Proxy Statement

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☒	Definitive Proxy Statement

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☐	Soliciting Material under §240.14a-12
PRUDENTIAL FINANCIAL, INC.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

ESG at Prudential

At Prudential, we take meaningful action to create a more sustainable future for our customers, employees, investors, and communities.

Environmental

We manage our operations and investments to meet the opportunities and challenges that climate change presents.

Social

We strategically deploy human and financial capital to promote inclusive economic growth.

Governance

We operate with strong ethical business practices, alongside oversight from a diverse board of directors and policies that foster a fair and equitable workplace.

These actions inform our client solutions and enable Prudential to operate a risk-smart business model that directs capital and capabilities across a broad socioeconomic spectrum creating financial opportunity for all stakeholders.

Dear Fellow Shareholders:

You are invited to the Annual Meeting of Shareholders on May 9, 2023, at 751 Broad Street, Newark, NJ 07102, at 2:00 p.m.

We hope you will attend the meeting. Whether or not you attend, please designate the proxies on the proxy card to vote your shares.

We are once again offering a voting incentive to registered shareholders. Thanks to your active participation, we continue to support the work of American Forests to protect and restore America’s forest ecosystems. Since we established our partnership in 2010, American Forests has planted more than 882,000 trees on behalf of our shareholders.

Every shareholder’s vote is important. Thank you for your commitment to the Company and please vote your shares.

Sincerely,

Charles F. Lowrey

Chairman and Chief Executive Officer

Prudential Financial, Inc.

751 Broad Street

Newark, NJ 07102

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS AND 2023 PROXY STATEMENT	1

March 23, 2023	Prudential Financial, Inc. 751 Broad Street Newark, NJ 07102
From the Board of Directors to Our Shareholders

Thank you for trusting us to serve as stewards of Prudential’s long-term sustainability. The past year presented continued global challenges and market volatility. Despite these headwinds, Prudential executed on important strategic initiatives and provided significant cash returns to shareholders. Our rock-solid balance sheet provides the financial strength to navigate the current macroeconomic environment and support our customers, shareholders, employees and other stakeholders. To support transparency and accountability, we are pleased to share with you an overview of the Board’s actions during the past year.

Strategic and Business Highlights

The Board is fully engaged in the oversight of Prudential’s strategy, operating results and sustainability initiatives. We continue to transform our businesses to be less market-sensitive and better positioned to deliver sustainable long-term growth. This includes investing in products and solutions that meet the evolving needs of our customers and achieving our $750 million cost savings target one year ahead of schedule.

An example of how our business model is supporting our vision to be a global leader in expanding access to investing, insurance and retirement security is IBM’s selection of Prudential for a 50% participation in the second largest pension risk transfer transaction in U.S. market history, with a total value of over $16 billion. This transaction builds upon our leadership role in this market, where we have helped employers safeguard their workers’ retirements since pioneering the first jumbo pension risk transfer transaction a decade ago.

Board Succession Planning

Directors Peter R. Lighte and Karl J. Krapek will both have reached the age of 74 and will not stand for re-election. Thomas Baltimore also recently left the Board to pursue other business activities. We thank Messrs. Baltimore, Krapek and Lighte for their extraordinary service to Prudential and its shareholders. We are committed to maintaining the Board’s vitality through our ongoing Board recruitment process. The Corporate Governance and Business Ethics Committee evaluates prospective Board candidates that complement the depth and breadth of experiences represented by our directors and the needs of Prudential’s long-term business strategy. In addition, the Committee considers the diversity of a candidate’s perspective, background, work experience and other demographics.

Commitment to Diversity, Equity and Inclusion

Prudential’s commitment to addressing the long-standing barriers to inclusion and racial equity begins with the Board. In 2022, we advanced the nine racial equity commitments we announced in 2020, progressing at a pace that conveys the urgency of today while addressing the systems needed to create enduring change. Part of this work is holding ourselves further accountable for outcomes from our talent practices, product design, the policies and legislation for which we advocate, and how we continue to invest our capital. Our inclusion skill-building resulted in a substantial part of our U.S. employees completing three training sessions. We continued to deepen our public, private, and independent sector partnerships enabling us to meet the needs of a diverse customer base. We used our platform to publicly voice our values and oppose discrimination in all its forms and deepened and expanded our financial support of Black and Latino-led social justice organizations on the front lines of policy issues.

2	NOTICE OF ANNUAL MEETING OF SHAREHOLDERS AND 2023 PROXY STATEMENT

From the Board of Directors to Our Shareholders

Corporate and Community Engagement

Our commitment to equitable growth is overseen by the Corporate Social Responsibility Oversight Committee, which includes several directors. It begins with helping neighborhoods thrive, since thriving neighborhoods are the foundation of a thriving economy. Our employees’ return to Prudential offices in 2022 resulted in more than 50 on-site volunteer events benefiting local organizations that help those in need. Prudential also waived rent for its retail tenants in Newark, New Jersey, through April 2022, totaling 25 months of rent relief—critical to small business owners who saw a significant drop in foot traffic during the pandemic. In addition, through the PruBono Nonprofit Consulting Program, employees donated 4,875 hours of their time to nonprofits and small businesses, at a value of $950,000.

Shareholder Engagement

Effective corporate governance includes regular, constructive conversations with our shareholders to proactively seek shareholder insights, which enable us to consider a broad range of perspectives. In 2022, our Board and management team engaged with a cross section of shareholders owning a majority of our outstanding shares. Topics discussed included Prudential’s transformation, our executive compensation plan, human capital development, inclusion and diversity, climate, risks and opportunities and Prudential’s Board and leadership structure. An important component of our engagement outreach is our director videos. This year we are featuring Christine A. Poon, Lead Independent Director and Chair of Prudential’s Finance and Executive Committees, and Michael A. Todman, Chair of Prudential’s Compensation Committee. Please watch our videos on our website at www.prudential.com/directorvideos.

Sustainability Initiatives

Prudential’s Board is highly engaged in overseeing the company’s response to the opportunities and challenges that climate change presents to our business. In alignment with our Global Environmental Commitment, we are working to reduce our operational emissions, strengthen our resiliency, and engage our stakeholders on relevant sustainability issues. The Company’s climate change strategy is led by a Climate Change Steering Council composed of many of Prudential’s senior leaders and led by Prudential’s Vice Chairman.

We are optimistic about the future and look forward to continuing to deliver value to our customers, shareholders and stakeholders. On behalf of the entire board, we are grateful for your support of the Board and the Company.

REMEMBERING OUR COLLEAGUE AND FRIEND GEORGE PAZ

In 2022, we mourned the passing of our esteemed colleague, fellow director and friend, George Paz. Mr. Paz proudly served on Prudential’s Board since March 2016. He was a valued member of our Audit Committee from 2016 to 2022 and our Finance Committee from 2020 to 2022.

Mr. Paz was the former Chairman and CEO of Express Scripts. In addition to his leadership and vast business experience, Mr. Paz was also known for his philanthropic work, especially supporting education and his work with the community. He served as: vice chairman of the board of directors of the Logos School, an independent, private high school in St. Louis that specializes in behavioral therapy for adolescents; a trustee of St. Louis University; a member of the board of directors of the St. Louis Winter Opera; and an advisory board member of the St. Louis Police Foundation.

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS AND 2023 PROXY STATEMENT	3

From the Board of Directors to Our Shareholders

Your view is important to us. We value your support, and we encourage you to share your opinions with us. You can send an email to the independent directors at independentdirectors@ prudential.com or provide feedback on our executive compensation program via our website at www.prudential.com/ executivecomp. If you would like to write to us, you may do so by addressing your correspondence to Prudential Financial, Inc., Board of Directors, c/o Margaret M. Foran, Chief Governance Officer, 751 Broad Street, Newark, NJ 07102.

The Board of Directors of Prudential Financial, Inc.

Gilbert F. Casellas	Charles F. Lowrey

Robert M. Falzon	Sandra Pianalto

Martina Hund-Mejean	Christine A. Poon

Wendy E. Jones	Douglas A. Scovanner

Karl J. Krapek	Michael A. Todman

Peter R. Lighte

4	NOTICE OF ANNUAL MEETING OF SHAREHOLDERS AND 2023 PROXY STATEMENT

Notice of Annual Meeting of Shareholders of Prudential Financial, Inc.

Place: Prudential Financial’s office located at 751 Broad Street Newark, NJ 07102 Date: May 9, 2023 Time: 2:00 p.m.

Agenda:

1.  Election of nine directors named in the Proxy Statement;

2.  Ratification of appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2023;

3.  Advisory vote to approve named executive officer compensation;

4.  Advisory vote on the frequency of future advisory votes to approve named executive officer compensation;

5.  Shareholder proposal regarding an independent board chairman; and

6.  Shareholders also will act on such other business as may properly come before the meeting or any adjournment or postponement thereof.

Record date: You can vote if you were a shareholder of record on March 10, 2023.

We encourage you to vote your shares before the Annual Meeting. Voting instructions are provided on your proxy card or on the voting instruction form provided by your broker. Brokers are not permitted to vote on certain proposals and may not vote on any of the proposals unless you provide voting instructions. Voting your shares will help to ensure that your interests are represented at the meeting.

If you are attending the meeting, you will be asked to present your admission ticket and valid, government-issued photo identification, such as a driver’s license, as described in the Proxy Statement.

By Order of the Board of Directors,

Margaret M. Foran

Chief Governance Officer, Senior Vice President

and Corporate Secretary

March 23, 2023

Prudential Financial, Inc.

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS AND 2023 PROXY STATEMENT	5

Summary Information

To assist you in reviewing the proposals to be acted upon at the Annual Meeting, we call your attention to the following information about the Company. The following description is only a summary.

Annual Meeting Proposals

Proposal	Recommendation of Board

Election of directors	FOR each of the nominees

Ratification of independent auditor	FOR

Advisory vote to approve named executive officer compensation	FOR

Advisory vote on the frequency of future advisory votes to approve named executive officer compensation	1 YEAR

Shareholder proposal regarding an independent board chairman	AGAINST

The Year 2022 for Prudential

During the year, we made further progress on our transformation to become a higher growth, less market sensitive, and more nimble company. We reduced the market sensitivity of our business while investing in sustainable, long-term growth. We also exceeded our $750 million cost savings target a year ahead of schedule and maintained our rock solid balance sheet and disciplined approach to capital deployment. Looking ahead, our strategic progress, financial strength, and self-reinforcing businesses position us well to be a global leader in expanding access to investing, insurance, and retirement security.

2022 Total Shareholder Return

The chart on the right shows our absolute Total Shareholder Return (“TSR”) and percentile ranking relative to the 20 companies in our Compensation Peer Group over the three time periods indicated.

	1-Year	3-Year	5-Year

Cumulative TSR	-4%	24%	9%

Annualized TSR	-4%	7%	2%

Percentile Rank	76%	74%	45%

6	NOTICE OF ANNUAL MEETING OF SHAREHOLDERS AND 2023 PROXY STATEMENT

Summary Information

Corporate Governance

In 2022, management and Board members engaged with shareholders who hold a majority of our shares. During these discussions, shareholders were encouraged to identify potential Board candidates and share feedback on the Company and our Board structure, governance and environmental practices and policies, and our compensation framework and programs.

The Corporate Governance and Business Ethics Committee from time to time reviews outside commitments of all directors to confirm each director has the capacity to fully meet his or her Board responsibilities.

All nominees are independent except for Robert M. Falzon and Charles F. Lowrey.

Board of Directors Nominees and Committees

				Committee Membership
Name	Age	Independent	Director Since	Executive	Compensation	Investment	Finance	Risk	Corporate Governance & Business Ethics	Audit	Other Public Boards

Gilbert F. Casellas	70	Yes	01/2001	●				●	C		0

Robert M. Falzon	63	No	08/2019								0

Martina Hund-Mejean	62	Yes	10/2010	●				●		C	2*

Wendy E. Jones	57	Yes	01/2021		●					●	0

Charles F. Lowrey	65	No	12/2018	●							0

Sandra Pianalto	68	Yes	07/2015				●		●		2

Christine A. Poon Lead Independent Director (since 2020)	70	Yes	09/2006	C		●	C	●			2

Douglas A. Scovanner	67	Yes	11/2013	●		C		C		●	0

Michael A. Todman	65	Yes	03/2016	●	C		●	●			3

●  Member   C  Chair

*	Ms. Hund-Mejean will not be standing for re-election for Shell plc after she completes her term in May, 2023.

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS AND 2023 PROXY STATEMENT	7

Proxy Statement

The Board of Directors (the “Board”) of Prudential Financial, Inc. (“Prudential Financial” or the “Company”) is providing this Proxy Statement in connection with the Annual Meeting of Shareholders to be held on May 9, 2023, at 2:00 p.m., at Prudential Financial’s office located at 751 Broad Street, Newark, NJ 07102, and at any adjournment or postponement thereof. Proxy materials or a Notice of Internet Availability were first sent to shareholders on or about March 23, 2023.

8	NOTICE OF ANNUAL MEETING OF SHAREHOLDERS AND 2023 PROXY STATEMENT

Item 1 Election of Directors

Our Board of Directors has nominated nine directors for election at this Annual Meeting to hold office until the next annual meeting and the election of their successors. All of the nominees are currently directors. Each agreed to be named in this Proxy Statement and serve if elected.

We have no reason to believe that any of the nominees will be unable or unwilling for good cause to serve if elected. However, if any nominee should become unable for any reason or unwilling for good cause to serve, proxies may be voted for another person nominated as a substitute by the Board, or the Board may reduce the number of directors.

Director Criteria, Qualifications, Experience and Tenure

Prudential Financial is a financial services company that offers a variety of products and services, including life insurance, annuities, retirement-related services, mutual funds, and investment management. The Corporate Governance and Business Ethics Committee performs an assessment of the skills and the experience needed to properly oversee the interests of the Company. Generally, the Committee reviews both the short- and long-term strategies of the Company to determine what current and future skills and experience are required of the Board in exercising its oversight function and in the context of the Company’s strategic priorities. The Committee then compares those skills to those of the current directors and potential director candidates. The Committee conducts targeted efforts to identify and recruit individuals who have the qualifications identified through this process, keeping in mind its commitment to diversity. As described in our Corporate Governance Principles and Practices, the Board requires a diverse candidate pool for all director searches and evaluates a nominee’s experience, gender, race, ethnicity, skills and other qualities in the context of the full Board.

Board Highlights

Our Corporate Governance Principles and Practices place great emphasis on diversity, and, pursuant to our Principles and Practices, the Committee actively considers diversity in recruitment and nominations of directors and assesses its effectiveness in this regard when reviewing the composition of the Board. The current composition of our Board reflects those efforts and the importance of diversity to the Board.

As of March 23, 2023:

Our directors’ expertise combines to provide a broad mix of skills, qualifications and proven leadership abilities.

The Corporate Governance and Business Ethics Committee practices a long-term approach to board refreshment. With the assistance of an independent search firm, the Committee regularly identifies individuals who have expertise that would complement and enhance the current Board’s skills and experience. In addition, as part of our shareholder engagement dialogue, we routinely ask our investors for input regarding director recommendations.

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS AND 2023 PROXY STATEMENT	9

Item 1 Election of Directors

In addition, the Committee reviews each current director and evaluates their candidacy for recommendation. A review of attendance, skills, participation and time commitment, shareholder votes, among other factors, is considered.

Further, the Board feels strongly that the composition of the Board should be balanced and include longer tenured directors who have seen several financial cycles; mid-term tenured directors; and newer directors.

Our Board believes that a balance of director experience, diversity and tenure is a strategic asset to our investors. The range of our Board’s tenure encompasses directors who have historic institutional knowledge of Prudential and the competitive environment, complemented by newer directors with varied backgrounds and skills. This robustness of our refreshment strategy combines experience and continuity with new perspectives.

It is of critical importance to the Company that the Committee recruit directors who help achieve the goal of a well-rounded, diverse Board that functions respectfully as a unit.

The Committee expects each of the Company’s directors to have proven leadership skills, sound judgment, integrity and a commitment to the success of the Company. In evaluating director candidates and considering incumbent directors for nomination to the Board, the Committee considers each nominee’s independence, financial literacy, personal and professional accomplishments, and experience in light of the needs of the Company. For incumbent directors, the factors also include attendance, past performance on the Board, time commitments/other board responsibilities and contributions to the Board and their respective committees.

Summary of Director Nominee Qualifications and Experience

Academia/Education Brings perspective regarding organizational management and academic research relevant to our business and strategy					●	●	●

Business Ethics Play a critical role in the success of our businesses	●	●			●		●

Business Head/Administration Directors with administration experience typically possess strong leadership qualities and the ability to identify and develop those qualities in others	●	●	●	●	●	●	●	●	●

Business Operations A practical understanding of developing, implementing and assessing our operating plan and business strategy	●	●	●	●	●	●	●	●	●

Corporate Governance Supports our goals of strong Board and management accountability, transparency and protection of shareholder interests	●	●	●	●	●	●	●	●	●

Environmental/Sustainability/Climate Change Strengthens the Board’s oversight and assures that strategic business imperatives and long term value creation are achieved within a sustainable, environmentally focused model

	●	●			●

Finance/Capital Allocation For evaluating our financial statements and capital structure		●	●		●	●	●	●	●

Financial Expertise/Literacy Assists our directors in understanding and overseeing our financial reporting and internal controls	●	●	●	●	●	●	●	●	●

Financial Services Industry For understanding and reviewing our business and strategy		●	●		●	●	●	●

Government/Public Policy The Company operates in a heavily regulated industry that is directly affected by governmental actions	●	●				●			●

Human Capital Management/Talent/Inclusion and Diversity For oversight of the implementation of a successful framework for workforce acquisition, workforce management and workforce optimization that results in the attraction, development and retention of top candidates with diverse skills and backgrounds

	●	●	●	●	●	●	●	●	●

Insurance Industry For understanding and reviewing our business and strategy		●			●

International For understanding and reviewing our business and strategy		●	●	●	●		●		●

Investments For evaluating our financial statements and investment strategy	●	●	●		●		●	●

Marketing/Sales Relevant to the Company as it seeks to identify and develop new markets for its financial products and services		●		●			●		●

Real Estate For understanding and reviewing our business and strategy		●			●			●

Risk Management Critical to the Board’s role in overseeing the risks facing the Company	●	●	●	●	●	●	●	●	●

Technology/Systems/Cybersecurity Relevant to the Company as it looks for ways to enhance the customer experience and internal operations and oversee cybersecurity risk		●	●	●

10	NOTICE OF ANNUAL MEETING OF SHAREHOLDERS AND 2023 PROXY STATEMENT

Item 1 Election of Directors

Director Nominees

The Board of Directors recommends that shareholders vote “FOR” each of the nominees.

Gilbert F. Casellas Age: 70 Director Since: January 2001 (Director of Prudential Insurance since April 1998)	Prudential Committees: ● Corporate Governance and Business Ethics (Chair) ● Executive ● Risk

Mr. Casellas served as Chairman of OMNITRU (a consulting and investment firm) from 2011 to 2017. He was VP, Corporate Responsibility, of Dell Inc. (a global computer manufacturer) from 2007 to 2010. Mr. Casellas served as Chairman, U.S. EEOC from 1994 to 1998 and General Counsel, U.S. Department of the Air Force, from 1993 to 1994.

Robert M. Falzon Age: 63 Director Since: August 2019

Mr. Falzon has been Vice Chairman of Prudential Financial since December 2018 and oversees the finance, risk, investments, actuarial, communications, information & technology, and corporate social responsibility functions. Previously, he served as EVP and CFO of Prudential Financial from 2013 to 2018, and has been a member of the Company’s Executive Leadership Team since 2013. Mr. Falzon also served as SVP and Treasurer of Prudential Financial from 2010 to 2013. Mr. Falzon has been with Prudential since 1983, serving in various positions.

Martina Hund-Mejean Age: 62 Director Since: October 2010	Prudential Committees: ● Audit (Chair) ● Executive ● Risk	Public Directorships: ● Colgate-Palmolive Company ● Shell plc*
* Ms. Hund-Mejean will not be standing for re-election for Shell plc after she completes her term in May, 2023.

Ms. Hund-Mejean served as CFO and as a member of the Management Committee at MasterCard Worldwide (a technology company in the global payments industry) from 2007 to 2019. Ms. Hund-Mejean served as SVP and Corporate Treasurer at Tyco International Ltd. from 2003 to 2007; SVP and Treasurer at Lucent Technologies from 2000 to 2002; and held management positions at General Motors Company from 1988 to 2000. Ms. Hund-Mejean began her career as a credit analyst at Dow Chemical in Frankfurt, Germany.

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS AND 2023 PROXY STATEMENT	11

Item 1 Election of Directors

Wendy E. Jones Age: 57 Director Since: January 2021	Prudential Committees: ● Audit ● Compensation

Ms. Jones served as SVP, Global Operations at eBay, Inc. (a multi-national e-commerce corporation) from October 2016 to December 2020, and was responsible for eBay’s customer service, risk, trust, payment operations and workplace resources functions around the world. During that time, Ms. Jones also served as Chair of eBay’s Operating Committee, which managed the firm’s intersection of product and business teams and oversaw the development and execution of the company’s annual business road map. Prior to that time, she served in various other leadership positions and focused much of her career on eBay’s global presence, including launching eBay in markets such as Brazil, Russia and Mexico and spearheading eBay’s cross-border trade efforts. Prior to joining eBay, Ms. Jones worked in various leadership roles at State Street Bank, Land Rover NA, and for iSKY, Inc.

Charles F. Lowrey Age: 65 Director Since: December 2018	Prudential Committees: ● Executive

Mr. Lowrey has been Chairman and CEO of Prudential Financial, Inc. since December 2018. Prior to assuming his current roles, Mr. Lowrey served as EVP and Chief Operating Officer (COO) of Prudential’s International businesses from 2014 to 2018. Previously, he was EVP and COO of Prudential’s U.S. Businesses from 2011 to 2014. Mr. Lowrey also served as President and CEO of PGIM, Prudential’s global investment management business, and as CEO of its real estate investment business, PGIM Real Estate. Before joining Prudential in 2001, he was a managing director and head of the Americas for J.P. Morgan’s Real Estate and Lodging Investment Banking group, where he began his investment banking career in 1988. Earlier, he spent four years as a managing partner of an architecture firm he founded in New York City. During this time, he became a registered New York architect.

Sandra Pianalto Age: 68 Director Since: July 2015	Prudential Committees: ● Corporate Governance and Business Ethics ● Finance Former Directorships Held during the Past Five Years: ● FirstEnergy Corp. (May 2021)	Public Directorships: ● Eaton Corporation plc ● The J.M. Smucker Company

Ms. Pianalto served as President and CEO of the Federal Reserve Bank of Cleveland (the Cleveland Fed) from February 2003 until her retirement in May 2014. Ms. Pianalto also served in various executive and supervisory roles at the Cleveland Fed from 1983 to 1988. Prior to joining the Cleveland Fed, Ms. Pianalto was an economist at the Board of Governors of the Federal Reserve System and served on the staff of the Budget Committee of the U.S. House of Representatives.

12	NOTICE OF ANNUAL MEETING OF SHAREHOLDERS AND 2023 PROXY STATEMENT

Item 1 Election of Directors

Christine A. Poon Age: 70 Director Since: September 2006 Lead Independent Director Since: May 2020

Prudential Committees:

●   Executive (Chair)

●   Finance (Chair)

●   Investment

●   Risk

Former Directorships Held during
the Past Five Years:

●  Decibel Therapeutics, Inc.
(December 2021)

●   Koninklijke Philips NV (May 2021)

Public Directorships: ● Regeneron Pharmaceuticals ● The Sherwin-Williams Company

Ms. Poon served as Executive in Residence at The Max M. Fisher College of Business at The Ohio State University (“Fisher College of Business”) from 2015 until her retirement in 2020 and served as Professor of Management and Human Resources at The Fisher College of Business from October 2014 to September 2015. Ms. Poon previously served as Dean and John W. Berry, Sr. Chair in Business at The Fisher College of Business at The Ohio State University from April 2009 until October 2014. She served as Vice Chairman and Member of the Board of Directors of Johnson & Johnson from 2005 until her retirement in March 2009. Ms. Poon joined Johnson & Johnson in 2000 as Company Group Chair in the Pharmaceuticals Group. She became a member of Johnson & Johnson’s Executive Committee and Worldwide Chair, Pharmaceuticals Group, in 2001, and served as Worldwide Chair, Medicines and Nutritionals, from 2003 to 2005. Prior to joining Johnson & Johnson, she served in various management positions at Bristol-Myers Squibb for 15 years.

Douglas A. Scovanner Age: 67 Director Since: November 2013	Prudential Committees: ● Audit ● Executive ● Investment (Chair) ● Risk (Chair)

Mr. Scovanner has been Founder and Managing Member of Comprehensive Financial Strategies, LLC, a management consulting firm, since October 2013. Previously, he served as CFO (1994 to 2012) and EVP (2000 to 2012) of Target Corporation (a North American retailer). Prior to joining Target Corporation, Mr. Scovanner held various management positions at The Fleming Companies, Inc., Coca-Cola Enterprises, Inc., The Coca-Cola Company and the Ford Motor Company.

Michael A. Todman Age: 65 Director Since: March 2016	Prudential Committees: ● Compensation (Chair) ● Executive ● Finance ● Risk	Public Directorships: ● Brown-Forman Corporation ● Carrier Global Corporation ● Mondelēz International, Inc.
Former Directorships Held during the Past Five Years: ● Newell Brands (May 2020)

Mr. Todman served as Vice Chairman of the Whirlpool Corporation (Whirlpool), a global manufacturer of home appliances, from November 2014 to December 2015. Mr. Todman previously served as President of Whirlpool International from 2006 to 2007 and 2010 to 2014, as well as President, Whirlpool North America, from 2007 to 2010. Mr. Todman held several senior positions with Whirlpool over his career.

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS AND 2023 PROXY STATEMENT	13

Corporate Governance

The Company is committed to good corporate governance, which helps us compete more effectively, sustain our success and build long-term shareholder value. The Company is governed by a Board of Directors and committees of the Board that meet throughout the year. Directors discharge their responsibilities at Board and committee meetings through ongoing communication with one another and management.

The Board has adopted Corporate Governance Principles and Practices to provide a framework for the effective governance of the Company. The Corporate Governance Principles and Practices are reviewed regularly and updated as appropriate. The full text of the Corporate Governance Principles and Practices, which includes the definition of independence adopted by the Board, the charters of the Corporate Governance and Business Ethics, Compensation and Audit Committees, the Lead Independent Director Charter, the Code of Conduct and the Related Party Transaction Approval Policy can be found at www.prudential.com/governance. Copies of these documents also may be obtained from the Chief Governance Officer and Corporate Secretary.

Governance is a continuing focus at the Company, starting with the Board and extending to management and all employees. Therefore, the Board reviews the Company’s policies and business strategies and advises and counsels the CEO and other executive officers who manage the Company’s businesses, including actively overseeing and reviewing, on at least an annual basis, the Company’s strategic plans.

In addition, we solicit feedback from shareholders on corporate governance and executive compensation practices, among other items, and engage in discussions with various groups and individuals on these matters.

Process for Selecting Directors

The Corporate Governance and Business Ethics Committee screens and recommends candidates for nomination by the full Board. The Company’s By-laws provide that the size of the Board may range from 9 to 14 members, reflecting the Board’s current view of its optimal size. The Committee is assisted with its recruitment efforts by an independent third-party search firm, which recommends candidates who satisfy the Board’s criteria. The search firm also provides research and pertinent information regarding candidates, as requested.

14	NOTICE OF ANNUAL MEETING OF SHAREHOLDERS AND 2023 PROXY STATEMENT

Corporate Governance

Shareholder Nominations and Recommendations of Director Candidates

Our By-laws permit a group of up to 20 shareholders who have owned at least 3% of our outstanding capital stock for at least three years to submit director nominees for up to 20% of our Board seats for inclusion in our Proxy Statement if the shareholder(s) and the nominee(s) meet the requirements in our By-laws.

Shareholders who wish to nominate directors for inclusion in our Proxy Statement or directly at an Annual Meeting in accordance with the procedures in our By-laws should follow the instructions under “Submission of Shareholder Proposals and Director Nominations” in this Proxy Statement.

Shareholders who wish to recommend candidates for consideration should send their recommendations to the attention of Margaret M. Foran, Chief Governance Officer, Senior Vice President and Corporate Secretary, at 751 Broad Street, Newark, NJ 07102. The Committee will consider director candidates recommended by shareholders in accordance with the criteria for director selection described under “Director Criteria, Qualifications, Experience and Tenure.”

Director Attendance

During 2022, the Board of Directors held 7 meetings. Together, the directors attended 100% of the meetings of the full Board and the committees on which they served in 2022. Directors are expected to attend the annual meeting of shareholders. All directors at that time were present for the 2022 annual meeting of shareholders.

Director Independence

The current Board consists of 11 directors, two of whom are currently employed by the Company (Messrs. Lowrey and Falzon). The Board conducted an annual review and affirmatively determined that all of the non-employee directors (Mses. Hund-Mejean, Jones, Pianalto and Poon, and Messrs. Casellas, Krapek, Lighte, Scovanner and Todman) are “independent” as that term is defined in the listing standards of the NYSE and in Prudential’s Corporate Governance Principles and Practices. In addition, the Board had previously determined that Messrs. Baltimore and Paz, who served on the Board during 2022, were independent.

Independent Director Meetings

The independent directors generally meet in an executive session at both the beginning and end of each regularly scheduled Board meeting, with the Lead Independent Director serving as Chair.

Comprehensive Steps to Achieve Board Effectiveness

The Board is committed to a rigorous self-evaluation process. Through evaluation, directors review the Board’s performance, including areas where the Board feels it functions effectively, and importantly, areas where the Board believes it can improve.

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS AND 2023 PROXY STATEMENT	15

Corporate Governance

Board Leadership

Currently, our Board leadership structure consists of a Lead Independent Director, a Chairman (who is also our CEO) and committee chairs. The Board believes that our structure provides independent Board leadership and engagement while providing the benefit of having our CEO, the individual with primary responsibility for managing the Company’s day-to-day operations, chair regular Board meetings as key business and strategic issues are discussed.

The Board, under the leadership of the Lead Independent Director and Chair of the Corporate Governance and Business Ethics Committee, at least annually, reviews its leadership structure and thoroughly evaluates whether to continue to combine or to split the chair and CEO roles. After considering the perspectives of the independent directors, the views of our significant shareholders, voting results of recent independent chair proposals, academic research, practical experience at peer companies, and benchmarking and performance data, the Board in 2022 determined that having the same individual as both Chairman of the Board and CEO is in the best interests of the Company and its shareholders. The Board will continue to monitor the appropriateness of this structure.

In 2022, our Lead Independent Director, chair of the Corporate Governance and Business Ethics Committee, Chair of the Finance Committee, Vice Chairman, and our Chief Governance Officer engaged with shareholders who hold a majority of our shares on their views on our Board leadership structure, human capital management and environmental sustainability. The discussions and feedback from these meetings have been shared with the Board and will be considered during the Board’s annual review of the appropriateness of its leadership structure.

Lead Independent Director

Under our Corporate Governance Principles and Practices, the independent directors annually elect a Chairman of the Board and, if the individual elected as Chairman of the Board is the CEO, they also elect an independent director to serve as Lead Independent Director. The Lead Independent Director is generally expected to serve for a term of at least one year, but for no more than three years. Ms. Poon was elected as Lead Independent Director for her third and final term in May 2022. A New Lead Independent Director will be elected in May 2023. The Lead Independent Director, as well as the Committee Chairs, are members of the Risk Committee as a means to coordinate risk oversight.

Key Responsibilities

●  Calls meetings of the independent directors.

●  Presides at all meetings of the Board at which the Chairman is not present, including executive sessions of the independent directors.

●  Facilitates communication between the independent directors and our Chairman.

●  Provides independent Board leadership.

●  Elected annually and may serve no more than three years.

●  Approves the agenda for all Board meetings and all Board materials.

●  Communicates with shareholders and other key constituents, as appropriate.

●  Meets directly with the management and non-management employees of our firm.

●  Engages with our other independent directors to identify matters for discussion at executive sessions of independent directors and advises our Chairman of any decisions reached, and suggestions made at the executive sessions.

●  In collaboration with the Corporate Governance and Business Ethics Committee, addresses Board effectiveness, performance and composition.

●  Authorized to retain outside advisors and consultants who report directly to the Board on Board-wide issues.

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Corporate Governance

Shareholder Engagement at Prudential

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Corporate Governance

A Message to Our Shareholders from Prudential’s Lead

Independent Director, Christine A. Poon

Under Prudential’s Corporate Governance Principles, the independent directors of the Board annually elect a Lead Independent Director for a term of at least one year, who may serve for no more than three years. I am honored that my fellow independent directors elected me to serve for the last three years. My term ends in May 2023. Our directors share my commitment to strong, independent leadership, Board effectiveness and oversight. In this context, I would like to share insights about how our Board actively considers the Board’s leadership structure and director succession planning.

We evaluate our Board’s structure annually by considering stakeholder feedback and independent research. These factors resulted in the conclusion that our Board and Prudential remain best served by having a combined CEO and Chairman role. As our shareholders are aware, our Board is committed to maintaining strong independent leadership, which we have established through a robust, independent Lead Director role that is supported by the independence and diversity of our entire Board. We will continue to re-evaluate our leadership structure at least annually so that it continues to serve the best interests of all stakeholders.

As a Board, overseeing the firm’s development and delivery of long-term shareholder value is paramount to our duties. To carry out these duties most effectively, our Board composition must reflect an appropriate diversity of demographics, viewpoints, experiences and expertise. Our Corporate Governance and Business Ethics Committee, along with the full Board, regularly devote time on Board agendas to specifically discuss director succession. The Corporate Governance and Business Ethics Committee is actively working with an independent third-party search firm to determine the most qualified candidates for Prudential’s Board.

Board culture also plays an important role. Our culture allows for frank and candid dialogue about board composition, director tenure, retirements, and the need for different director skill sets. These are vigorous discussions, which make strong Board leadership all the more essential.

Succession is also linked to another vital Board process—our annual Board evaluation. Each year the Corporate Governance and Business Ethics Committee works with an experienced, third-party consultant to complement our internal evaluation efforts by introducing an objective perspective and knowledge of best practices. The Board evaluation also presents an opportunity for directors to share their opinions about the Board’s performance and areas for improvement and, importantly, carefully consider the director skills and experiences that will support the long-term strategies of the Company.

We continue our initiative to enable all shareholders to hear from our directors with our video interviews discussing Prudential’s governance practices. My co-Board member, Michael A. Todman, and I are featured in this year’s videos on our website at https://www.prudential.com/links/about/lead-independent-director-video.

Our Board remains committed to building long-term value for our shareholders. On behalf of the directors, thank you for choosing to invest in Prudential.

Christine A. Poon Prudential Lead Independent Director

Ms. Poon was elected by Prudential’s independent directors to serve as Lead Independent Director effective May 12, 2020. She brings significant experience and knowledge to the Lead Independent Director role. Ms. Poon has served as a Prudential director since 2006. She currently chairs the Executive and Finance Committees and sits on the Investment and Risk Committees. Due to her Board experience and leadership, Ms. Poon understands the Company’s long-term strategic priorities. In addition, she possesses a deep understanding of Prudential and its industry’s legal, regulatory, and competitive frameworks.

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Corporate Governance

Board Risk Oversight

The Board oversees the Company’s risk profile and management’s processes for assessing and managing risk, through both the whole Board and its committees. At least annually, the Board reviews strategic risks and opportunities facing the Company and its businesses. These reviews include presentations and reports from management and relevant reports from other advisors, as needed. Other important categories of risk are assigned to designated Board committees that report back to the full Board. In general, the committees oversee the following risks:

In performing its oversight responsibilities, the Board and its committees review policies and guidelines that senior management uses to manage the Company’s exposure to material categories of risk. As these issues sometimes overlap, Board committees hold joint meetings when appropriate and address certain issues at the full Board level. During 2022, the Risk Committee received updates from the Chief Risk Officer on the important risks facing the Company, including a discussion on the Own Risk and Solvency Assessment (“ORSA”) and the Company’s current and future initiatives to address climate and environmental related risks, as well as other existing and significant emerging risks. In addition, the Board and committees review the performance and functioning of the Company’s overall risk management function, as well as how the Company’s risk oversight process aligns with its disclosure controls and procedures.

The Risk Committee currently includes the chairs of each of the other Board committees as well as another independent director who serves as Chair of the Committee. The principal activities of the Risk Committee are to: oversee the Company’s assessment and reporting of material risks by reviewing the metrics used by management to quantify risk, applicable risk limit structures and risk mitigation strategies; review the Company’s processes and procedures for risk assessment and risk management, including the related assumptions used across the Company’s businesses and material risk types; and receive reports from management on material and emerging risk topics that are reviewed by the Company’s internal management committees.

The Company, under the Board’s oversight, is organized to promote a strong risk awareness and management culture. The Chief Risk Officer sits on many management committees and heads an independent enterprise risk management department; the General Counsel and Chief Compliance Officer also sit on key management committees and the functions they oversee operate independently of the businesses to separate management and oversight. Also, our employees are evaluated with respect to risk and ethics.

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Corporate Governance

Cybersecurity Risk Oversight

In addition, the Board oversees the Company’s Information Security program. In order to respond to the threat of security breaches and cyberattacks, we have developed a program, overseen by the Company’s Chief Information Security Officer and our Information Security Office, that is designed to protect and preserve the confidentiality, integrity and continued availability of all information owned by, or in the care of, the Company. This program also includes a cyber incident response plan that provides controls and procedures for timely and accurate reporting of any material cybersecurity incident. The company did not experience a material security breach in 2022. The Audit Committee, which is tasked with oversight of certain risk issues, including cybersecurity, receives reports from the Chief Information Security Officer, the Chief Information Officer and the Global Head of Operational Risk throughout the year. At least annually, the Board and the Audit Committee also receive updates about the results of program reviews, including exercises and response readiness assessments led by outside advisors who provide a third-party independent assessment of our technical program and internal response preparedness. The Audit Committee regularly briefs the full Board on these matters, and the full Board also receives periodic briefings on cyber threats in order to enhance our directors’ literacy on cyber issues.

Cybersecurity Governance Highlights

●	Comprehensive reporting to our Board and Risk Committee by our Chief Information Security Officer and our Information Security Office in response to key developments.

●	Cross-functional approach to addressing cybersecurity risk, with engagement among Global Technology, Risk, Legal, and Corporate Audit functions.

●

Cybersecurity program is integrated within our Operating Risk Framework, and includes risk-based prioritization of identified issues, action plans, and resolution timeframes. Prudential’s Operating Risk Committees are structured as a second internal control. Cyber risk and control items may be elevated to the Risk or Audit Committees of the Board of Directors on a risk driven basis for calibrated oversight.

●	Risk environment and associated controls are assessed on an on-going basis considering current and potential, future threats.

●	Global presence with 24/7 cyber threat operations center.

●

All employees with access to our Company’s systems receive comprehensive annual training on responsible information security, data security, and cybersecurity practices and how to protect data against cyber threats.

●

Our detailed incident response framework specifies escalation and evaluation processes for cyber events. This framework is executed in close coordination with functions including a dedicated Cyber & Privacy Law function, External Affairs, and Risk Management to ensure clear specification of prevailing reporting and disclosure requirements, and to execute against these requirements in a timely and complete manner.

●	Relevant cybersecurity controls related to financial reporting are considered by our external auditor in the context of Prudential’s annual external integrated audit.

Executive Compensation Risk Oversight

We monitor the risks associated with our compensation programs and individual executive compensation decisions on an ongoing basis. Each year, management undertakes a review of the Company’s various compensation programs to assess the risks arising from our compensation policies and practices. Management presents these risk assessments to the Compensation Committee. The risk assessments have included a review of the primary design features of the Company’s compensation plans, the process to determine compensation pools and awards for employees and an analysis of how those features could directly or indirectly encourage or mitigate risk-taking. As part of the risk assessments, it has been noted that the Company’s annual incentive plan allows for discretionary negative adjustments to the ultimate outcomes, which serves to mitigate risk-taking.

Moreover, senior management is subject to share ownership and retention policies, and historically, a large percentage of senior management compensation has been paid in the form of long-term equity awards. In addition, senior management compensation is paid over a multiple-year cycle, a compensation structure that is intended to align incentives with appropriate risk-taking. The Company’s general risk management controls also serve to preclude decision-makers from taking excessive risk to earn the incentives provided under our compensation plans. The Compensation Committee agreed with the conclusion that the identified risks were within our ability to effectively monitor and manage, and that our compensation programs do not encourage unnecessary or excessive risk-taking and do not create risks that are reasonably likely to have a material adverse effect on the Company.

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Corporate Governance

Environmental Sustainability

Environmental Sustainability is overseen by the Corporate Governance and Ethics Committee and Prudential’s Board of Directors. The Company’s sustainability strategy is led by Prudential’s senior leaders including Prudential’s Vice Chairman, who leads the Company’s Climate Change Steering Council that guides climate policy for the enterprise. The Corporate Governance and Business Ethics Committee discusses the Company’s environmental sustainability (including climate), social and governance objectives and strategy at least quarterly. In addition, the full Board receives periodic briefings and education on core concepts and trends that impact our businesses and society as well as regular discussions in the Investment and Risk Committees.

With oversight from the Board of Directors, Prudential has made a commitment to achieve Net Zero emissions by 2050 compared to a 2017 baseline from our primary home office operations including corporate owned and leased office space, data centers, and garages in the United States, Japan, and Brazil, where we have operational control. To accelerate the Company’s longstanding commitment to mitigate the impacts of climate change, we also set an interim goal to become carbon neutral in these offices by 2040.

Human Capital Management and Succession Planning

The Board believes that human capital management and succession planning, including inclusion and diversity, are paramount to the Company’s success and central to our long-term strategy. Our Company’s Corporate Social Responsibility Oversight Committee, comprising Board members and Prudential senior executives, in addition to the full Board, evaluates the Company’s commitment to societal issues, human rights, including inclusion and diversity, and actively suggests policy enhancements.

The Board has primary responsibility for CEO succession planning. In addition, the Board reviews the Company’s “people strategy” in support of its business strategy at least annually and frequently discusses talent issues at its meetings. This includes a detailed discussion of the Company’s global leadership bench and succession plans with a focus on key positions at the senior officer levels. In support of our commitment to talent development, throughout the year, high-potential leaders are given exposure and visibility to Board members through formal presentations and at informal events. This engagement gives the Board insight into the Company’s talent pool and our leaders’ succession plans. More broadly, the Board is regularly updated on key talent indicators for the overall workforce, including diversity, recruiting and development programs.

Preliminary 2022 Consolidated U.S. Employer Information Report (EEO-1)

The summary table below displays Prudential’s U.S. workforce by EEO-1 job category as of January 1, 2023. The preliminary results in the table are supplied in advance of the official EEO-1 filing, which will be filed mid-July 2023.

The EEOC published proposed revisions to the EEO-1 reporting in the Federal Register on November 10, 2022. These changes would take effect for the 2022 EEO-1 Reporting and may materially change the formatting and structure for reporting EEO-1 data.

			Male						Female
JOB CATEGORIES	Hispanic or Latino				Native Hawaiian or Other Pacific Islander			Two or more races			Native Hawaiian or Other Pacific Islander			Two or more races
	Male	Female	White	Black		Asian	Indian		White	Black		Asian	Indian		Total

Executive/Senior Level Officials and Managers	27	11	339	17	0	48	0	3	151	12	0	28	0	3	639

First/Mid-Level Officials and Managers	148	90	2,038	89	3	516	2	35	1,247	128	5	343	4	26	4,674

Professionals	292	315	2,073	273	9	585	5	70	2,470	585	8	559	5	87	7,336

Sales Workers	76	63	471	163	1	22	8	26	310	257	1	19	7	54	1,478

Administrative Support Workers	52	201	233	96	1	16	1	11	743	422	1	51	5	53	1,886

Service Workers	4	4	8	6	0	0	0	0	1	1	0	0	0	0	24

TOTAL	599	684	5,162	644	14	1,187	16	145	4,922	1,405	15	1,000	21	223	16,037

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Corporate Governance

Culture at Prudential

In 2022, we continued to make investments to build and sustain a strong culture. In response to changing dynamics and needs, particularly the move to a hybrid way of working, we used new and existing levers to reinforce our cultural aspirations. We continued to offer opportunities for employees to develop leadership capabilities aligned with our culture by further embedding the beliefs and behaviors expected into existing development opportunities. Additionally, a substantial majority of our employees completed a suite of inclusion trainings. Our eight Business Resource Groups continued to serve as a key driver of our culture through conversations and programming about inclusion. We reinforced these learnings through experiential opportunities with the return to in-person volunteer activities. Our Pru Bono program helped nonprofit organizations solve challenges while providing inclusive leadership development opportunities for our people. Over 200 employees participated, serving 44 nonprofit partners. Collectively, we believe these efforts will continue to foster and maintain a workplace culture where all feel welcomed, valued, and can thrive.

Communication with Directors

Shareholders and other interested parties may communicate with any of the independent directors, including Committee Chairs and the Lead Independent Director, by using the following address:

Prudential Financial, Inc.

Board of Directors

c/o Margaret M. Foran, Chief Governance Officer,

Senior Vice President and Corporate Secretary

751 Broad Street

Newark, NJ 07102

Email: independentdirectors@ prudential.com

The Chief Governance Officer, Senior Vice President and Corporate Secretary of the Company reviews communications to the independent directors and forwards those communications to the independent directors as discussed below. Communications involving substantive accounting or auditing matters will be immediately forwarded to the Chair of the Audit Committee and the Company’s Corporate Chief Ethics Officer consistent with time frames established by the Audit Committee for the receipt of communications dealing with these matters. Communications that pertain to non-financial matters will be forwarded promptly. Items that are unrelated to the duties and responsibilities of the Board will not be forwarded, such as: business solicitations or advertisements; product-related inquiries; junk mail or mass mailings; resumes or other job-related inquiries; or spam and overly or overtly hostile, threatening, potentially illegal or similarly unsuitable communications.

Feedback on Executive Compensation: You can also provide feedback on executive compensation at the following website: www.prudential.com/ executivecomp.

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Corporate Governance

Committees of the Board of Directors

The Board has established various committees to assist in discharging its duties, including: Audit, Compensation, Corporate Governance and Business Ethics, Executive, Finance, Investment and Risk. The primary responsibilities of each of the committees are set forth below, together with their current membership and the number of meetings held in 2022. Committee charters can be found on our website at www.prudential.com/governance. Each member of the Audit, Compensation, and Corporate Governance and Business Ethics Committees has been determined by the Board to be independent for purposes of the NYSE Corporate Governance listing standards. In addition, directors who serve on the Audit Committee and the Compensation Committee meet additional, heightened independence and qualification criteria applicable to directors serving on these committees under the NYSE listing standards.

Committees	Current Members	Description

Audit Committee Meetings in 2022: 11	Martina-Hund Mejean (Chair) Wendy E. Jones Douglas A. Scovanner

The Audit Committee provides oversight of the Company’s accounting and financial reporting and disclosure processes, the adequacy of the systems of disclosure and internal control established by management, and the audit of the Company’s financial statements. The Audit Committee oversees insurance risk and operational risks, risks related to financial controls, and legal, regulatory, cybersecurity and compliance matters, and oversees the overall risk management governance structure and risk management function.

Among other things, the Audit Committee:

(1)  appoints the independent auditor and evaluates its qualifications, independence and performance;

(2)  reviews the audit plans for and results of the independent audit and internal audits; and

(3)  reviews reports related to processes established by management to provide compliance with legal and regulatory requirements.

The Board has determined that all of our Audit Committee members are financially literate and audit committee financial experts as defined by the SEC.

Compensation Committee Meetings in 2022: 7	Michael A. Todman (Chair) Wendy E. Jones Karl J. Krapek

The Compensation Committee oversees the Company’s compensation and benefits policies and programs. For more information on the responsibilities and activities of the Compensation Committee, including the Committee’s processes for determining executive compensation, see the CD&A.

Corporate Governance & Business Ethics Committee Meetings in 2022: 6	Gilbert F. Casellas (Chair) Peter R. Lighte Sandra Pianalto

The Corporate Governance and Business Ethics Committee oversees the Board’s corporate governance procedures and practices, including the recommendations of individuals for the Board, making recommendations to the Board regarding director compensation and overseeing the Company’s ethics and conflict-of-interest policies, its political contributions and lobbying expenses policy, and its strategy and reputation regarding ESG issues, including environmental stewardship, sustainability, climate, human capital management issues, including inclusion and diversity, and corporate social responsibility throughout the Company’s global businesses.

Executive Committee Meetings in 2022: 0	Christine A. Poon (Chair) Gilbert F. Casellas Martina Hund-Mejean Charles F. Lowrey Douglas A. Scovanner Michael A. Todman	The Executive Committee is authorized to exercise the corporate powers of the Company between meetings of the Board, except for those powers reserved to the Board by our By-laws or otherwise.

Finance Committee Meetings in 2022: 5	Christine A. Poon (Chair) Sandra Pianalto Michael A. Todman	The Finance Committee oversees, takes actions, and approves policies with respect to capital, liquidity, borrowing levels, reserves, benefit plan funding and major capital expenditures.

Investment Committee Meetings in 2022: 4	Douglas A. Scovanner (Chair) Peter R. Lighte Christine A. Poon

The Investment Committee oversees and takes actions with respect to the acquisition, management and disposition of invested assets and reviews investment risks and exposures, as well as the investment performance of products and accounts managed on behalf of third parties.

Risk Committee Meetings in 2022: 4	Douglas A. Scovanner (Chair) Gilbert F. Casellas Martina Hund-Mejean Christine A. Poon Michael A. Todman

The Risk Committee oversees the governance of significant risks throughout the enterprise by coordinating the risk oversight functions of each Board committee and seeing that matters are appropriately elevated to the Board.

In addition to the above Committee meetings, the Board held 7 meetings in 2022.

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Corporate Governance

Certain Relationships and Related Party Transactions

The Company has adopted a written Related Party Transaction Approval Policy that applies:

●	to any transaction or series of transactions in which the Company or a subsidiary is a participant;

●	when the amount involved exceeds $120,000; and

●

when a related party (a director or executive officer of the Company, any nominee for director, any shareholder owning an excess of 5% of the total equity of the Company and any immediate family member of any such person) has a direct or indirect material interest (other than solely as a result of being a director or trustee or in any similar position or a less-than-10% beneficial owner of another entity).

The policy is administered by the Corporate Governance and Business Ethics Committee, which will consider relevant facts and circumstances in determining whether or not to approve or ratify such a transaction, and will approve or ratify only those transactions that are, in its judgment, appropriate or desirable under the circumstances.

In the ordinary course of business, we may from time to time engage in transactions with other corporations or financial institutions whose officers or directors are also directors of Prudential Financial. In all cases, these transactions are conducted on an arm’s-length basis. In addition, from time to time executive officers and directors of Prudential Financial may engage in transactions in the ordinary course of business involving services we offer, such as insurance and investment services, on terms similar to those extended to employees of Prudential Financial and its subsidiaries and affiliates generally. The Corporate Governance and Business Ethics Committee has determined that certain types of transactions do not create or involve a direct or indirect material interest, including (i) any sales of financial services or products to a related party in the ordinary course of business on terms and conditions generally available in the marketplace (or at ordinary employee discounts, if applicable) and in accordance with applicable law and (ii) all business relationships between the Company and a 5% shareholder or a business affiliated with a director, director nominee or immediate family member of a director or director nominee made in the ordinary course of business on terms and conditions generally available in the marketplace and in accordance with applicable law.

Pursuant to our policy, the Corporate Governance and Business Ethics Committee determined that one transaction qualifies as a disclosable related party transaction since the beginning of 2022:

Michael F. Falzon, the brother of Robert M. Falzon, our Vice Chairman, is our Vice President, Delivery, Global Technology. In 2022, the total compensation paid to Michael Falzon, including salary, bonus and the grant date value of long-term incentive awards, was less than $685,000. Michael Falzon’s compensation was similar to the compensation of other employees holding equivalent positions.

Policy on Shareholder Rights Plan

We do not have a shareholder rights plan. The Board will obtain shareholder approval prior to adopting a future shareholder rights plan unless the Board, in the exercise of its fiduciary duties, determines that under the circumstances then existing, it would be in the best interests of the Company and our shareholders to adopt a rights plan without prior shareholder approval. If a rights plan is adopted by the Board without prior shareholder approval, the plan must provide that it will expire within one year of adoption unless ratified by shareholders.

Political Contributions and Lobbying Expenditure Oversight and Disclosure

The Corporate Governance and Business Ethics Committee reviews and approves an annual report on political activities, contributions and lobbying expenses. It monitors and evaluates the Company’s ongoing political strategy as it relates to overall public policy objectives for the next year and provides guidance to the Board. We provide on our website a description of our oversight process for political contributions and a summary of Political Action Committee, or PAC, contributions. We also disclose semiannual information on dues, assessments and contributions of $10,000 or more to trade associations and tax-exempt advocacy groups and a summary of Company policies and procedures for political activity. This disclosure is available at www.prudential.com/governance under the heading “Political Activity & Contributions.”

The 2022 CPA-Zicklin Index of Corporate Political Disclosure and Accountability ranked Prudential as a Trendsetter company, the highest distinction. This is the eighth consecutive year that Prudential has been recognized for its disclosure, accountability, and political spending oversight.

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Corporate Governance

Environmental, Sustainability and Corporate Social Responsibility

The Corporate Governance and Business Ethics Committee has oversight of environmental and climate issues and policies. In addition, three of our independent Board members sit on our Corporate Social Responsibility Oversight Committee. This Committee oversees the Company’s social responsibility efforts in impact investing, strategic philanthropy, employee engagement and corporate community involvement. Our 2022 activities in these areas include:

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Item 2 Ratification of the Appointment of the Independent Registered Public Accounting Firm

The Audit Committee of the Board has appointed PricewaterhouseCoopers LLP (“PricewaterhouseCoopers” or “PwC”) as the Company’s independent registered public accounting firm (“independent auditor”) for 2023. We are not required to have the shareholders ratify the selection of PricewaterhouseCoopers as our independent auditor. We are nonetheless doing so because we believe it is a matter of good corporate practice.

If the shareholders do not ratify the selection, the Audit Committee will reconsider whether or not to retain PricewaterhouseCoopers but may nevertheless retain it as the Company’s independent auditor. Even if the selection is ratified, the Audit Committee, in its discretion, may change the appointment at any time during the year if it determines that such a change would be in the best interest of Prudential Financial and its shareholders. Representatives of PricewaterhouseCoopers will be present at the Annual Meeting and will have the opportunity to make a statement and be available to respond to appropriate questions by shareholders.

Fees Paid to PricewaterhouseCoopers

The following is a summary and description of fees for services provided by PricewaterhouseCoopers in 2022 and 2021.

Worldwide Fees (in millions)

Service	2022	2021

Audit (1)	$51	$ 54

Audit-Related (2)	$17	$ 10

Tax (3)	$3	$ 2

All Other	$0	$ 0

Total	$71	$66

(1)

The aggregate fees for professional services rendered for the integrated audit of the consolidated financial statements of Prudential Financial and, as required, audits of various domestic and international subsidiaries, the issuance of comfort letters, attest services required by regulation, consents and assistance with review of documents filed with the Securities and Exchange Commission (“SEC”).

(2)

The aggregate fees for assurance and related services, including internal control and financial compliance reports, attest services not required by regulation, and accounting consultation on new accounting standards, acquisitions and potential financial reporting requirements.

(3)

The aggregate fees for services rendered for tax return preparation, tax advice related to mergers and acquisitions and other international, federal and state projects and requests for rulings. In 2022, tax compliance and preparation fees totaled approximately $1.4 million and tax advisory fees totaled approximately $1.3 million. In 2021, tax compliance and preparation fees totaled approximately $1.3 million and tax advisory fees totaled approximately $0.4 million.

PricewaterhouseCoopers also provides services to domestic and international investment vehicles, not consolidated by Prudential Financial, but which are managed by Prudential Financial. PricewaterhouseCoopers identified fees related to audit, audit-related, tax and all other services paid by these entities of $28 million in 2022 and $27 million in 2021.

The Audit Committee has advised the Board of Directors that in its opinion the non-audit services rendered by PricewaterhouseCoopers during the most recent fiscal year are compatible with maintaining its independence.

PricewaterhouseCoopers has been the Company’s independent auditor since it became a public company in 2001 and prior to that, from 1996.

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Item 2 Ratification of the Appointment of the Independent Registered Public Accounting Firm

In determining whether to reappoint PwC as Prudential Financial’s independent auditor, the Audit Committee annually considers several factors, including:

●  the firm’s independence and objectivity;

●  the firm’s capability and expertise in handling the breadth and complexity of Prudential’s global operations, including the expertise and capability of the Lead Audit Partner;

●  the length of time the firm has been engaged;

●  the extent and quality of the firm’s communications with the Audit Committee;

●  the results of a management survey of PwC’s overall performance;

●  other data related to audit quality and performance, including recent Public Company Accounting Oversight Board (“PCAOB”) inspection reports; and

●  the appropriateness of the firm’s fees, both on an absolute basis and as compared with the Company’s peers.

In accordance with SEC rules, independent audit partners are subject to rotation requirements limiting their number of consecutive years of service to our Company to no more than five. As a result, in 2021, Prudential’s Audit Committee oversaw a rigorous process of selecting a new Lead Audit Partner with PwC. PwC provided a list of qualified potential lead audit partners and the candidates were assessed based on their related experience and industry expertise. Interviews were conducted by senior management and the Audit Committee Chair met with and interviewed the final candidate. The new Lead Audit Partner selected was approved by the Audit Committee and assumed oversight of the external audit of Prudential Financial effective for the 2022 audit.

Audit Committee Pre-Approval Policies and Procedures

The Audit Committee has established a policy requiring its pre-approval of all audit and permissible non-audit services provided by the independent auditor. The policy identifies the guiding principles that must be considered by the Audit Committee in approving services so that the independent auditor’s independence is not impaired; describes the Audit, Audit-Related, Tax and All Other services that may be provided and the non-audit services that may not be performed; and sets forth the pre-approval requirements for all permitted services. The policy provides for the general pre-approval of specific types of Audit, Audit-Related and Tax services and a limited fee estimate range for such services on an annual basis. The policy requires specific pre-approval of all other permitted services. The independent auditor is required to report periodically to the Audit Committee regarding the extent of services provided in accordance with their pre-approval and the fees for the services performed to date. The Audit Committee’s policy delegates to its Chair the authority to address requests for pre-approval of services with fees up to a maximum of $250,000 between Audit Committee meetings if the Company’s Chief Auditor deems it reasonably necessary to begin the services before the next scheduled meeting of the Audit Committee. Any pre-approval decisions must be reported to the Audit Committee at its next scheduled meeting. The Audit Committee may not delegate to management the Audit Committee’s responsibility to pre-approve permitted services of the independent auditor.

All Audit, Audit-Related, Tax and Other services described above were approved by the Audit Committee in accordance with this policy.

The Board of Directors recommends that shareholders vote “FOR” ratification of the appointment of PricewaterhouseCoopers as the Company’s Independent Auditor for 2023.

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS AND 2023 PROXY STATEMENT	27

Item 2 Ratification of the Appointment of the Independent Registered Public Accounting Firm

Report of The Audit Committee

Three independent directors comprise the Audit Committee. The Committee operates under a written charter adopted by the Board.

In addition, the Board has determined that all of the Audit Committee members, Mr. Scovanner and Mses. Hund-Mejean and Jones, satisfy the financial expertise requirements of the NYSE and that each of Mr. Scovanner and Mses. Hund-Mejean and Jones has the requisite experience to be designated an audit committee financial expert as that term is defined by rules of the SEC.

Management is responsible for the preparation, presentation, and integrity of the financial statements of Prudential Financial and for maintaining appropriate accounting and financial reporting policies and practices, as well as internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Prudential Financial’s independent auditor, PricewaterhouseCoopers, is responsible for auditing the consolidated financial statements of Prudential Financial and expressing an opinion as to their conformity with generally accepted accounting principles, as well as expressing an opinion on the effectiveness of internal control over financial reporting in accordance with the requirements of the PCAOB.

In performing its oversight function, the Audit Committee reviewed and discussed the audited consolidated financial statements of Prudential Financial as of and for the year ended December 31, 2022, and Management’s Annual Report on Internal Control Over Financial Reporting with management and Prudential Financial’s independent auditor. The Audit Committee also discussed with Prudential Financial’s independent auditor matters required under the rules adopted by the PCAOB and the SEC, including the independent auditor’s communication of its Audit Report to the Audit Committee. This report includes critical audit matters, which are audit matters that were communicated or required to be communicated to the Audit Committee relating to accounts or disclosures that are material to Prudential Financial’s financial statements and that involved especially challenging, subjective or complex auditor judgment.

The Audit Committee received from the independent auditor the written disclosures and letters required by applicable requirements of the PCAOB regarding the independent auditor’s communications with the Audit Committee concerning independence and has discussed with the independent auditor its independence.

The Audit Committee has discussed with, and received regular status reports from, Prudential Financial’s Chief Auditor and independent auditor on the overall scope and plans for their audits of Prudential Financial, including their scope and plans for evaluating the effectiveness of internal control over financial reporting. The Audit Committee meets with the Chief Auditor and the independent auditor, with and without management present, to discuss the results of their respective audits, in addition to private meetings with the Chief Financial Officer, Chief Risk Officer, General Counsel, Chief Actuary and Chief Compliance & Ethics Officer. In determining whether to reappoint PricewaterhouseCoopers as Prudential Financial’s independent auditor, the Audit Committee took into consideration a number of factors, including the firm’s independence and objectivity, PwC’s capability and expertise in handling the breadth and complexity of Prudential’s global operations, including the expertise and capability of the Lead Audit Partner, the length of time the firm has been engaged, as well as historical and recent performance, including the extent and quality of PwC’s communications with the Audit Committee, the results of a management survey of PwC’s overall performance and other data related to audit quality and performance, including recent PCAOB inspection reports on the firm, and the appropriateness of PwC’s fees, both on an absolute basis and as compared with Prudential Financial’s peers.

Based on the reports and discussions described in this report and subject to the limitations on the roles and responsibilities of the Audit Committee referred to above and in its Charter, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements of Prudential Financial and Management’s Annual Report on Internal Control Over Financial Reporting be included in the Annual Report on Form 10-K for the fiscal year ended December 31, 2022 for filing with the SEC.

The Audit Committee

Martina Hund-Mejean (Chair)

Wendy E. Jones

Douglas A. Scovanner

28	NOTICE OF ANNUAL MEETING OF SHAREHOLDERS AND 2023 PROXY STATEMENT

Item 3 Advisory Vote to Approve Named Executive Officer Compensation

The Board is committed to excellence in governance and recognizes our shareholders’ interest in our executive compensation program. As a part of that commitment, and in accordance with SEC rules, our shareholders are being asked to approve a nonbinding advisory resolution on the compensation of our named executive officers, as reported in this Proxy Statement. This proposal, commonly known as a “Say on Pay” proposal, gives shareholders the opportunity to endorse or not endorse our 2022 executive compensation program and policies for our named executive officers through the following resolution:

RESOLVED, that the shareholders of Prudential approve, on an advisory basis, the compensation of the Company’s named executive officers set forth in the Compensation Discussion and Analysis, the Summary Compensation Table and the related compensation tables and narrative in this Proxy Statement.

This vote is not intended to address any specific item of compensation, but rather our overall compensation policies and practices relating to our named executive officers. Accordingly, your vote will not directly affect or otherwise limit any existing compensation or award arrangement of any of our named executive officers. Because your vote is advisory, it will not be binding upon the Board. The Board and the Compensation Committee will, however, as they have done in prior years, take into account the outcome of the “Say on Pay” vote when considering future compensation arrangements.

The Board has adopted a policy providing for annual “Say on Pay” votes. Accordingly, subject to the outcome of Item 4 and any related decision of the Board, the next “Say on Pay” vote will occur in 2024.

The Board of Directors recommends that shareholders vote “FOR” the advisory vote to approve our named executive officer compensation.

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS AND 2023 PROXY STATEMENT	29

Item 4 Advisory Vote on the Frequency of Future Advisory Votes to Approve Named Executive Officer Compensation

As described in Item 3, our shareholders are being asked to vote to approve the compensation of our named executive officers, as reported in this Proxy Statement. In accordance with SEC rules, Item 4 gives you the opportunity to cast a non-binding vote on how often the Company should include an advisory vote on named executive compensation in its proxy materials for future annual or other meetings for which the Company must include executive compensation information. Shareholders may vote to have the advisory vote on executive compensation every one year, every two years, or every three years. Shareholders may also abstain from voting.

The Board believes that these votes should occur every year so shareholders may annually express their views on our executive compensation program. The Company has been providing an advisory vote on executive compensation on an annual basis. The Board values the opportunity to receive feedback and will continue to consider the outcome of these votes in making executive compensation decisions.

The Board of Directors recommends that shareholders vote for every “1 YEAR” on the frequency of future advisory votes to approve named executive officer compensation.

30	NOTICE OF ANNUAL MEETING OF SHAREHOLDERS AND 2023 PROXY STATEMENT

Item 5 Shareholder Proposal Regarding an Independent Board Chairman

In accordance with SEC rules, we have set forth below a shareholder proposal, along with the supporting statement of the shareholder proponent. The Company is not responsible for any inaccuracies it may contain. As explained below, our Board unanimously recommends that you vote “AGAINST” the shareholder proposal.

John Chevedden, 2215 Nelson Avenue, No. 205, Redondo Beach, California, 90278, beneficial owner of 50 shares of Common Stock, is the proponent of the following shareholder proposal. The proponent has advised us that a representative will present the proposal and related supporting statement at the Annual Meeting.

Proposal 5—Independent Board Chairman

Shareholders request that the Board of Directors adopt an enduring policy, and amend the governing documents as necessary in order that 2 separate people hold the office of the Chairman and the office of the CEO.

Whenever possible, the Chairman of the Board shall be an Independent Director.

The Board has the discretion to select a Temporary Chairman of the Board who is not an Independent Director to serve while the Board is seeking an Independent Chairman of the Board on an expedited basis.

Although it is a best practice to adopt this policy soon this policy could be phased in when there is a contract renewal for our current CEO or for the next CEO transition.

This proposal topic received 40%-support at Prudential in 2018 and this increased substantially to 47%-support in 2020. This 47%-support likely represented a resounding majority vote from the shareholders who had access to independent proxy voting advice and make the most informed voting decisions of all shareholders.

It is more important to have an independent Chairman of the Board when there is a weak Lead Director. Lead Director Mr. Thomas Baltimore was rejected by 33% of shares in 2019 and 2020 and rejected by 30% of shares in 2022. Mr. Charles Lowrey, Prudential Chairman and CEO, again received the most against votes after Mr. Baltimore in 2022.

A Lead Director is no substitute for an independent Board Chairman. According to the Prudential Governance Principles the Prudential Lead Directors lacks in having exclusive powers. For instance these powers are shared with others:

●	Is one of the persons who can a call a meeting of some of the directors.

●	Is one of the persons who facilitates communication between the Chairman and independent directors.

●	Is one of the persons who approves information sent to the board after the information is prepared.

●	Is one of the persons who approves Board meeting agendas after agendas are prepared.

●	Is one of the persons who approves meeting schedules after schedules are prepared but only to make sure there is sufficient time.

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS AND 2023 PROXY STATEMENT	31

Item 5 Shareholder Proposal Regarding an Independent Board Chairman

When the Lead Director shares roles with others it means that the Lead Director may need to do little or nothing in those roles in a given year.

Plus management fails to give shareholders enough information on this topic to make a more informed decision. There is no comparison of the exclusive powers of the Office of the Chairman and the exclusive powers of the Lead Director.

The ascending complexities of a company with $35 Billion in market capitalization, like Prudential, increasingly demand that 2 persons fill the 2 most important jobs at Prudential on an enduring basis – Chairman and CEO

Please vote yes: Independent Board Chairman — Proposal 5

32	NOTICE OF ANNUAL MEETING OF SHAREHOLDERS AND 2023 PROXY STATEMENT

Item 5 Shareholder Proposal Regarding an Independent Board Chairman

Board of Directors’ Statement in Opposition to the Proposal

Your Board recommends a vote against this proposal because it believes that it is in the best interest of our shareholders for the Board to have flexibility to determine the best person to serve as Board Chair, whether that person is an independent director or the CEO. Every year, the Governance Committee reviews and makes a recommendation on the appropriate governance framework for Board leadership. The Committee takes into consideration governance best practices, the facts and circumstances of our Board and feedback that we receive from our shareholders. Specifically, our Board proactively asks for feedback from our shareholders and regularly meets with our shareholders in various settings. In 2022, directors, as well as the Company’s Chief Governance Officer, engaged with investors regarding many issues, including our Board leadership structure. This feedback was presented to the Board. Many of our shareholders expressed the opinion that there is no “one size fits all” solution and that the Board’s fiduciary responsibility is best fulfilled by retaining the flexibility to choose the most effective leadership structure for the particular set of facts facing the Company at any point in time. In 2017, 2018, 2020 and 2021, a majority of the votes were cast against proposals that would mandate the Company’s leadership structure and eliminate Board discretion. The Governance Committee has most recently determined that Board leadership is best provided through the combination of a unified Chair and CEO, a clearly defined and significant Lead Independent Director role, active and strong committee chairs, and independent-minded, skilled, engaged, diverse and committed directors.

Prudential operates within the constructs of a highly regulated industry. Increased regulatory risk and the transformational changes in the industry creates complexity for both regulators and insurers. Our Board believes communicating the Company’s sophisticated risk management programs and applicable regulatory frameworks requires the dedicated time, operational knowledge and expertise of our Chairman and Chief Executive Officer to interact directly and effectively with industry regulators.

Our Board believes that its current structure and governance policies allows itself to provide effective oversight of management. Our Lead Independent Director is elected annually by independent directors of the Board to serve a term of no longer than three years. In addition, the Lead Independent Director has significant responsibilities that are described in detail in this Proxy Statement, including approval of all Board agendas and information sent to the Board, shareholder engagement, oversight of the annual Board evaluation process by an independent third party, Board refreshment and succession planning, and guiding the Board’s overall governance processes. In addition, we have posted videos of several of our Directors, who speak on various topics that are critical to the Board. We also refer you to the Lead Independent Director’s letter, which is contained in this Proxy Statement, as well as the Lead Independent Director Charter at www.prudential.com/governance. The skills, experience, dedication, and time commitment of our Lead Independent Director all make her well-qualified to serve in this role.

Therefore, Your Board Recommends That You Vote “AGAINST” This Proposal.

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS AND 2023 PROXY STATEMENT	33

Voting Securities and Principal Holders

Beneficial Ownership

The following table shows those entities that are the beneficial owners of more than 5% of the Company’s Common Stock:

Name and Address of Beneficial Owner	Amount and Nature	Percent of Class

BlackRock, Inc. 55 East 52nd Street New York, NY 10055	33,259,797(1)	9.0%

The Vanguard Group 100 Vanguard Boulevard Malvern, PA 19355	31,611,999(2)	8.59%

(1)	Based on information as of December 31, 2022 contained in a Schedule 13G/A filed with the SEC on January 25, 2023 by BlackRock, Inc. The
Schedule 13G/A indicates that BlackRock, Inc. has sole dispositive power with respect to all of the shares, sole voting power with respect to 29,991,885 of the shares, and shared dispositive and voting power with respect to none of the shares.

(2)	Based on information as of December 31, 2022 contained in a Schedule 13G/A filed with the SEC on February 9, 2023 by The Vanguard Group.

The Schedule 13G/A indicates that The Vanguard Group has sole dispositive power with respect to 30,028,378 of the shares, shared dispositive power with respect to 1,583,621 of the shares, sole voting power with respect to none of the shares, and shared voting power with respect to 536,413 of the shares.

To our knowledge, except as noted above, no person or entity is the beneficial owner of more than 5% of our Common Stock.

The following table sets forth information regarding the beneficial ownership of our Common Stock as of March 10, 2023, by:

●	each Director and Named Executive Officer; and

●	all current Directors and Executive Officers of Prudential Financial as a group.

Name of Beneficial Owner	Common Stock		Number of Shares Subject to Exercisable Options	Total Number of Shares Beneficially Owned[1]	Director Deferred Stock Units / Additional Underlying Units[2,3,4]	Total Shares Beneficially Owned Plus Underlying Units

Thomas J. Baltimore	500			500	74,650	75,150

Gilbert F. Casellas	500			500	37,919	38,419

Martina Hund-Mejean	128			128	32,146	32,274

Wendy Jones	1,000			1,000	5,994	6,994

Karl J. Krapek	38,455			38,455	1,494	39,949

Peter R. Lighte	80			80	17,279	17,359

Sandra Pianalto	451			451	16,736	17,187

Christine A. Poon	11,583			11,583	16,483	28,066

Douglas A. Scovanner	16,091			16,091	22,696	38,787

Michael A. Todman	3,325			3,325	17,279	20,604

Charles F. Lowrey	119,365		244,410	363,775	335,968	699,743

Robert M. Falzon	149,836	[5]	195,977	345,813	268,365	614,178

Scott G. Sleyster	96,363		157,799	254,162	138,258	392,420

Andrew F. Sullivan	12,632		34,073	46,705	132,063	178,768

Kenneth Y. Tanji	47,203		83,509	130,712	103,712	234,424

All directors and executive officers as a group (20 persons)	565,018		803,116	1,368,134	1,477,059	2,845,193

[1]	Individual directors and executive officers as well as all directors and executive officers as a group beneficially own less than 1% of the shares of Common Stock outstanding, as of March 10, 2023.

[2]

Includes the following number of shares or share equivalents in deferred units through the Deferred Compensation Plan for Non-Employee Directors and the Prudential Insurance Company of America Deferred Compensation Plan, as to which no voting or investment power exists: Mr. Baltimore, 74,650; Mr. Casellas, 37,919; Ms. Hund-Mejean, 32,146; Ms. Jones, 5,994; Mr. Krapek, 1,494; Mr. Lighte, 17,279; Ms. Pianalto, 16,736; Ms. Poon, 16,483; Mr. Scovanner, 22,696; Mr. Todman, 17,279; Mr. Sleyster, 17,377; and Mr. Sullivan, 5,372.

[3]

Includes the following shares representing the target number of shares to be received upon the attainment of certain Company performance goals under the performance shares program described under “Compensation Discussion and Analysis”: Mr. Lowrey, 275,760; Mr. Falzon, 220,240; Mr. Sleyster, 99,681; Mr. Sullivan, 104,038; and Mr. Tanji, 84,826.

[4]	Includes the following unvested restricted stock units: Mr. Lowrey, 60,208; Mr. Falzon, 48,125; Mr. Sleyster, 21,200; Mr. Sullivan, 22,653; and Mr. Tanji, 18,886.

[5]	Includes 1,100 shares held by The Falzon Family Private Foundation.

34	NOTICE OF ANNUAL MEETING OF SHAREHOLDERS AND 2023 PROXY STATEMENT

Delinquent Section 16(a) Reports

Each Director and executive officer of the Company and any greater than 10% beneficial owner of Common Stock is required to report to the SEC, by a specified date, his or her transactions involving our Common Stock. Based solely on a review of the copies of reports furnished to the Company and written representations that no other reports were required to be filed, the Company believes that for transactions during 2022 all reports required by Section 16(a) were timely filed, except that a report for Thomas Baltimore, Director, regarding his quarterly equity compensation payment was late due to an administrative oversight.

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS AND 2023 PROXY STATEMENT	35

Compensation of Directors

The Corporate Governance and Business Ethics Committee reviews the compensation of our nonemployee directors periodically (generally every three years) and recommends changes to the Board when it deems appropriate.

The following table describes the components of the nonemployee directors’ compensation for 2022:

Compensation Element	Director Compensation Program

Annual Cash Retainer	$150,000, which may be deferred, at the director’s option

Annual Equity Retainer	$150,000 in restricted stock units that vest after one year (or, if earlier, on the date of the next Annual Meeting)

Board and Committee Fees	None

Chair Fee	$35,000 for the Audit and Risk Committees $30,000 for the Compensation Committee $20,000 for all other committees(1)

Lead Independent Director Fee	$50,000

Meeting Fee for Members of the Company’s Corporate Social Responsibility Oversight Committee(2)	$1,250 per meeting (fee contingent on meeting attendance)

New Director Equity Award (one-time grant)	$150,000 in restricted stock units that vest after one year

Stock Ownership Guideline	Ownership of Common Stock or deferred stock units that have a value equivalent to six times the annual cash retainer to be satisfied within six years of joining the Board(3)

(1)	Includes other standing committees and any non-standing committee of the Board that may be established from time to time, but excludes the Executive Committee.

(2)

This is a committee comprising members of management and the Board. This committee typically meets on a separate day following the Board and Board committee meetings. The nonemployee directors on this committee currently consist of Messrs. Casellas and Lighte and Ms. Pianalto. The Corporate Social Responsibility Oversight Committee met three times in 2022.

(3)

As of December 31, 2022, each of our nonemployee directors satisfied this guideline, with the exception of Ms. Jones, who joined the Board in January 2021. Ms. Jones has six years from the date she joined the Board to fulfill the stock ownership requirement. For purposes of the stock ownership guideline, once a nonemployee director satisfies his or her stock ownership level, the director will be deemed to continue to satisfy the guideline without regard to fluctuation in the value of the Common Stock owned by the director.

We maintain a Deferred Compensation Plan for Nonemployee Directors (the “Plan”). Since 2011, 50% of the annual Board and committee retainer has been awarded in restricted stock units that vest after one year (or if earlier, on the date of the next Annual Meeting). A nonemployee director can elect to invest any cash or vested equity in accounts under the Plan that replicate investments in either shares of our Common Stock or the Fixed Rate Fund. The Fixed Rate Fund accrues interest in the same manner as funds invested in the Fixed Rate Fund offered under the Prudential Employee Savings Plan (“PESP”). As elected by the director, the Plan provides for distributions to commence upon or following termination of Board service or while a director remains on the Board.

Each director receives dividend equivalents on the restricted stock units contained in his or her deferral account under the Plan, which are equal in value to the dividends paid on our Common Stock. The dividend equivalents credited to the account are then reinvested in the form of additional stock units.

Under our director compensation program, if a nonemployee director satisfies the stock ownership guideline, the restricted stock units granted as the annual equity retainer are payable upon vesting in cash or shares of our Common Stock (at the director’s option) and may be deferred beyond vesting at the director’s election. If a director does not satisfy the stock ownership guideline, the restricted stock units are automatically deferred until termination of Board service.

36	NOTICE OF ANNUAL MEETING OF SHAREHOLDERS AND 2023 PROXY STATEMENT

Compensation of Directors

2022 Director Compensation Table

	Fees Earned or Paid in

Name	Cash($)	Stock Awards($)(1)	All Other Compensation($)(2)	Total($)

Thomas J. Baltimore(3)	$170,000	$0		$170,000

Gilbert F. Casellas	$173,750	$150,000		$323,750

Martina Hund-Mejean	$185,000	$150,000	$5,000	$340,000

Wendy E. Jones	$150,000	$150,000	$5,000	$305,000

Karl J. Krapek	$150,000	$150,000		$300,000

Peter R. Lighte	$153,750	$150,000	$5,000	$308,750

George Paz(4)	$112,500	$0		$112,500

Sandra Pianalto	$153,750	$150,000	$5,000	$308,750

Christine A. Poon	$220,000	$150,000		$370,000

Douglas A. Scovanner	$185,000	$150,000		$335,000

Michael A. Todman	$180,000	$150,000		$330,000

(1)

Represents amounts that are in units of our Common Stock. The amounts reported represent the aggregate grant date fair value of the restricted stock units granted during the fiscal year, as calculated under the Financial Accounting Standards Board’s Accounting Codification Topic 718 (“ASC Topic 718”). Under ASC Topic 718, the grant date fair value is calculated using the closing market price of our Common Stock on the date of grant, which is then recognized, subject to market value changes, over the requisite service period of the award. The aggregate balance in each of the nonemployee directors’ accounts in the Deferred Compensation Plan denominated in units (which includes all deferrals from prior years and earned units deferred in 2022) and their value as of December 30, 2022 were as follows: Mr. Baltimore: 75,760 and $7,535,090; Mr. Casellas: 37,919 and $3,771,424; Ms. Hund-Mejean: 32,146 and $3,197,241; Ms. Jones: 5,994 and $596,163; Mr. Krapek: 7,620 and $757,885; Mr. Lighte: 17,279 and $1,718,569; Mr. Paz: 17,088 and $1,699,572; Ms. Pianalto: 16,736 and $1,664,563; Ms. Poon: 16,483 and $1,639,399; Mr. Scovanner: 24,393 and $2,426,128; and Mr. Todman: 17,279 and $1,718,569.

(2)	Amounts represent matching charitable contributions.

(3)	Mr. Baltimore was granted a $150,000 Stock Award but left the Board prior to vesting.

(4)	Mr. Paz passed away on October 23, 2022.

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS AND 2023 PROXY STATEMENT	37

Compensation Discussion and Analysis

In this section, we describe the material components of our executive compensation program for our NEOs, whose compensation is set forth in the 2022 Summary Compensation Table and other compensation tables contained in this Proxy Statement. We also provide an overview of our executive compensation philosophy and our executive compensation program. In addition, we explain how and why the Compensation Committee of our Board (the “Committee”) arrived at the specific compensation decisions involving the NEOs for 2022.

2022 Named Executive Officers (NEOs) For the purposes of this CD&A, the Summary Compensation Table, and other tables set forth in this Proxy Statement, our NEOs for the 2022 fiscal year were:

Charles F. Lowrey	Kenneth Y. Tanji	Robert M. Falzon	Scott G. Sleyster(1)	Andrew F. Sullivan(2)
Chairman & CEO	Executive Vice President & CFO	Vice Chairman	Executive Vice President, Market Competitiveness	Executive Vice President, Head of International Businesses and PGIM

   (1) Mr. Sleyster was appointed to the role effective January 1, 2023. He previsouly served as the Company’s Executive Vice President and Head of International Businesses.

   (2) Mr. Sullivan was appointed to the role effective January 1, 2023. He previously served as the Company’s Executive Vice President and Head of U.S. Businesses.

Compensation Highlights

●	Alignment of Incentive Plans with Strategic Priorities. We exceeded the cost savings target in our 2022 Annual Incentive Program by $93 million, contributing to the early achievement and outperformance of our original multi-year run-rate savings objective. As we continue to transform our business for sustainable growth, we are introducing two new metrics into the 2023 Annual Incentive Program focused on our strategic priorities: Operating Expense and Customer Experience.

●	Inclusion and Diversity Performance Modifier. Our senior leadership remains committed to improve diverse representation, reinforced by the use of a modifier within our 2021-2023 Long-Term Incentive Program with multiple diversity goals, including an emphasis on Black and LatinX representation, and additional focus on improving the lived experience of our Black colleagues.
●	Pay for Performance. Each of our NEOs received an annual incentive award of 112.1% of his target, consistent with the company performance factor of 1.121, while the Performance Shares component of our 2020-2022 Long-Term Incentive Program delivered less than the target number of shares (89.8%), corresponding to less strong ROE performance over the 2020-2022 period.
●	Performance Emphasis in Pay Mix. On average, 91% of our NEOs’ total direct compensation for 2022 was performance based.

●	Ensuring Market Competitiveness. Target compensation levels are increasing for our NEOs in 2023, guided by a review of market competitiveness versus their external peers.

38	NOTICE OF ANNUAL MEETING OF SHAREHOLDERS AND 2023 PROXY STATEMENT

Compensation Discussion and Analysis

2022 NEOs’ Total Direct Compensation at a Glance

($ in thousands)

The following illustrations depict the amount and mix of pay delivered to our CEO and other NEOs for the 2022 performance year, including salary as of year-end and incentive awards granted in February 2023 for 2022 performance.

(1) Represents averages for the NEOs as a group, excluding Mr. Lowrey.

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS AND 2023 PROXY STATEMENT	39

Compensation Discussion and Analysis

What We Do

- **Establish target and maximum awards** under our Annual Incentive Program.
- **Establish target awards** in our Long-Term Incentive Program.
- **Apply a formulaic framework** based on the Company's financial results relative to pre-established targets for each incentive program.
- **Exercise limited or no discretion** to increase formulaic incentive compensation awards.
- **Use balanced performance metrics** for annual incentive and performance share awards that consider both the Company's absolute performance and its relative performance versus peers.
- **Rigorous goal setting** aligned to our pre-established annual and multiyear financial targets.
- **On average, more than 90% of our NEOs' target total direct compensation is performance based.**
- **Impose stock ownership requirements and retention of 50% of equity-based awards.**
- **Maintain a clawback policy** covering all executive officer incentive-based awards for material financial restatements and misconduct.
- **Limit perquisites** to items that serve a reasonable business purpose.
- **Closely monitor risks** associated with our compensation programs and individual compensation decisions to confirm that they do not encourage excessive risk-taking.
- **Tie long-term diversity improvement to our performance share awards.**

What We Don't Do

- CEO participation in our severance plan.
- Executive officer severance payments and benefits exceeding 2.99 times salary and cash bonus without shareholder approval.
- Excise tax "gross-ups" in connection with a change in control.
- Discounting, reloading or repricing of stock options without shareholder approval.
- Automatic "Single-trigger" accelerated vesting of equity-based awards upon a change in control.
- Multiyear guaranteed incentive awards for executive officers.
- Employment agreements with NEOs.
- Permit Employee hedging or pledging of Company securities.

Consideration of Most Recent “Say on Pay” Vote

Following our 2022 Annual Meeting of Shareholders, the Committee reviewed the results of the shareholder advisory vote on NEO compensation (the “Say on Pay” Vote) that was held at the meeting with respect to the 2021 compensation actions and decisions for Mr. Lowrey and the other NEOs. Approximately 93.6% of the votes cast on the proposal were voted in support of the compensation of our NEOs. After careful consideration, and given the recent extensive changes we have made, the Committee did not make any changes to our executive compensation program and policies as a result of the most recent Say on Pay vote.

93.6% of the votes cast on the proposal were voted in support of the compensation of our NEOs.

Opportunity for Shareholder Feedback

The Committee carefully considers feedback from our shareholders regarding our executive compensation program. Shareholders are invited to express their views to the Committee as described under “Communication with Directors” in this Proxy Statement. In addition, the advisory vote on the compensation of our NEOs provides shareholders with an opportunity to communicate their views on our executive compensation program.

You should read this CD&A in conjunction with the advisory vote that we are conducting on the compensation of our NEOs (see “Item 3—Advisory Vote to Approve Named Executive Officer Compensation”). This CD&A, as well as the accompanying compensation tables, contains information that is relevant to your voting decision.

40	NOTICE OF ANNUAL MEETING OF SHAREHOLDERS AND 2023 PROXY STATEMENT

Compensation Discussion and Analysis

Philosophy and Objectives of Our Executive Compensation Program

The philosophy underlying our executive compensation program is to provide an attractive, flexible, and market-based total compensation program tied to performance and aligned with the interests of our shareholders. Our objective is to recruit and retain the caliber of executive officers and other key employees necessary to deliver sustained high performance to our shareholders, customers, and communities. Our executive compensation program is an important component of these overall human resources policies. Equally important, we view compensation practices as a means for communicating our goals and standards of conduct and performance and for motivating and rewarding employees in relation to their achievements.

Overall, the same principles that govern the compensation of all our salaried employees apply to the compensation of our executive officers. Within this framework, we observe the following principles:

●	Hire and retain top-caliber executives: Executive officers should have base salaries and employee benefits that are market-competitive and that facilitate hiring and retention of world-class talent in our critical roles and high-caliber individuals at all levels;

●	Pay for performance: A significant portion of the compensation of our executive officers should vary with business performance and each individual’s contribution to that performance;
●	Reward long-term growth and profitability: Executive officers should be rewarded for achieving long-term results;

●	Align compensation with shareholder interests: The interests of our executive officers should be linked with those of our shareholders through the risks and rewards of the ownership of our Common Stock; and

●	Reinforce succession planning process: The overall compensation program for our executive officers should reinforce our robust succession planning process.

Incentive Compensation Programs

To create a strong link between our incentive compensation opportunities and our short-term and longer-term objectives, we use two specific programs: our Annual Incentive Program and our Long-Term Incentive Program. Each year we review the metrics and design of both programs to ensure they are closely linked to our evolving business strategy, are easily understood by employees, and are aligned with shareholder interests.

●

Annual Incentive Program. Our Annual Incentive Program is designed to reward strong financial and operational performance that furthers our short-term strategic objectives. For 2022, financial and operational performance was determined based on the following three equally weighted annual performance metrics:

–	EPS as compared to our pre-established EPS target;

–	ROE relative to the median ROE of the Performance Peer Group; and

–	Cost savings, on a run-rate basis, from our transformation initiatives as compared to a pre-established target.

For 2023, the Committee has incorporated new metrics to support our strategic priorities. In addition to EPS and relative ROE, performance will also be determined based on Operating Expense and Customer Experience metrics, in support of our growth strategy through the reinforcement of expense management discipline and enhanced customer and client experiences.

●

Long-Term Incentive Program. Our Long-Term Incentive Program ties the majority of our executives’ target total compensation to the achievement of our multiyear financial results and other goals related to long-term value creation. For grants made in February 2022 and February 2023, we awarded:

–	performance shares that reward the achievement of our ROE performance versus our peers, increases in adjusted book value per share (“BVPS”) and increases in the market value of our Common Stock; and

–	restricted stock units (“RSUs”) that reward increases in the market value of our Common Stock.

Inclusion and Diversity

We view inclusion and dimensions of diversity as a moral and business imperative and a long-standing source of competitive advantage. As such, we also include goals related to our commitments to advance inclusion, diversity, and racial equity as metrics within grants of performance shares in certain years. This inclusion and diversity metric applies a modifier of plus or minus 10% to our Company performance results.

The performance shares granted to all U.S.-based recipients in February 2021 (with a performance period of 2021 to 2023) contain an inclusion and diversity modifier that holds Prudential leaders accountable to advance diverse representation across our organization and improve the lived experience of our Black colleagues.

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Compensation Discussion and Analysis

Compensation Peer Group

The Committee uses compensation data compiled from a group of peer companies in the insurance, asset management, and other diversified financial services industries generally selected from the S&P 500 Financials index (the “Compensation Peer Group”). The Committee periodically reviews and updates the Compensation Peer Group, as necessary, upon recommendation of its compensation consultant. We believe the Compensation Peer Group represents the industries with which we currently compete for executive talent.

Although included within the broad financial services sector, we exclude from the Compensation Peer Group companies such as property and casualty insurers and investment banking firms that predominantly offer different products, have substantially different business models and with whom we have less direct competition for executive talent.

Our Compensation Peer Group was unchanged in 2022, consisting of the following 20 companies:

North American Life Insurance Companies	Consumer Finance Companies	Asset Management and Custody Banks	Diversified Banks
● AFLAC, Inc. ● Lincoln National ● Manulife Financial Corporation ● MetLife, Inc. ● Principal Financial Group ● Sun Life Financial Inc.	● American Express Company ● Capital One Financial Corporation	● Ameriprise Financial, Inc. ● The Bank of New York Mellon Corporation ● BlackRock, Inc. ● Franklin Resources, Inc. ● Northern Trust Corporation ● State Street Corporation	● Bank of America Corporation ● Citigroup Inc. ● JPMorgan Chase & Co. ● PNC Financial Services Group, Inc. ● U.S. Bancorp ● Wells Fargo & Company

Performance Peer Group

ROE performance versus peers is a key performance measure under our Annual Incentive Program and our Performance Shares Program. Beginning with the 2021 performance year, we measured our relative ROE performance against a group of our competitors in the current marketplace, shown below. Starting with the 2023 performance year, the Committee has determined that the ROE performance of Equitable Holdings is not relevant for comparative purposes and has therefore removed them from the Performance Peer Group.

● AFLAC, Inc. ● American Equity Investment Life Insurance Co. ● Brighthouse Financial ● CNO Financial Group	● Equitable Holdings ● Globe Life ● Lincoln National ● MetLife, Inc.	● Principal Financial Group ● Reinsurance Group of America ● Unum Group ● Voya Financial

Use of Competitive Data

The Committee relies on various sources of compensation information to ascertain the competitive market for our executive officers, including the NEOs.

To assess the competitiveness of our executive compensation program, we analyze peer group compensation data obtained from proxy materials, as well as survey data provided by national compensation consulting firms, such as WTW, McLagan Partners and Mercer. As part of this process, we measure pay levels within each compensation component and in the aggregate. We also review market practices related to pay mix, incentive program design, and other compensation-related policies and practices.

The Committee reviews the compensation of the executives in our Compensation Peer Group at least once per year. A broad range of data is considered for the Committee to ascertain whether the NEOs are appropriately positioned above or below the median to properly reflect various factors, such as our performance, the unique characteristics of each position, and applicable succession and retention considerations.

Generally, differences in the levels of total direct compensation among the NEOs are driven by tenure and an established track record of performance in their current and prior roles, along with the scope of their responsibilities, differences in the competitive market pay range for similar positions, and considerations of internal equity.

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Compensation Discussion and Analysis

How We Make Compensation Decisions

In addition to rigorous policies, which are structured to create a strong and direct link between pay and performance, we are committed to protect and further our shareholders’ interests. Feedback obtained each year through engagement with our shareholders is incorporated into compensation-related decision-making. Our pay governance processes hold the three independent directors who comprise the Committee responsible for the oversight and approval of various activities and decisions.(1) These activities and decisions are guided by the recommendations and advice of both management (including our CEO, Chief Human Resources Officer, and the Executive Leadership Team (“ELT”)) and the Committee’s independent executive compensation consultant (FW Cook), as outlined below:

Activity	Levels Impacted	Management’s Role	Compensation Consultant’s Role

Set Competitive Target Compensation	CEO / Vice Chair	None(2)	Recommend
	ELT	Recommend	Advise
	SVPs	Recommend	Advise upon Request

Make Performance Based Compensation Decisions, Including Long-Term Incentive Grants and Approving Cash/Stock Payouts(3)	CEO / Vice Chair	None(2)	Recommend
	ELT	Recommend	Advise
	SVPs	Recommend	Review

Oversee Incentive Program Design, Terms and Conditions, Performance and Funding	CEO / Vice Chair	None(2)	Advise on Design
	ELT	Recommend	Advise on Design
	SVPs	Recommend	Review

Promote/Appoint Employees to Senior Executive Positions(3)	CEO / Vice Chair ELT & SVPs	N/A Recommend	Advise Advise upon Request

Incorporate Evolving Competitive and World-Class Governance Practices in Our Program	N/A	Adopt and Enforce	Advise and/or Recommend

(1)	The Committee’s charter, which sets out its full list of duties and responsibilities and addresses other matters, can be found on our website at www.prudential.com/governance.
(2)	Our CEO and Vice Chairman do not play any role with respect to matters affecting their own compensation and are not present when the Committee discusses their recommendations.
(3)	In addition to Committee approval of the items listed, additional approval by the full Board of Directors is also required for awards, payouts, and appointments to senior executive positions.

The compensation consultant reports directly to the Committee and provided no services to management in 2022. The compensation consultant’s advisory services primarily include:

●	providing expert input on industry trends, as well as executive compensation developments from a broader perspective;

●	assessing the extent to which our pay levels and practices are competitively aligned with market practice; and

●	facilitating objective, data-based compensation decisions in succession and annual pay planning processes.

The Committee retains sole authority to hire the compensation consultant, approve its compensation, determine the nature and scope of its services, evaluate its performance, and terminate and replace (or supplement) its engagement with an alternative consultant at any time.

The total amount of fees paid to the compensation consultant for services to the Committee in 2022 was $209,813. The compensation consultant received no other fees or compensation from us. The Committee has assessed the independence of the compensation consultant pursuant to the listing standards of the NYSE and SEC rules and concluded that no conflict of interest exists that would prevent the compensation consultant from serving as an independent consultant to the Committee.

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Compensation Discussion and Analysis

Formulaic Framework for Incentive Programs

The determination of award levels for each of our incentive programs is formulaically driven by our financial and operating results relative to pre-established targets and performance relative to peer companies. The Board believes it generally should exercise limited or no discretion to increase our NEOs’ formula-based awards. Each year, the Committee reviews the metrics underlying the formulaic approach of both our annual and long-term incentive programs and makes changes as appropriate to align with business strategy and shareholder interests. The metrics approved by the Committee for awards granted, earned, paid out, or still outstanding are described throughout this CD&A. For purposes of our incentive programs:

●	EPS is Earnings Per Share of Common Stock (diluted), based on after-tax adjusted operating income (“AOI”);

●	ROE is operating return on average equity (and for peer companies is based on a comparable financial metric determined from quarterly financial reports);

●	Adjusted book value per share, or BVPS, is based on Prudential Financial’s total equity excluding certain balance sheet items; and

●	Cost savings is the cumulative cost savings, measured on a run-rate basis, that we have achieved from our transformation initiatives.

The EPS, ROE and BVPS compensation performance metrics are non-GAAP financial measures. Please see Appendix A for our calculation of these measures and a reconciliation to the most directly comparable GAAP financial measures.

To more accurately reflect the operating performance of our business, the Committee has approved a predetermined framework of adjustments to our reported financial results for incentive program purposes. Generally, these adjustments are made to exclude one-time or unusual items and external factors that are inconsistent with the assumptions reflected in our financial plans. The standard adjustments to reported financial results under our formulaic framework may vary from year to year and may have either a favorable or unfavorable impact on the measures used in our annual and long-term incentive programs.

Standard adjustments to reported financial results are made:

●	to exclude the impact of changes in our assumptions for investment returns, actuarial experience, and customer behavioral expectations (e.g., mortality, morbidity, lapse, and similar factors and reserve refinements);

●	to exclude integration costs or make other adjustments related to unplanned merger and acquisition activity (for 2022, we excluded the gain recorded from the sale of our former subsidiary, Prudential Annuities Life Assurance Corp.);

●	to exclude variable investment income (i.e., earnings from non-coupon investments and prepayment fee and call premium income from fixed maturity investments) outside of a range of -10% to +10% of this income that is included in our annual financial plan (there was no adjustment in 2022);

●	to exclude the impact of regulatory or accounting related changes not included in our annual operating plan (for 2022, we excluded the impact of certain tax law changes); and

●	for other items not considered representative of the results of operations for the period and not included in our financial plan, as approved by the Committee (for 2022, we excluded underwriting losses due to COVID-19 outside of a range of forecasted mortality results, as we did in 2021).

Direct Compensation Components

Annually, the Committee reviews a competitive analysis of total direct compensation for the NEOs. Based on this evaluation, the Committee may selectively adjust the base salary, annual incentive award target, and long-term award target amounts of the NEOs. In determining any adjustments, the Committee takes into account the following factors: level of experience and impact in the role; changes in market data; and compensation positioning overall and by component. Executives new to their current roles are positioned towards the lower end of their competitive range while executives with more experience are generally positioned at the higher end of the range.

Base Salary

Base salary is the principal fixed component of the total direct compensation of our executive officers, including the NEOs, and is determined by considering the relative importance of the position, the competitive marketplace, and the individual’s performance and contributions. Base salaries are reviewed annually and are increased infrequently and mostly in connection with a change in position or assumption of new responsibilities.

Effective February 27, 2023, Mr. Tanji received a base salary increase of $50,000 to maintain the competitive positioning of his compensation package relative to external peers. In conjunction with Mr. Sullivan’s appointment as Head of International Businesses and PGIM, his salary increased by $50,000 effective January 2, 2023.

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Compensation Discussion and Analysis

Annual Incentive Awards

The Committee reviews the structure of the Annual Incentive Program at least once per year, including the enterprise-wide metrics, targets, and standard adjustments that comprise our formulaic framework. The Committee selects metrics that it believes provide a balanced view of the Company’s performance each year, with targets that are linked to the Company’s financial plan and strategic objectives.

The funding of the annual incentive award for each NEO and most of our U.S.-based, non-investment professional population is determined by applying the Final Performance Factor to each individual’s annual incentive target for the performance year. The Final Performance Factor is derived from a formulaic calculation using the metrics and targets established by the Committee at the outset of the performance period.

Guided by our pay for performance philosophy, each individual’s actual annual incentive award may be higher or lower than the calculated level of funding, recognizing differences in individual performance. At the most senior levels, including and especially for our NEOs, we typically apply less differentiation, reflecting our belief that our senior leadership team has a collective responsibility for the performance outcomes selected by the Committee for the year. For the 2023 performance year, our NEOs’ annual incentive award targets were reviewed and increased to position their award opportunities relative to external peers.

Each NEO’s award opportunity range is $0 to a maximum of 1.5 times the individual’s target for each performance year.

Pre-Established 2022 and 2023 Annual Incentive Award Opportunity Ranges

Calculating the 2022 Final Performance Factor for Our Annual Incentive Program

The Committee’s principal consideration in determining annual incentive awards was the 2022 Final Performance Factor of 1.121, representing the average of three financial metrics:

●	EPS, on an AOI basis, assessed relative to our EPS target range (the “EPS Performance Factor”);

●	Cost savings, on a run-rate basis, from transformation initiatives, assessed relative to our target for cumulative cost savings achieved by year-end 2022 (the “Cost Savings Factor”); and

●	ROE as compared to the median ROE achieved by the Performance Peer Group (the “Relative ROE Factor”).

For the Annual Incentive Program, we use information for 2022 AOI, EPS, ROE and cumulative cost savings that we estimate as of January 2023.

Standard Adjustments

We make standard adjustments to estimated EPS and ROE under our formulaic framework that may vary from year to year and may have a net positive or negative impact on our estimates. For 2022, these standard adjustments resulted in a net positive impact to EPS and ROE.

Annually, based on Company-specific data, industry data, and the current long-term economic outlook, we update our actuarial assumptions on long-term market returns and customer behavioral expectations (e.g., mortality, morbidity, and lapses). These updates and related refinements result in a cumulative revaluation of our reserves and the carrying values of our deferred acquisition costs. While GAAP requires these updates to be reported in the current period, they are not

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Compensation Discussion and Analysis

representative of annual performance since they relate to outcomes in both prior and future years. For these reasons, they are excluded from EPS under the Annual Incentive Program (regardless of whether they are positive or negative). In 2022, the adjustments to account for these updates increased EPS under the Annual Incentive Program by approximately $2.78.

In 2022, we recorded a gain resulting from the sale of our variable annuities subsidiary, Prudential Annuities Life Assurance Corp. We decreased EPS under the Annual Incentive Program by approximately $1.81 to exclude this gain.

We also excluded the impact of certain changes in the tax laws affecting us, which resulted in an increase to EPS under the Annual Incentive Program of $0.09.

Other items not considered representative of operating results or included in our annual financial plan are also excluded from EPS under the program. In 2022, as we did in 2021, we excluded from EPS underwriting losses due to COVID-19 outside of a forecasted range of mortality results. This adjustment increased EPS under the Annual Incentive Program by approximately $0.67.

In the aggregate, these standard adjustments under our preset formulaic framework had a net positive effect of $1.73 on EPS under the Annual Incentive Program.

EPS (January Estimate)	$9.56

Actuarial Assumption Updates	+2.78

M&A Adjustments	-1.81

Tax Law Changes	+0.09

Other Items	+0.67

EPS (Annual Incentive Program)	$11.29

Using EPS and ROE as adjusted above, we take the following steps to calculate the Final Performance Factor:

Step 1: Establish EPS Performance Factor

The table on the right depicts the EPS scale target range for 2022 which is aligned to our pre-established EPS target. Our adjusted EPS for 2022 of $11.29 per share of Common Stock corresponds to an EPS Performance Factor of 0.857.

	2022 EPS	EPS Performance Factor(1)

	$15.93 or above	1.50

	$12.50	1.05

Target Range	$12.25	1.00

	$12.00	0.95

	$ 8.58	0.50

	$8.57 or below	0.00

Step 2: Establish Cost Savings Factor

The table on the right depicts a range of potential cost savings aligned to our pre-established target of $725 million of cumulative cost savings from transformation initiatives to be achieved by year-end 2022. Our run-rate cost savings achieved by year-end 2022 was $818 million, which corresponds to a Cost Savings Factor of 1.465.

Cost Savings (in millions)	Cost Savings Factor(1)

$825 or more	1.500

$775	1.250

$725	1.000

$625	0.500

Below $625	0.000

Step 3: Establish Relative ROE Factor

Our adjusted ROE for 2022 was 11.3%, which is 0.5 percentage points higher than the median 2022 ROE for the Performance Peer Group. This corresponds to a Relative ROE Factor of 1.042.

ROE +/-Peer Median	Relative ROE Factor(1)

4% or more	1.50

3%	1.25

0%	1.00

-3%	0.75

4% or less	0.00

(1) Interpolated on a straight-line basis between the data points displayed.

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Compensation Discussion and Analysis

Determination of 2022 Final Performance Factor

The table on the right summarizes the calculation of the Final Performance Factor for 2022.

EPS Performance Factor	0.857

Cost Savings Factor	1.465

Relative ROE Factor	1.042

Initial Performance Factor	1.121	(2)

Discretionary Adjustments Made by the Committee	None

Final Performance Factor	1.121

(2) Average of EPS Performance Factor, Cost Savings Factor and Relative ROE Factor.

Long-Term Incentive Program

In order to motivate and reward our executive officers for their contributions toward achieving our business objectives, long-term incentives comprise the majority of each NEO’s target total compensation opportunity, which is linked to our multiyear ROE, adjusted book value and Common Stock performance.

In February 2023, the Committee established a target long-term award opportunity for each of the NEOs. To set these long-term award targets, the Committee considered:

●

a competitive market analysis of the NEO’s total compensation and the portion of total compensation provided as long-term incentives, relative to similar roles at companies in our Compensation Peer Group;

●	the Company’s and each NEO’s individual performance and his or her expected future contributions;

●	the NEO’s level of experience in his or her role; and

●	retention considerations.

The values at target of long-term incentives granted to our NEOs in February 2023 are depicted in the table below. 75% of each NEO’s grant was delivered in performance shares and 25% was delivered in restricted stock units (“RSUs”). The number of performance shares (at target) and RSUs awarded to an NEO is determined by dividing the value of the award by the closing market price of our Common Stock on the grant date.

Named Executive Officer	Target Long-Term Award Opportunity

Charles F. Lowrey	$13,000,000

Kenneth Y. Tanji	$ 4,050,000

Robert M. Falzon	$10,400,000

Scott G. Sleyster	$ 4,400,000

Andrew F. Sullivan	$ 5,000,000

Performance Shares

Performance shares align the majority of our NEOs’ long-term incentives to the achievement of goals that are established each year to drive long-term performance. The Committee selects metrics for the performance shares program that it believes will provide a balanced indication of the Company’s success over each ensuing three-year period. Since February 2021, the Committee selected ROE relative to the median performance of our Performance Peer Group and growth in adjusted book value per share relative to our expectations, which provide an opportunity for 0-1.50 times the target number of shares to be earned.

Additionally, for performance shares granted in February 2021, we reviewed and expanded our inclusion and diversity goals which apply a +/-10% modifier to the plan for our NEOs and other senior leaders.

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Compensation Discussion and Analysis

Performance Share Awards

The NEOs currently have three performance share awards outstanding:

	Performance Period
	2021 – 2023	2022 – 2024	2023 – 2025
Performance Level	BVPS Growth (50% weight)			BVPS Growth Factor[1]

Maximum	10.5% or more	11.5% or more	10.5% or more	1.50

Target	7.0%	8.0%	7.0%	1.00

Threshold	3.5%	4.5%	3.5%	0.50

Below Threshold	less than 3.5%	less than 4.5%	less than 3.5%	0.00
	ROE +/- Peer Median (50% weight)			Relative ROE Factor[1]

Maximum	4% or more	4% or more	4% or more	1.50

	3.0%	3.0%	3.0%	1.25

Target	0%	0%	0%	1.00

	-3.0%	-3.0%	-3.0%	0.75

Threshold	-3.3%	-3.3%	-4.0%	0.50

Below Threshold	-4.0% or less	-4.0% or less	less than -4.0%	0.00

Additionally, for the 2021-2023 performance period, an inclusion and diversity modifier of +/-10% applies, based:

–	One-third on increasing the representation of diverse employees in top positions

–	One-third on increasing the representation of diverse employees at one level below Vice President

–	One-third on improvements to the lived experience of our Black employees as measured via employee engagement scores

A positive modifier applies if we achieve or exceed these goals, and a negative modifier applies if we maintain status quo or see a decrease in diverse representation and Black employee engagement, as more fully described and quantified below.

2021-2023 Inclusion and Diversity Talent Goals

Prudential is committed to improving diverse representation at leadership levels and improving the lived experience of our Black colleagues. For 2021-2023, our Inclusion and Diversity Modifier is determined by averaging factors ranging from -10% to +10% for each of three goals:

1) Increase the diverse(2) representation among the leaders in our top ~600 U.S. positions by 10% As part of this, increase representation of Black/LatinX employees by at least 25%	Change in Representation(1)		Change in Black/LatinX Representation(1)
	Increase by 10% or more	+5%	Increase by 25% or more	+5%
	No Change	-5%	Increase by 20% or less	0%
	Decrease by 2% or more	-10%

2) Increase the representation of people of color(3) in U.S. positions one level below Vice President by 8% As part of this, increase representation of Black/LatinX employees by at least 25%	Change in Representation(1)		Change in Black/LatinX Representation(1)
	Increase by 8% or more	+5%	Increase by 25% or more	+5%
	No Change	-5%	Increase by 20% or less	0%
	Decrease by 2% or more	-10%

3) Close the gap in the employee engagement quotient (EQ) scores of our Black employees relative to other employees (average of EQ scores measured in 2022 & 2023)	Gap in EQ Scores of our Black Employees(1)
	Improve to 0 points or less	+10%
	No change (3 points)	-2%
	Decline to 5 points or more	-10%

(1)	Interpolated on a straight-line basis between the data points displayed.

(2)	Our definition of “diverse” includes people of color, women, LGBTQ+, differently-abled, and veterans.

(3)	Our definition of “people of color” includes Black, Hispanic, Asian, Pacific Islander, Native American, Alaskan natives, and Hawaiian natives.

For performance shares, ROE is determined using after-tax AOI divided by adjusted book value and is subject to the standard adjustments described earlier in this CD&A. BVPS growth is defined as the average of the annual growth rates in adjusted book value per share for each year in the performance period. Our calculation of ROE and BVPS is shown in Appendix A.

Dividend equivalents are paid retroactively on the lower of (i) the final number of performance shares paid out and (ii) the target number of shares.

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Compensation Discussion and Analysis

Performance Share Payouts for the 2020–2022 Performance Period

In February 2023, the NEOs received payouts with respect to the performance share awards that were granted in February 2020 for the 3-year performance period ended December 31, 2022. These awards were paid at 0.898 times the target number of shares initially awarded, based 50% on our average ROE performance against our financial plan set at the start of the period and 50% on our average ROE performance relative to the North American Life Insurance subset of our Compensation Peer Group.

The earnout factor of 0.898 for these awards was determined as follows:

●	As of December 31, 2022, our 3-year average ROE was 11.68%, which corresponds to an Absolute ROE Factor of 0.863 based on the scale depicted on the right.

Absolute ROE	Absolute ROE Factor(1)
14.0% or more	1.25
12.5%	1.00
11.0%	0.75
10.0% or less	0.00

●	As of September 30, 2022, our 3-year average ROE was 12.1%, which is 0.8 percentage points lower than the median 3-year average ROE for the North American Life Insurance subset of our Compensation Peer Group. This corresponds to a Relative ROE Factor of 0.933 based on the scale depicted on the right.

ROE +/-Peer Median	Relative ROE Factor(1)
3% or more	1.25
0%	1.00
-3%	0.75
-4% or less	0.00

●	The 0.863 and 0.933 factors were averaged to arrive at a 0.898 final earn-out factor.

The final performance share payouts to the NEOs in February 2023 for the 2020-2022 performance period were:

Named Executive Officers	Target Number of Shares Awarded	Actual Number of Shares Awarded

Charles F. Lowrey	51,946	46,648

Kenneth Y. Tanji	16,273	14,614

Robert M. Falzon	41,306	37,093

Scott G. Sleyster	23,783	21,358

Andrew F. Sullivan	20,653	18,547

Restricted Stock Units (RSUs)

NEOs receive 25% of their long-term incentive awards in RSUs. One third of the RSUs granted vest in each of the three years following the end of the month in which the grant date occurs.

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Compensation Discussion and Analysis

Book Value Performance Program

Beginning with our long-term incentive grants in February 2021, we incorporated adjusted book value per share (“BVPS”) as a metric in our performance shares program with pre-established targets for growth over a three-year period. This replaced the use of cash-settled book value units that were previously granted under our Book Value Performance Program, the final portion of which vested and was paid to the NEOs in February 2023.

Under the Book Value Performance Program, we calculated BVPS by dividing our adjusted book value by the number of our diluted shares outstanding. Our calculations of adjusted book value and BVPS excluded certain balance sheet items that are not, and may never be, reflected in the income statement, as described in Appendix A. Unlike the financial measures based on AOI that are used in other aspects of our executive compensation program, the BVPS metric took into consideration realized gains and losses in our investment portfolio.

Change in Adjusted Book Value Per Share (1)

Adjusted Book Value Per Share 12/31/21	$108.72

BVPS increases (or decreases) as a result of the Company’s net income (or loss). BVPS decreases when the Company pays dividends on its Common Stock. BVPS may also increase or decrease due to other items, including share repurchase activity.

(1) Excluding total accumulated other comprehensive income and the cumulative impact of gains and losses resulting from foreign currency exchange rate remeasurement.

(2) Does not include the impact of changes in share count or adjustments to earnings for purposes of calculating diluted earnings per share.

(3) Includes realized investment gains and losses and related charges and adjustments, results from divested and run-off businesses, and other impacts.

(4) Includes amounts related to stock based compensation programs and foreign currency exchange rate remeasurement formerly recorded in accumulated other comprehensive income.

Adjusted Operating Income(2)	$9.46
Other Earnings ltems(3)	($13.39)
Net Income/(Loss)(2)	($3.93)
Dividends	($4.80)
Share Repurchases	($0.16)
Other(4)	($0.61)
= Change in Adjusted Book Value Per Share	($9.50)
Adjusted Book Value Per Share 12/31/22	$99.22
* For a reconciliation of Adjusted Book Value to the most comparable GAAP measure, see Appendix A to this Proxy Statement.

The NEOs’ awards, distributions and accumulated holdings under the Book Value Performance Program are as follows:

Name	Number of Book Value Units Held at January 1, 2022 (#)	Value of Book Value Units Held at January 1, 2022(1)($)	Value of Book Value Units Distributed in 2022(2)($)	Number of Book Value Units Held at December 31, 2022(#)	Value of Book Value Units Held at December 31, 2022(3)($)

Charles F. Lowrey	29,942	3,255,294	2,172,878	9,956	987,834

Kenneth Y. Tanji	8,925	970,326	604,048	3.369	334,272

Robert M. Falzon	23,811	2,588,732	1,717,124	8,017	795,447

Scott G. Sleyster	12,861	1,398,248	876,392	4,800	476,256

Andrew F. Sullivan	7,461	811,160	509,353	2,776	275,435

(1)

Represents the aggregate market value of the number of book value units held at January 1, 2022 obtained by multiplying BVPS of $108.72 as of December 31, 2021 by the number of book value units outstanding.

(2)	Represents the aggregate market value distributed in 2022.

(3)

Represents the aggregate market value of the number of book value units held at December 31, 2022 obtained by multiplying BVPS of $99.22 as of December 31, 2022 by the number of book value units outstanding.

50	NOTICE OF ANNUAL MEETING OF SHAREHOLDERS AND 2023 PROXY STATEMENT

Compensation Discussion and Analysis

Retirement Plans

We view retirement benefits as a key component of our executive compensation program because they encourage long-term service. Accordingly, we offer our employees, including the NEOs, a comprehensive benefits program that provides the opportunity to accumulate retirement income. This program includes both defined benefit and defined contribution plans, as well as two supplemental retirement plans that allow highly compensated employees (that is, employees whose compensation exceeds the limits established by the Internal Revenue Code for covered compensation and benefit levels) to receive the same benefits they would have earned if not for these limitations. Further, we sponsor three supplemental executive retirement plans (“SERPs”) for certain eligible executive officers, including the NEOs, to offset the potential loss or forfeiture of retirement benefits under certain limited circumstances or to provide additional benefits to certain key executives. For descriptions of these plans, including their titles, see “Pension Benefits.”

We also maintain the Prudential Insurance Company of America Deferred Compensation Plan (the “Deferred Compensation Plan”). We offer this plan to our executive officers, including the NEOs, as a competitive practice. For a description of this plan, see “Nonqualified Deferred Compensation.”

Periodically, we compare the competitiveness of our benefits programs for our employees, including retirement benefits, against other employers with whom we broadly compete for talent. It is our objective to provide our employees with a benefits package that is at or around the median of the competitive market when compared to other employers.

Severance and Change in Control Arrangements

Our Board has adopted a policy prohibiting us from entering into any severance or change-in-control agreement with any of our executive officers, including the NEOs, that provides for payments and benefits that exceed 2.99 times the sum of the executive officer’s base salary and most recently earned annual incentive award, without shareholder approval or ratification. We do not provide excise tax payments, reimbursements, or “gross-ups” to any of our executive officers.

While our other executive officers are eligible for severance payments in the event of an involuntary termination of employment without “cause,” our CEO is not a participant in the severance program (discussed below) providing this benefit.

To enable us to offer competitive total compensation packages to our executive officers, as well as to promote the ongoing retention of these individuals when considering potential transactions that may create uncertainty as to their future employment with us, we offer certain post-employment payments and benefits to our executive officers, including the NEOs, upon the occurrence of several specified events. These payments and benefits are provided under two separate programs:

●	the Prudential Severance Plan (the “Severance Plan”); and

●	the Prudential Financial Executive Change in Control Severance Program.

We have not entered into individual employment agreements with our NEOs. Instead, the rights of our NEOs with respect to post-employment compensation upon specific events, including death, disability, severance or retirement, or a change in control of the Company, are covered by these two programs.

We use plans, rather than individually negotiated agreements, to provide severance and change-in-control payments and benefits for several reasons. First, a “plan” approach provides us with the flexibility to change the terms of these arrangements from time to time. An employment agreement would require that the affected NEO consent to any changes. Second, this approach is more transparent, both internally and externally. Internal transparency eliminates the need to negotiate severance or other employment separation payments and benefits on a case-by-case basis. In addition, it assures our NEOs that the severance payments and benefits they receive are comparable to one another.

As previously noted, our executive officers, including the NEOs, except for our CEO, are eligible for severance payments and benefits in the event of an involuntary termination of employment without “cause.” These executive officers and our CEO are also eligible for “double-trigger” severance payments and benefits in the event of an involuntary termination of employment without “cause” or a termination of employment with “good reason” in connection with a change in control of the Company. Our equity awards are also designed to be “double-trigger,” so long as such awards are allowed to continue in effect following any change in control transaction on substantially equivalent terms and conditions to those applicable prior to such transaction.

The payment of these awards at target achievement rewards the executive officer for his or her expected performance prior to the change-in-control transaction.

For detailed information on the estimated potential payments and benefits payable to the NEOs in the event of their termination of employment, including following a change in control of the Company, see “Potential Payments Upon Termination or Change in Control.”

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS AND 2023 PROXY STATEMENT	51

Compensation Discussion and Analysis

Perquisites and Other Personal Benefits

We generally do not provide our executive officers, including the NEOs, with perquisites or other personal benefits, except for the use of Company aircraft, Company-provided cars and drivers, and, in the case of our CEO and Vice Chairman, security services. These items are provided because we believe that they serve a necessary business purpose and represent an immaterial element of our executive compensation program. The cost allocated to the personal use of Company-provided cars and drivers, including commuting expenses, and the incremental cost associated with the security services, to the extent not reimbursed to us, are reported in the Summary Compensation Table. Our executive officers, including the NEOs, are required to reimburse us for the incremental cost of any personal use of Company aircraft.

We do not provide tax reimbursements or any other tax payments with respect to perquisites, including excise tax “gross-ups,” to any of our executive officers.

Other Compensation-Related Policies

In addition to the other components of our executive compensation program, we maintain the policies described below. These policies are consistent with evolving best practices and help confirm that our executive compensation program does not encourage our executive officers to engage in behaviors that are beyond our ability to effectively identify and manage risk.

Clawback Policy

Our clawback policy covers all executive officers (including the NEOs), applies to all incentive-based compensation (including stock options and other equity awards) paid to or in respect of an executive officer, and includes separate triggers for material financial restatements and improper conduct (including failure to report). The policy provides that if (i) the Company is required to undertake a material restatement of any financial statements filed with the SEC or (ii) an executive officer engages in improper conduct that either has had, or could reasonably be expected to have, a significant adverse reputational or economic impact on the Company or any of its affiliates or divisions, then the Board may, in its sole discretion, after evaluating the associated costs and benefits, seek to recover all or any portion of the incentive-based compensation paid to any such executive officer during the three-year period preceding the restatement, or the occurrence of the improper conduct, as the case may be.

The policy also requires us to disclose to our shareholders, not later than the filing of the next proxy statement, the action taken by the Board, or the Board’s decision not to take action, with regard to compensation recovery following the occurrence of a material restatement or improper conduct, so long as such event has been previously disclosed in our SEC filings.

For purposes of the policy, a “restatement” means any material restatement (occurring after the effective date of the policy) of any of the Company’s financial statements that have been filed with the SEC under the Exchange Act or the Securities Act of 1933, as amended. “Improper conduct” means willful misconduct (including, but not limited to, fraud, bribery or other illegal acts) or gross negligence, which, in either case, includes any failure to report properly, or to take appropriate remedial action with respect to, such misconduct or gross negligence by another person.

In October 2022, the SEC adopted clawback rules required by The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010. Implementation of the new clawback rules will require the adoption of new listing standards by the stock exchanges. We will revise our clawback policy to comply with the new rules and related listing standards of the NYSE as required by such listing standards.

Other Long-Term Compensation Recovery Policies

We maintain a “resignation notice period” requirement as part of the terms and conditions of all long-term incentive awards granted to certain designated grades of executives, including the NEOs. The requirement is intended to reduce the adverse and disruptive effect of a sudden voluntary departure of an executive subject to the requirement, and requires him or her to provide notice for a specified period prior to the effective date of a voluntary resignation, or otherwise risk forfeiting his or her outstanding long-term incentive awards.

The terms and conditions of long-term incentive awards also provide for forfeiture in the event a recipient violates applicable non-solicitation or noncompetition agreements.

52	NOTICE OF ANNUAL MEETING OF SHAREHOLDERS AND 2023 PROXY STATEMENT

Compensation Discussion and Analysis

Stock Ownership Guidelines

We have adopted stock ownership guidelines for our executive officers to encourage them to build their ownership position in our Common Stock over time by direct market purchases, making investments available through the PESP and the Deferred Compensation Plan, and retaining shares they earn under their long-term incentive awards. The guidelines are framed in terms of stock value as a percentage of base salary.

Position	Stock Value as a Percentage of Base Salary

Chief Executive Officer	700%

Vice Chairman and Executive Vice President	300%

Senior Vice President	200%

Each of the NEOs has met his ownership guideline. Under the current stock ownership guidelines, once an executive officer attains his or her individual ownership level, he or she will remain in compliance with the guidelines despite future changes in our stock price and base salary, as long as his or her holdings do not decline below the number of shares at the time the stock ownership guidelines were met.

Stock Retention Requirements

We have adopted stock retention requirements for our executive officers. Each executive officer is required to retain 50% of the net shares (after payment of the applicable exercise price (if any), fees, and taxes) acquired upon the exercise of stock options or the payment or vesting of any performance shares and restricted stock units. The executive officer is required to hold such shares until the later of one year following the date of acquisition of such shares (even if this one-year holding period extends beyond termination of employment) or the date that he or she satisfies our stock ownership guidelines.

Prohibition of Derivatives Trading, and Hedging and Pledging of Our Securities

Our Board has adopted a policy prohibiting all employees, including the NEOs, and members of the Board from engaging in any hedging transactions with respect to any of our equity securities held by them, which includes the purchase of any financial instrument (including prepaid variable forward contracts, equity swaps, collars, and exchange funds) designed to hedge or offset any decrease in the market value of such equity securities.

Our Board has also adopted a policy prohibiting our Section 16 officers and members of the Board from pledging, or using as collateral, our securities to secure personal loans or other obligations, and includes holding shares of our Common Stock in a margin account.

Policy on Rule 10b5-1 Trading Plans

We have a policy governing the use by executive officers of pre-established trading plans for sales of our Common Stock and exercises of stock options for shares of our Common Stock. Under the policy:

●  All Rule 10b5-1 trading plans must be precleared by our law and compliance departments.

●  A trading plan may be entered into, modified or terminated only during an open trading window and while not in possession of material nonpublic information.

In December 2022, the SEC adopted new rules applicable to 10b5-1 trading plans, effective February 27, 2023, and we have amended our policy to comply with those new rules.

Deductibility of Executive Compensation

Section 162(m) of the Internal Revenue Code generally limits a publicly held corporation’s ability to take a tax deduction for compensation paid to certain executive officers (“covered employees”) in excess of $1 million.

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS AND 2023 PROXY STATEMENT	53

Compensation Committee Report

The Compensation Committee of our Board of Directors has reviewed and discussed with management the Compensation Discussion and Analysis contained in this Proxy Statement. Based on its review and these discussions, the Compensation Committee has recommended to our Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement and incorporated by reference into our Annual Report on Form 10-K for the year ended December 31, 2022.

The Compensation Committee

Michael A. Todman (Chair)

Wendy E. Jones

Karl J. Krapek

54	NOTICE OF ANNUAL MEETING OF SHAREHOLDERS AND 2023 PROXY STATEMENT

Pay Versus Performance

The following section was prepared in accordance with Item 402(v) of the SEC’s Regulation
S-K.
The table below reflects certain information regarding executive compensation actually paid, as defined by Item 402(v) of the SEC’s Regulation
S-K,
and certain measures of our financial performance for the three most recently co
mpleted fiscal years, 2020-2022. For further information concerning the Company’s pay for performance philosophy and how the Company aligns executive compensation with the Company’s performance, refer to our CD&A:

Year	Summary Compensation Table (SCT) Total to PEO ($) (1)	Compensation Actually Paid (CAP) to PEO ($) (4)	Average SCT Total to Non-PEO NEOs ($) (1)	Average CAP to Non-PEO NEOs ($) (4)	Value of initial fixed $100 investment based on:		Net Income ($MM)	Adjusted EPS ($) (3)
					Company Total Shareholder Return (TSR) ($)	Financial Services Composite Index TSR ($) (3)

2022	20,093,608	10,248,958	9,324,926	5,172,084	124	137	(1,438)	11.29

2021	19,799,737	31,070,154	9,879,467	15,228,582	129	138	7,724	12.68

2020	14,990,254	10,531,380	8,045,602	6,032,859	89	101	(324)	11.05

(1)
The principal executive officer (PEO) reflected for all years shown is Charles F. Lowrey. The non-PEO named executive officers (NEOs) reflected for 2021 and 2022 are: Kenneth Y. Tanji, Robert M. Falzon, Scott G. Sleyster and Andrew F. Sullivan. For 2020, the non-PEO NEOs are Stephen Pelletier, who retired from the Company on April 1, 2020, as well as Messrs. Tanji, Falzon, Sleyster, and Sullivan.

(2)	The peer group reflected is a Financial Services Composite Index, which is the average of the S&P 500 Life & Health Insurance and S&P 500 Diversified Financials indices

(3)	Adjusted EPS is calculated as described in Appendix A to this Proxy Statement and is subject to the standard adjustments described in Annual Incentive Awards section within the CD&A.

(4)	The amounts reported as Compensation Actually Paid (CAP) to our PEO and Average CAP to Non-PEO NEOs are derived from Summary Compensation Table (SCT) Totals, as follows:
PEO SCT Total to CAP Reconciliation

		Deductions from SCT Total		Additions to SCT Total
Year	SCT Total ($)	Change in Pension Value ($)	Grant Date Fair Value of Stock and Option Awards ($)	Pension Service Cost ($)	Above-Market Interest on Supplemental Employee Savings Plan ($)	Fair Value of Stock and Option Awards Granted as of FY End ($)	Change in Value of Prior Year Stock and Option Awards Unvested as of FY End ($)	Change in Value of Prior Year Stock and Option Awards That Vested ($)	Dividend Equivalents Paid ($)	CAP ($)

2022	20,093,608	1,016,309	12,500,145	443,465	4,459	6,327,527	(5,156,618)	1,154,676	898,296	10,248,958

2021	19,799,737	781,247	11,300,123	439,898	10,452	17,273,653	5,017,220	170,415	440,148	31,070,154

2020	14,990,254	1,133,852	6,662,505	413,560	12,039	4,381,842	(1,756,444)	(15,084)	301,570	10,531,380
Average
Non-PEO
NEOs SCT Total to CAP Reconciliation

		Deductions from SCT Total		Additions to SCT Total
Year	SCT Total ($)	Change in Pension Value ($)	Grant Date Fair Value of Stock and Option Awards ($)	Pension Service Cost ($)	Above-Market Interest on Supplemental Employee Savings Plan ($)	Fair Value of Stock and Option Awards Granted as of FY End ($)	Change in Value of Prior Year Stock and Option Awards Unvested as of FY End ($)	Change in Value of Prior Year Stock and Option Awards That Vested ($)	Dividend Equivalents Paid ($)	CAP ($)

2022	9,324,926	47,351	5,600,107	216,251	1,832	2,834,755	(2,452,765)	504,637	389,908	5,172,084

2021	9,879,467	275,707	5,350,094	206,194	4,213	8,178,284	2,310,256	75,981	199,986	15,228,582

2020	8,045,602	958,010	3,379,427	782,666	3,769	2,222,605	(822,363)	(7,243)	145,260	6,032,859

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS AND 2023 PROXY STATEMENT	55

Pay Versus Performance

Analysis of the Information Presented in the Pay Versus Performance Table
Comparison of Cumulative Three-Year TSR

As shown to the right, our Company’s cumulative three-year TSR is directionally aligned with that of the Financial Services Composite Index. For reference, annual return percentages for Prudential and the Financial Index are shown in the graph.

Compensation Actually Paid vs. TSR

As shown to the right, the Compensation Actually Paid to our PEO and our other NEOs are directionally aligned with Company TSR between 2020 and 2022.
Compensation Actually Paid vs. Net Income

As shown to the right, the Compensation Actually Paid to the PEO and our other NEOs is strongly correlated with our Net Income between 2020 and 2022. While the Company does not use Net Income as a direct measure to determine payouts under its incentive plans, Compensation Actually Paid is strongly aligned with Company earnings.
Compensation Actually Paid vs. Adjusted EPS

As shown to the right, the Compensation Actually Paid to the PEO and our other NEOs is strongly aligned with Adjusted EPS, our Company-selected measure, further reflecting the correlation between Compensation Actually Paid and Company earnings.
Most Important Financial Performance Measures

The three items listed to the right represent the most important metrics we used to link our executive compensation program and our named executive officers’ Compensation Actually Paid to our performance for 2022. These metrics, and why we selected these measures, are further described in the CD&A within the section titled “Formulaic Framework for Incentive Programs.”

Adjusted Earnings Per Share (EPS) Return on Equity (ROE) Adjusted Book Value Per Share (BVPS)

56	NOTICE OF ANNUAL MEETING OF SHAREHOLDERS AND 2023 PROXY STATEMENT

CEO Pay Ratio

The ratio of our CEO’s annual total compensation ($20,105,889) to that of our median compensated employee ($135,361) for 2022 was:

This ratio is a reasonable estimate calculated in a manner consistent with Item 402(u) of the SEC’s Regulation S-K.

149 to 1

To calculate the 2022 CEO pay ratio, we used an employee with substantially similar compensation as the median compensated employee used for purposes of calculating the CEO pay ratio for 2020 and 2021. The previously identified median compensated employee left the company in early 2022 and there has been no change in our employee population or employee compensation arrangements that we believe would significantly impact the CEO pay ratio.

●  In 2020, we identified our median compensated employee from among 40,769 employees     across the eight countries from which we collected compensation data, as shown in the     shaded rows in the table to the right. This population comprised 95.2% of our estimated     global population of 42,832 employees as of September 30, 2020. These figures exclude     independent contractors and other individuals classified as nonemployees in their respective     jurisdictions.

●  We used “Total Cash Pay” as of October 1, 2020 as our compensation measure, which, for     these purposes, includes base salary, short-term incentives (e.g., payments under our Annual     Incentive Program), cash commissions and other similar payments earned. We annualized     Total Cash Pay for employees who were not employed for the entire period, and we did not     make any cost-of-living adjustments.

Our “median compensated employee” is the individual who earned Total Cash Pay at the midpoint of this group of 40,769 employees.

Determining Annual Total Compensation

We determined annual total compensation for our median compensated employee by obtaining compensation data for this employee consistent with the methodology we use to calculate total compensation as it appears in the 2022 Summary Compensation Table. Accordingly, it includes base salary earned and paid from January 1, 2022 through December 31, 2022, non-equity incentive plan payments made for the performance period January 1, 2022 through December 31, 2022, equity incentives and options awards granted during the fiscal year, and other compensation earned and/or paid in 2022, such as Company contributions to retirement savings plans. In addition, for purposes of calculating the CEO pay ratio, SEC rules permit us to include in annual total compensation any compensation and benefits made available to employees broadly, such as medical and dental benefits. We elected to include amounts representing employer medical and dental contributions in determining the annual total compensation of our median employee.

The SEC rules for identifying the median compensated employee and calculating the pay ratio allow companies to apply various methodologies and apply various assumptions and, as a result, the pay ratio reported by us may not be comparable to the pay ratio reported by other companies.

We determined annual total compensation for our CEO, Mr. Lowrey, using the amount reported in our 2022 Summary Compensation Table, increased to include an amount representing employer medical and dental contributions for him.

Estimated Employees as of September 30, 2020
Country	Employees
Japan	20,961
United States	16,336
Ireland	1,626
Brazil	796
Argentina	436
United Kingdom	321
Mexico	204
Singapore	89
Taiwan	1,402
Malaysia	328
India	195
Germany	64
Luxembourg	18
France	17
Australia	16
Hong Kong	6
Netherlands	5
Italy	5
China	3
Switzerland	3
Canada	1

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS AND 2023 PROXY STATEMENT	57

Executive Compensation

2022 Summary Compensation Table

The following table sets forth information regarding fiscal years 2022, 2021 and 2020 compensation for our NEOs.

Name & Principal Position	Year	Salary ($)(1)	Stock Awards ($)(2)	Option Awards ($)(3)	Non-Equity Incentive Plan Compensation ($)(4)	Change in Pension Value ($)(5)	All Other Compensation ($)(6)	Total ($)
Charles F. Lowrey, Chairman and Chief Executive Officer	2022	1,284,615	12,500,145	0	5,191,834	1,016,309	100,705	20,093,608
	2021	1,200,000	11,300,123	0	6,425,878	781,247	92,489	19,799,737
	2020	1,246,154	4,980,063	1,682,442	5,889,715	1,133,852	58,028	14,990,254
Kenneth Y. Tanji, Executive Vice President and Chief Financial Officer	2022	650,000	3,600,104	0	2,072,272	1,075	34,097	6,357,548
	2021	642,307	3,600,102	0	2,487,048	193,827	21,963	6,945,247
	2020	623,077	1,560,093	527,040	1,767,572	531,777	30,821	5,040,380
Robert M. Falzon, Vice Chairman	2022	1,033,846	10,000,019	0	4,158,447	184,599	47,146	15,424,057
	2021	1,000,000	9,000,132	0	5,119,124	371,334	37,161	15,527,751
	2020	1,038,461	3,960,006	1,337,850	4,636,117	937,141	76,941	11,986,516
Scott G. Sleyster, Executive Vice President, Market Competitiveness	2022	700,000	4,400,154	0	2,718,256	2,968	37,477	7,858,855
	2021	700,000	4,400,070	0	3,306,392	302,044	31,375	8,739,881
	2020	726,923	2,280,076	770,274	2,936,921	922,521	35,383	7,672,098
Andrew F. Sullivan, Executive Vice President and Head of International Businesses and PGIM	2022	700,000	4,400,154	0	2,517,435	761	40,895	7,659,245
	2021	700,000	4,400,070	0	2,939,353	235,623	29,942	8,304,988
	2020	726,923	1,980,003	668,934	2,519,639	344,172	32,101	6,271,772

(1)

The amounts reported in the Salary column for 2022 include elective contributions of a portion of their base salary to the SESP by Messrs. Lowrey, Tanji, Falzon, Sleyster and Sullivan in the amounts of $39,185, $13,800, $29,154, $15,800 and $15,800, respectively.

(2)

The amounts reported in the Stock Awards column represent the aggregate grant date fair value, as calculated under ASC 718, of performance shares at target, performance units at target, and restricted stock units in each year. The maximum number of performance shares payable for 2022, 2021, and 2020 is 1.50, 1.65, and 1.25 times the target amounts, respectively. The grant date fair value is calculated in the manner described in the Grants of Plan-Based Awards table.

Based on the fair market value on the date of grant ($121.33 per share), the maximum values for the 2022 stock awards granted to Messrs. Lowrey, Tanji, Falzon, Sleyster, and Sullivan are $17,187,729, $4,950,143, $13,750,087, $6,050,242, and $6,050,242, respectively.

(3)

The amounts reported in the Option Awards column represent the aggregate grant date fair value of stock options granted in each respective year for the prior year’s performance as calculated under ASC Topic 718. The assumptions made in calculating the grant date fair value amounts for these stock options are incorporated herein by reference to the discussion of those assumptions found below in the Grants of Plan-Based Awards Table.

58	NOTICE OF ANNUAL MEETING OF SHAREHOLDERS AND 2023 PROXY STATEMENT

Executive Compensation

(4)

The aggregate amounts reported in the Non-Equity Incentive Plan Compensation column represent the sum of (i) the annual incentives paid in February following each performance year (which do not include the portion of the performance year 2019 annual incentives mandatorily deferred into the Book Value Performance Program); (ii) the value of the book value units paid in February of each year for performance over the prior 3 years; (iii) offcycle book value units paid in November 2020 for Mr. Sullivan; and (iv) carried interest payments for Mr. Lowrey, as follows:

	2022		2021		2020
	Annual Incentive Award ($)	Book Value Units Value Paid ($)	Annual Incentive Award ($)	Book Value Units Value Paid ($)	Annual Incentive Award ($)	Book Value Units Value Paid ($)

Charles F. Lowrey	4,204,000	987,834	4,253,000	2,172,878	3,119,000	2,710,994

Kenneth Y. Tanji	1,738,000	334,272	1,883,000	604,048	1,123,000	644,572

Robert M. Falzon	3,363,000	795,447	3,402,000	1,717,124	2,495,000	2,141,117

Scott G. Sleyster	2,242,000	476,256	2,430,000	876,392	1,782,000	1,154,921

Andrew F. Sullivan	2,242,000	275,435	2,430,000	509,353	1,890,000	629,639

For Mr. Lowrey, 2020 includes carried interest payments of $59,721. These carried interest payments relate to carried interest programs in our PGIM business. While Mr. Lowrey is no longer entitled to invest in or be granted new carried interests in these programs, he will continue to receive distributions from these pre-existing arrangements if and when they are earned.

(5)

The amounts reported in the Change in Pension Value column represent the change in the actuarial present value of each NEO’s accumulated benefit under the Merged Retirement Plan, the Supplemental Retirement Plan, and the SERPs, as applicable, determined using interest rate and mortality rate assumptions consistent with those used for our consolidated financial statements, as well as above-market earnings on compensation that is deferred on a basis that is not tax-qualified. Messrs. Lowrey, Tanji, Falzon, Sleyster and Sullivan accrue pension benefits under the Cash Balance Formula (described in the “Pension Benefits” section of this Proxy Statement).

For 2022, the amounts reported in this column include payments from the Supplemental Retirement Plan for Messrs. Lowrey, Tanji, Falzon, Sleyster, and Sullivan of $18,066, $2,904, $10,968, $6,266, and $3,471, respectively; and above-market interest on the SESP for Messrs. Lowrey, Tanji, Falzon, Sleyster and Sullivan of $4,459, $1,075, $2,525, $2,968, and $761, respectively.

The actual change in pension value for Messrs. Tanji, Sleyster and Sullivan in 2022 was determined to be negative. In accordance with SEC instructions, the amount included in this column for the change in pension value for 2022 is $0.

(6)	The amounts reported in the All Other Compensation column for 2022 are itemized below.

All Other Compensation

Name	Perquisites ($)(1)	PESP Contributions ($)(2)	SESP Contributions ($)(2)	Total ($)
Charles F. Lowrey	49,320	12,200	39,185	100,705
Kenneth Y. Tanji	13,347	6,950	13,800	34,097
Robert M. Falzon	11,042	6,950	29,154	47,146
Scott G. Sleyster	10,792	10,885	15,800	37,477
Andrew F. Sullivan	13,249	11,846	15,800	40,895

(1)

For all NEOs, the amounts reported in the Perquisites column represent the costs of commuting and limited personal use of Company-provided cars and reflect our determination of the costs allocable to the actual commuting and personal use of each individual based on a formula that takes into account various expenses, including costs associated with the driver and fuel. In addition, the amount reported includes the incremental cost for security services of $35,960 for Mr. Lowrey and $5,200 for Mr. Falzon.

(2)

The amounts reported in the PESP Contributions and SESP Contributions columns represent our contributions to the account of each NEO under (a) The Prudential Employee Savings Plan (the “PESP”), a defined contribution plan that provides employees with the opportunity to contribute up to 50% of eligible earnings in any combination of before-tax, Roth 401(k) and/or after-tax contributions (subject to Internal Revenue Code limits) and (b) the Prudential Supplemental Employee Savings Plan, a non-qualified plan that provides employees who exceed the Internal Revenue Code earnings limit ($305,000 in 2022) with the opportunity to defer up to 4% of eligible earnings in excess of the earnings limit. We match 100% of an employee’s before-tax or Roth 401(k) deferrals up to 4% of eligible earnings under the PESP and 100% of an employee’s deferrals under the SESP.

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS AND 2023 PROXY STATEMENT	59

Executive Compensation

Grants of Plan-Based Awards

The following table presents, for each of the NEOs, information concerning awards under our Annual Incentive Program (“AIA”) for performance year 2022 and equity awards (“PS” for Performance Shares and “RS” for Restricted Stock Units) made during 2022 for 2021 performance under our Long-Term Incentive Program.

			Estimated Future Payouts Under Non-Equity Incentive Plan Awards ($)(1)		Estimated Future Payouts Under Equity Incentive Plan Awards(2)		All Other Stock Awards: Number of Shares of Stock or Units (#)(3)	Grant Date Fair Value ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)(4)
		Grant Date	Target ($)	Maximum ($)	Target (#)	Maximum (#)
Charles F. Lowrey	AIA	N/A	3,750,000	5,625,000	N/A	N/A		N/A	N/A
	PS	2/8/22	N/A	N/A	77,269	115,904		121.33	9,375,048
	RS	2/8/22	N/A	N/A		N/A	25,757	121.33	3,125,097
Kenneth Y. Tanji	AIA	N/A	1,550,000	2,325,000	N/A	N/A		N/A	N/A
	PS	2/8/22	N/A	N/A	22,254	33,381		121.33	2,700,078
	RS	2/8/22	N/A	N/A		N/A	7,418	121.33	900,026
Robert M. Falzon	AIA	N/A	3,000,000	4,500,000	N/A	N/A		N/A	N/A
	PS	2/8/22	N/A	N/A	61,815	92,723		121.33	7,500,014
	RS	2/8/22	N/A	N/A		N/A	20,605	121.33	2,500,005
Scott G. Sleyster	AIA	N/A	2,000,000	3,000,000	N/A	N/A		N/A	N/A
	PS	2/8/22	N/A	N/A	27,199	40,799		121.33	3,300,055
	RS	2/8/22	N/A	N/A		N/A	9,067	121.33	1,100,099
Andrew F. Sullivan	AIA	N/A	2,000,000	3,000,000	N/A	N/A		N/A	N/A
	PS	2/8/22	N/A	N/A	27,199	40,799		121.33	3,300,055
	RS	2/8/22	N/A	N/A		N/A	9,067	121.33	1,100,099

(1)

The amounts reported in the Estimated Future Payouts Under Non-Equity Incentive Plan Awards columns represent the potential amounts for annual incentives for the 2022 performance year. Actual amounts earned by the NEOs are reflected in the Summary Compensation Table.

(2)

The amounts reported in the Estimated Future Payouts Under Equity Incentive Plan Awards columns represent performance shares awarded to the NEOs under the Omnibus Plan in 2022. Performance share awards are granted for a three-year performance period with payouts determined at the end of the period based on our ROE performance and growth in adjusted book value per share as described in the CD&A.

(3)

The amounts reported in the All Other Stock Awards: Number of Shares of Stock or Units column represent restricted stock units awarded to the NEOs under the Omnibus Plan in 2022. RSUs vest in three equal annual installments.

(4)

The amounts in the Grant Date Fair Value column have been calculated using the number of restricted stock units awarded or in the case of performance shares the target number of performance shares, in each case multiplied by the closing price on the date of grant.

60	NOTICE OF ANNUAL MEETING OF SHAREHOLDERS AND 2023 PROXY STATEMENT

Executive Compensation

Outstanding Equity Awards

The following table provides information on the NEOs’ outstanding equity awards as of December 31, 2022. The equity awards reported in the Stock Awards columns consist of performance share awards and restricted stock units. Grants of performance shares were made for three-year performance cycles with the 2020 grant as the 2020-2022 performance cycle, the 2021 grant as the 2021-2023 performance cycle and the 2022 grant as the 2022-2024 performance cycle. The equity awards reported in the Option Awards columns consist of non-qualified stock options.

		Option Awards(1)				Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (# Exercisable)	Number of Securities Underlying Unexercised Options (# Unexercisable)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Rights That Have Not Vested (#)(2)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Rights That Have Not Vested ($)(2)
Charles F. Lowrey	2/8/2022					25,757	2,561,791	115,904	11,527,812
	2/9/2021					23,129	2,300,410	171,729	17,080,166
	2/11/2020	62,312	31,157	95.87	02/11/2030			64,933	6,458,236
	2/12/2019	83,250	—	93.36	02/12/2029
	2/13/2018	30,885	—	106.89	02/13/2028
	2/14/2017	36,806	—	110.45	02/14/2027
Kenneth Y. Tanji	2/8/2022					7,418	737,794	33,381	3,320,074
	2/9/2021					7,369	732,921	54,711	5,441,556
	2/11/2020	19,520	9,760	95.87	02/11/2030			20,342	2,023,215
	2/12/2019	26,079	—	93.36	02/12/2029
	2/13/2018	2,357	—	106.89	02/13/2028
	2/14/2017	2,669	—	110.45	02/14/2027
	2/9/2016	8,833	—	63.59	02/09/2026
	2/10/2015	9,096	—	78.08	02/10/2025
	2/11/2014	5,195	—	84.53	02/11/2024
Robert M. Falzon	2/8/2022					20,605	2,049,373	92,723	9,222,230
	2/9/2021					18,422	1,832,252	136,775	13,603,741
	2/11/2020	49,550	24,775	95.87	02/11/2030			51,633	5,135,418
	2/12/2019	66,199	—	93.36	02/12/2029
	2/13/2018	26,008	—	106.89	02/13/2028
	2/14/2017	29,445	—	110.45	02/14/2027
Scott G. Sleyster	2/8/2022					9,067	901,804	40,799	4,057,869
	2/9/2021					9,006	895,737	66,868	6,650,691
	2/11/2020	28,528	14,265	95.87	02/11/2030			29,729	2,956,846
	2/12/2019	38,115	—	93.36	02/12/2029
	2/13/2018	9,753	—	106.89	02/13/2028
	2/14/2017	9,570	—	110.45	02/14/2027
	2/9/2016	32,808	—	63.59	02/09/2026
	2/10/2015	24,760	—	78.08	02/10/2025
Andrew F. Sullivan	2/8/2022					9,067	901,804	40,799	4,057,869
	2/9/2021					9,006	895,737	66,868	6,650,691
	2/11/2020	12,388	12,388	95.87	02/11/2030			25,817	2,567,759
	2/12/2019	2,341	—	93.36	02/12/2029
	2/13/2018	3,251	—	106.89	02/13/2028
	10/2/2017	1,128	—	107.28	10/02/2027
	2/14/2017	2,577	—	110.45	02/14/2027

(1)	The options reported in the Option Awards column vest at the rate of one-third per year on the anniversary of the date of grant.

(2)

These Stock Awards are outstanding restricted stock units that vest at the rate of one-third per year at the end of February following each of the first three anniversaries of the date of grant. The dollar values reported represent the estimated value of the outstanding units based on the latest year-end share price.

The Equity Incentive Plan Awards columns reflect the number of outstanding performance shares that would be received by each NEO at the maximum payout level for the 2022, 2021 and 2020 grants. The dollar values reported represent the estimated value of the outstanding performance shares at the maximum payout level for 2022, 2021 and 2020, based on the year-end share price. Performance shares are subject to a three-year performance period with payout determined at the end of the period based on measures of Company performance, as well as for the 2021 grants, an inclusion and diversity modifier. As discussed in the CD&A, the Committee approved a final earn-out factor of 0.898 for the awards granted on February 11, 2020.

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS AND 2023 PROXY STATEMENT	61

Executive Compensation

Option Exercises and Stock Vested

The following table provides information on the value realized by each of the NEOs as a result of the exercise of stock options and the vesting of stock awards from January 1, 2022 through December 31, 2022.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)(1)	Value Realized on Vesting ($)(2)

Charles F. Lowrey	—	—	61,546	7,355,552

Kenneth Y. Tanji	—	—	19,342	2,311,141

Robert M. Falzon	78,191	3,454,008	46,970	5,609,809

Scott G. Sleyster	32,642	1,855,766	27,387	3,279,321

Andrew F. Sullivan	18,987	530,022	12,935	1,525,860

(1)

The amounts in the Stock Awards—Number of Shares Acquired on Vesting column represent the payout of shares of our Common Stock for the vesting of the 2019 performance shares grants and the first tranche of 2021 restricted stock unit grants.

(2)

The amounts in the Stock Awards—Value Realized on Vesting column represent the sum of (i) the number of performance shares released multiplied by the closing market price of our Common Stock on February 8, 2022, $121.33, and (ii) the number of restricted stock units released multiplied by the closing market price of our Common Stock on February 28, 2022, $111.66.

Pension Benefits

The following table provides information on the defined benefit retirement plans in which the NEOs participate, including the present value of accumulated benefits as of December 31, 2022, except as noted, payable for each of the NEOs under each of these plans determined using interest rate and mortality rate assumptions consistent with those used in our consolidated financial statements; namely, the PRI-2012 generational mortality table with white collar adjustments and an adjustment to reflect recent Prudential-specific experience and an interest discount rate of 5.45%. Cash Balance Formula accounts are assumed to grow with interest based on an assumed 30-year Treasury Rate, but not less than 4.25%, and PSI Cash Balance Formula accounts are assumed to grow with interest at 5.00% until the commencement of pension benefits. No additional earnings or service after December 31, 2022 is included in the calculation of the accumulated benefits.

Name	Plan Name	Number of Years of Credited Service (#)		Present Value of Accumulated Benefit ($)	Payments During Last Fiscal Year ($)

Charles F. Lowrey	Merged Retirement Plan—Cash Balance Formula	21		2,651,372	—

	Supplemental Retirement Plan—Cash Balance Formula	21		7,312,959	18,066	(2)

Kenneth Y. Tanji	Merged Retirement Plan—Cash Balance Formula	33		1,202,471	—

	Merged Retirement Plan—PSI Cash Balance Formula	n/a	(1)	83,416	—

	Supplemental Retirement Plan—Cash Balance Formula	33		1,444,748	2,904	(2)

Robert M. Falzon	Merged Retirement Plan—Cash Balance Formula	39		1,976,504	—

	Merged Retirement Plan—PSI Cash Balance Formula	n/a	(1)	98,544	—

	Supplemental Retirement Plan—Cash Balance Formula	39		4,000,051	10,968	(2)

Scott G. Sleyster	Merged Retirement Plan—Cash Balance Formula	35		3,446,464	—

	Supplemental Retirement Plan—Cash Balance Formula	35		2,810,600	6,266	(2)

Andrew F. Sullivan	Merged Retirement Plan—Cash Balance Formula	11		215,607	—

	Supplemental Retirement Plan—Cash Balance Formula	11		952,703	3,471	(2)

(1)

Mr. Tanji transferred from Prudential to Prudential Securities Incorporated in 1994 and transferred back to Prudential from Prudential Securities Incorporated in 2002. He began accruing pension benefits under the Traditional Pension Formula and, subsequently, the Cash Balance Formula upon his election of this formula in 2001; in accordance with the Merged Retirement Plan Cash Balance Formula, credited service includes service with the Company’s subsidiaries, in particular Prudential Securities Incorporated. As a result of his transfer, ongoing service is not a consideration in determining his benefit under the PSI Cash Balance Formula.

Mr. Falzon transferred to Prudential from Prudential Securities Incorporated in 1998 and began accruing pension benefits under the Traditional Pension Formula and, subsequently, the Cash Balance Formula upon his election of this formula in 2001; in accordance with the Merged Retirement Plan Cash Balance Formula, credited service includes service with the Company’s subsidiaries, in particular Prudential Securities Incorporated. As a result of his transfer, ongoing service is not a consideration in determining his benefit under the PSI Cash Balance Formula.

(2)

For Messrs. Lowrey, Tanji, Falzon, Sleyster and Sullivan, this payment was a distribution from the Supplemental Retirement Plan Cash Balance Formula to pay for accrued FICA taxes due in 2022 on this benefit, and federal, state, and local taxes on the distributed amount. The entire payment was withheld to pay these taxes.

62	NOTICE OF ANNUAL MEETING OF SHAREHOLDERS AND 2023 PROXY STATEMENT

Executive Compensation

The Merged Retirement Plan

Our wholly owned subsidiary, The Prudential Insurance Company of America, sponsors our tax-qualified defined benefit retirement plan, The Prudential Merged Retirement Plan (the “Merged Retirement Plan”), which is available to our executive officers, including the NEOs, and other eligible U.S. employees. The Merged Retirement Plan has two formulas under which participants may have their retirement benefits for ongoing service determined: the “Traditional Pension Formula” or the “Cash Balance Formula.” In addition, employees who previously worked for Prudential Securities Incorporated also have retirement benefits for their service with Prudential Securities Incorporated under a third component of the Merged Retirement Plan: the “PSI Cash Balance Formula.”

Traditional Pension Formula

Under the Traditional Pension Formula, employees are fully vested in their accrued benefits. These benefits (which are subject to Internal Revenue Code limits) are determined using the following formula, which is based on Average Eligible Earnings (as defined) and years of Credited Service (as defined):

(1.35% x Average Eligible Earnings up to Covered Compensation + 2.00% x Average Eligible Earnings in excess of Covered Compensation)	×	Years of Credited Service up to 25 years	+	(0.75% x Average Eligible Earnings up to Covered Compensation + 1.00% x Average Eligible Earnings in excess of Covered Compensation)	×	Years of Credited Service for the next 13 years	+	1.00% x Average Eligible Earnings	×	Years of Credited Service in excess of 38 years

For a separation from service in 2022, Average Eligible Earnings are determined by taking the average of earnings (base salary plus annual incentive payment) over the period beginning January 1, 2015, and ending on the date of separation after dropping the lowest two years of earnings in that period. Under the Traditional Pension Formula, the starting point for the averaging period is moved forward two years on January 1 of every even calendar year. “Covered Compensation” for a year is the average of the Social Security wage bases for the 35 years ending in the year the participant will reach Social Security normal retirement age. Benefits are payable as early as age 55 (with a reduction in benefits) as a single life annuity if not married or an actuarially equivalent 50% joint and survivor annuity if married.

Generally, a participant’s benefit will be determined as the greater of:

●	the benefit as determined above calculated at the time of separation from service;

●	the benefit as determined above calculated as of January 1, 2002, plus all or a portion of the Supplemental Retirement Plan benefit calculated as of January 1, 2002; and

●

If the Supplemental Retirement Plan benefit is to be paid in the form of an annuity, the benefit as determined above calculated as of January 1, 2012 (including any adjustment in the benefit on January 1, 2002 as described in the previous bullet), plus all or a portion of the Supplemental Retirement Plan benefit calculated as of January 1, 2012.

Additional benefits are provided to participants who are eligible to retire upon separation from service. A participant is eligible to retire if he or she separates from service either: (a) after attainment of age 55 (with 10 years of vesting service) or age 65 or (b) due to an involuntary termination (other than for cause or exhausting short-term disability benefits) after attainment of age 50 (with 20 years of continuous service).

If a participant is eligible to retire, he or she is eligible for survivor benefits (with no actuarial reduction), a lesser (or no) reduction in benefit for benefit commencement before age 65, and an additional benefit paid to age 65.

The benefits reported in the Pension Benefits table above are assumed to commence in the form of a 50% joint and survivor annuity on the later of January 1, 2022 and the date the participant is eligible for an unreduced benefit, i.e., the earlier of (i) the first of the month on or following the later of attainment of age 60 and 30 years of service and (ii) the first of the month on or following attainment of age 65 (“Normal Retirement Date”).

There are currently no NEOs that have their benefit calculated under the Traditional Pension Formula.

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS AND 2023 PROXY STATEMENT	63

Executive Compensation

Cash Balance Formula

The Cash Balance Formula was added to the Merged Retirement Plan in 2001 for employees hired on or after January 1, 2001, except employees of Prudential Securities Incorporated. At that time, we offered a one-time conversion election for the current Merged Retirement Plan participants with benefits under the Traditional Pension Formula to opt to have their individual retirement benefits determined under the Cash Balance Formula. Participants who made this election to use the Cash Balance Formula are fully vested in their Cash Balance Formula benefit. Otherwise, participants are generally vested in their Cash Balance Formula benefit after three years of service.

Cash Balance Formula benefits (which are subject to Internal Revenue Code limits) are computed using a cash balance methodology that provides for credits to be made to a hypothetical account that is allocated basic credits equal to 2% to 14% (depending on age and service) of base salary and annual incentive payments. Interest credits are made to the hypothetical account each month using an interest rate set each year based on the average yield on 30-year U.S. Treasury securities (constant maturities) for October of the prior year, with a minimum rate of 4.25%. The rate in effect for 2022 was 4.25%.

Active participants on June 30, 2003 received an additional credit equal to his or her Supplemental Retirement Plan Cash Balance Formula benefit determined as of January 1, 2002, if any. Active participants on June 30, 2012 received an additional credit of no more than his or her Supplemental Retirement Plan Cash Balance Formula benefit determined as of April 1, 2012, if any.

Benefits are payable at any time after separation of service as a lump sum amount (based on the account balance) or an actuarially equivalent single life annuity; 50%, 75%, or 100% joint and survivor annuity; or 50% contingent annuity. Employees who made the one-time conversion election to use the Cash Balance Formula (specifically, Messrs. Tanji, Falzon, and Sleyster) have a frozen “Grandfathered Benefit” determined as the accrued benefit under the Traditional Pension Formula as of January 1, 2002. The value of the Grandfathered Benefit, and early retirement subsidies on this benefit, if applicable, are included in determining the payable benefit. As reported in the Pension Benefits Table, cash balance accounts are assumed to grow with interest until, and benefits will commence on the participant’s Normal Retirement Date.

Benefits are assumed to commence with 90% of participants electing a lump sum and 10% electing a 50% joint and survivor annuity.

PSI Cash Balance Formula

The PSI Cash Balance Formula applies only to employees who previously worked for Prudential Securities Incorporated. At this time, all participants are fully vested in their PSI Cash Balance Formula benefit. Messrs. Tanji and Falzon are the only NEOs with a benefit under this formula.

PSI Cash Balance Formula benefits (which are subject to Internal Revenue Code limits) are computed using a cash balance methodology that provides for credits to be made to a hypothetical account. Prior to January 1, 2004, the hypothetical accounts were allocated basic credits equal to 1.7% to 7% (depending on age and service) of eligible earnings. Since then, interest credits only have been made to the hypothetical account each month using an interest rate set each year, with a minimum rate of 5.00%. The rate in effect for 2022 was 5.00%.

Benefits are payable at any time after separation of service as a lump sum amount (based on the account balance) or an actuarially equivalent single-life annuity; 50%, 75%, or 100% joint and survivor annuity; 50% or 100% contingent annuity; or single-life annuity with five or 10 years guaranteed.

As reported in the Pension Benefits Table, PSI Cash Balance accounts are assumed to grow with interest until, and benefits will commence on the participant’s Normal Retirement Date.

Benefits are assumed to commence with 90% of participants electing a lump sum and 10% electing a 50% joint and survivor annuity.

64	NOTICE OF ANNUAL MEETING OF SHAREHOLDERS AND 2023 PROXY STATEMENT

Executive Compensation

The Supplemental Retirement Plan and SERPs

The Supplemental Retirement Plan is a nonqualified retirement plan designed to complement the Merged Retirement Plan by providing benefits to all participants of the Merged Retirement Plan, including the NEOs, who are prohibited from receiving additional benefits under the Merged Retirement Plan because of Internal Revenue Code limits. Benefits under the Supplemental Retirement Plan are generally payable at the earlier of six months after separation from service and age 65. Under a special rule applicable to the Supplemental Retirement Plan, benefits are required to begin to be paid to a home office participant following attainment of age 65, regardless of whether he or she has separated from service.

The Prudential Insurance Supplemental Executive Retirement Plan and the PFI Supplemental Executive Retirement Plan (collectively, the “Prudential SERPs”) provide “Early Retirement Benefits” to certain eligible executives, including the NEOs, subject to the approval of our Board and the Committee. Early Retirement Benefits are designed to recognize the service and contributions of eligible executives who are involuntarily terminated by exempting them from the reduction factor for early retirement between the ages of 55 and 65, a reduction of up to 50%, which would otherwise be applicable under the Traditional Pension Formula and the Grandfathered Benefit under the Cash Balance Formula of the Merged Retirement Plan and the Supplemental Retirement Plan. Benefits under the Prudential SERPs are generally payable at the earlier of six months after separation from service and age 65.

No NEO is currently eligible for benefits under the Early Retirement Benefits provision. Upon an involuntary termination of employment, no NEO will be eligible for benefits under the Early Retirement Benefits provision due to a variety of factors.

In 2008, the NEOs (with the exception of Messrs. Lowrey and Sullivan) were permitted to make an irrevocable election regarding the form of payment for their pension benefits. Messrs. Falzon and Sleyster elected to receive their Supplemental Retirement Plan benefits in the form of an annuity. Mr. Tanji elected to receive his Supplemental Retirement Plan benefit in the form of a lump sum.

The Prudential Securities Incorporated Supplemental Retirement Plan for Executives (“PSI SERP”) was designed to make it more attractive to certain key executives to remain employees of Prudential Securities Incorporated and its subsidiaries. The PSI SERP benefit is determined as a target benefit, less the benefit payable from the PSI Cash Balance Formula and an estimated Social Security retirement benefit. The target benefit is 60% of an employee’s average salary times a ratio of service to 30 years. There are no NEOs currently eligible for benefits under the PSI SERP.

Notwithstanding the foregoing, benefits reported in the Pension Benefits Table are assumed to commence in the form of payment elected for this benefit, either an annuity or a lump sum, and at the same time as under the Merged Retirement Plan benefit to be consistent with assumptions used in the Company’s financial statements.

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS AND 2023 PROXY STATEMENT	65

Executive Compensation

Nonqualified Deferred Compensation

The following table provides information on the NEOs’ participation in the Prudential Supplemental Employee Savings Plan (the “SESP”) and the Deferred Compensation Plan:

Name	Plan	Executive Contributions in Last Fiscal Year ($)(1)	Registrant Contributions in Last Fiscal Year ($)(2)	Aggregate Earnings in Last Fiscal Year ($)(3)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last Fiscal Year End ($)(4)

Charles F. Lowrey	SESP	39,185	39,185	30,353		955,924
	Deferred Compensation	—	—	547,875		15,997,674

Kenneth Y. Tanji	SESP	13,800	13,800	7,417		240,142
	Deferred Compensation	—	—	(590,836)	(1,362,172)(5)	4,801,151

Robert M. Falzon	SESP	29,154	29,154	17,456		555,225
	Deferred Compensation	581,283	—	(812,727)		7,176,705

Scott G. Sleyster	SESP	15,800	15,800	20,113		618,039
	Deferred Compensation	—	—	1,422,619		22,413,574

Andrew F. Sullivan	SESP	15,800	15,800	6,865		182,160
	Deferred Compensation	121,500	—	(17,440)		552,184

(1)

The amounts reported in the Executive Contributions in Last Fiscal Year column represent elective contributions of a portion of their base salary to the SESP and elective contributions to the Deferred Compensation Plan from the annual incentive award (which amounts are included in the Salary and Non-Equity Incentive Plan Columns of the Summary Compensation Table, respectively).

(2)

The amounts reported in the Registrant Contributions in Last Fiscal Year column represent the Company’s contributions to each NEO’s SESP account (which amounts are also included in the All Other Compensation column of the Summary Compensation Table).

(3)

The amounts reported in the Aggregate Earnings in the Last Year column include amounts reported for above-market interest on the SESP in the Change in Pension Value column of the Summary Compensation Table. Specifically, $4,459 for Mr. Lowrey, $1,075 for Mr. Tanji, $2,525 for Mr. Falzon, $2,968 for Mr. Sleyster, and $761 for Mr. Sullivan.

(4)

The amounts reported in the Aggregate Balance at Last Fiscal Year End column represent balances from the SESP and Deferred Compensation Plan and include various amounts previously reported in the Summary Compensation Table as Salary, Non-Equity Incentive Plan Compensation or All Other Compensation.

(5)	This is related to the deferral of Mr. Tanji’s 2010 and 2014 annual incentive awards that he elected to have paid in 2022.

SESP

The SESP is a nonqualified defined contribution plan designed to provide benefits in excess of amounts permitted to be contributed under the PESP. It allows employees, including the NEOs, to elect to defer from 1% to 4% of their eligible earnings paid after the Code limit is exceeded in the year ($305,000 in 2022) to a hypothetical record-keeping account on a pre-tax basis through payroll deduction. We match 100% of an employee’s deferrals. Eligible earnings for the NEOs under the SESP are limited to base salary only. Interest is earned on a participant’s account at the same rate as the Fixed Rate Fund under the PESP. This rate is generally set quarterly within a calendar year, and the rate in effect for each quarter of 2022 was 3.5%. A participant’s account is distributed to the employee six months after the participant’s separation from service.

Deferred Compensation Plan

The Deferred Compensation Plan is a nonqualified, unfunded plan that provides certain designated executives in the United States, including the NEOs, with the ability to defer taxation on up to 85% of their annual cash incentive awards. Deferrals may be invested in notional funds that generally mirror the PESP fund offerings, including shares of our Common Stock.

66	NOTICE OF ANNUAL MEETING OF SHAREHOLDERS AND 2023 PROXY STATEMENT

Executive Compensation

Post-Employment Compensation Arrangements

While we have not entered into employment agreements with our NEOs, they are eligible to receive certain payments and benefits in the event of a termination of employment, including following a change in control of the Company, under the Severance Plan and Change in Control Program. Our CEO does not participate in the Severance Plan.

In many cases, subject to the approval of our Board, various payments and benefits are provided under the Severance Plan, the Change in Control Program, the Omnibus Plan and other Company plans and programs, as applicable.

Voluntary Termination(1) — Early or Normal Retirement

Annual Incentives. Annual Incentive Program: an annual incentive payment based on the current year’s Company and individual performance, payable following the completion of the performance year.

Stock Options. Omnibus Plan(1): Vested stock options remain exercisable for a period of up to five years after termination; and unvested stock options continue to vest according to the original vesting schedule.

Performance Shares. Omnibus Plan(1): each grant of performance shares will be paid out at the end of its respective performance period based on the actual number of shares earned as determined by the Committee.

Restricted Stock Units. Omnibus Plan(1): generally, each grant of restricted stock units vest one-third each year and is paid out annually in shares.

Book Value Units. Omnibus Plan(1): each grant of book value units vests one-third each year and is paid out annually in cash based on the Company’s adjusted book value per share at the end of the fiscal quarter prior to payment.

Additional Retirement Accruals. Merged Retirement Plan and Supplemental Retirement Plan: additional benefit based on the annual incentive.

Involuntary Termination Without Cause

Severance. Severance Plan: assuming all eligibility conditions are satisfied, severance payments of up to 18 months of base salary and annual incentive.

Annual Incentives. Annual Incentive Program: an annual incentive payment based on the current year’s Company and individual performance, payable following the completion of the performance year.

Stock Options. Omnibus Plan(2): (i) Vested stock options remain exercisable for a period of up to five years after termination date and unvested stock options continue to vest according to the original vesting schedule.

Restricted Stock Units. Omnibus Plan(2): generally, each grant of restricted stock units vest one-third each year and is paid out annually in shares.

Performance Shares. Omnibus Plan(2): each grant of performance shares will be paid out at the end of its respective performance period based on the actual number of shares earned as determined by the Committee.

Book Value Units. Omnibus Plan(2): each grant of book value units vests one-third each year and is paid out annually in cash based on the Company’s adjusted book value per share at the end of the fiscal quarter prior to payment.

SERP. Prudential SERP: Early Retirement Benefit provided to eligible participants.

Additional Retirement Accruals. Merged Retirement Plan and Supplemental Retirement Plan: additional benefit based on the annual incentive and additional benefit to Messrs. Tanji, Falzon, Sleyster and Sullivan based on the amount of severance.

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS AND 2023 PROXY STATEMENT	67

Executive Compensation

Separation in Connection with Change in Control(3)

Severance. Change in Control Program: (i) a lump-sum payment equal to the sum of two times annual base salary and annual incentive (based on the average of the annual incentive payments for the previous three calendar years); and (ii) a payment equal to the present value of the retirement benefits that would have accrued during the period of time on which the lump-sum payment in (i) is based.

Annual Incentives. Change in Control Program and Annual Incentive Program: an annual incentive payment based on the target annual incentive award opportunity in the year termination occurs.

Stock Options. Change in Control Program and Omnibus Plan: accelerated vesting of stock options, only if outstanding awards will not be honored or assumed or substituted with equitable replacement awards made by a successor employer.

Performance Shares. Change in Control Program and Omnibus Plan: payment of outstanding performance shares at target in shares within 30 days of a change in control, only if outstanding awards will not be honored or assumed or substituted with equitable replacement awards made by a successor employer. For performance shares and performance units granted in 2017 and subsequent years, at the change in control (i) outstanding, unconverted performance shares will become vested at target and settled in shares, and (ii) outstanding performance shares that were converted to restricted stock units will become vested and settled in shares, only if such outstanding awards will not be honored or assumed or substituted with equitable replacement awards made by a successor employer.

Restricted Stock Units. Change in Control Program and Omnibus Plan: payment of restricted stock units in shares, only if outstanding awards will not be honored or assumed or substituted with equitable replacement awards made by a successor employer.

Book Value Units. Change in Control Program and Omnibus Plan: payment of outstanding book value units in cash based on the Company’s adjusted book value per share at the end of the fiscal quarter ended on or immediately prior to the change in control, only if outstanding awards will not be honored or assumed or substituted with equitable replacement awards made by a successor employer.

SERP. Prudential SERP: Early Retirement Benefit provided to eligible participants.

Additional Retirement Accruals. Merged Retirement Plan and Supplemental Retirement Plan: additional benefit based on the annual incentive.

Health/Life. Change in Control Program: continued health benefits at active employee contribution levels for a period of 18 months, plus a “gross-up” for any expected tax consequences associated with providing these health benefits.

68	NOTICE OF ANNUAL MEETING OF SHAREHOLDERS AND 2023 PROXY STATEMENT

Executive Compensation

Separation Due to Disability or Death

Annual Incentives. Annual Incentive Program: an annual incentive payment based on an average of the previous three years’ annual incentive awards.

Restricted Stock Units. Omnibus Plan: all outstanding restricted stock units are paid out in shares.

Stock Options. Omnibus Plan: stock option vesting accelerates with up to three years to exercise.

Performance Shares. Omnibus Plan: all outstanding awards of performance shares are paid at target in shares of our Common Stock.

Book Value Units. Omnibus Plan: all outstanding awards of book value units are paid out in cash based on the Company’s adjusted book value per share at the end of the fiscal quarter prior to payment.

Additional Retirement Accruals. Merged Retirement Plan and Supplemental Retirement Plan: additional benefit based on the annual incentive (paid to spouse in the event of death). In the event of disability, additional credits until pension commencement (assumed to be Normal Retirement Date).

Health/Life. Prudential Welfare Benefits Plan: monthly disability payment based on salary plus the greater of the most recently paid annual incentive award or the average of the last three most recently paid annual incentive awards.

(1)	Based on approved retirement treatment. However, in the event the participant does not qualify for approved retirement treatment, all outstanding restricted stock units are generally forfeited.

(2)	Based on approved retirement treatment. However, in the event the participant does not qualify for approved retirement treatment, generally a pro-rata portion of restricted stock units will vest.

(3)

Pursuant to the Change in Control Program, before payments may be made, a change in control must have occurred and the designated executive officer’s employment must, within two years following the change in control, either have terminated involuntarily without “cause” or by the eligible executive officer for “good reason.” An eligible executive officer would have good reason to terminate his or her employment in the event of a material reduction in his or her compensation or the terms and conditions of his or her employment were to adversely change (for example, a reduction in job responsibilities, title, or forced relocation).

Potential Payments upon Termination or Change in Control

The following table presents, for each of the NEOs, the estimated payments and benefits that would have been payable as of the end of 2022 in the event of a termination of employment (voluntary or involuntary without cause) or a separation for another reason (change in control, disability, or death).

Consistent with SEC requirements, these estimated amounts have been calculated as if the NEO’s employment had been terminated as of December 31, 2022, the last business day of 2022.

Retirement eligibility differs according to the employment separation event. The following table assumes that benefits are paid in an annuity form and commence on January 1, 2023, unless stated otherwise. The table also assumes Board approval of various payments as applicable, for all NEOs, and displays hypothetical amounts based on the disclosure of compensation information about the NEOs. Actual payments and benefits will depend on the circumstances and timing of any termination of employment or other triggering event.

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS AND 2023 PROXY STATEMENT	69

Executive Compensation

Estimated Post-Employment Payments and Benefits

Name	Type of Payment or Benefit		Voluntary Termination/Early or Normal Retirement ($)		Involuntary Termination Without Cause ($)		Separation Due to Change in Control ($)		Separation Due to Disability ($)	Separation Due to Death ($)

Charles F. Lowrey	Severance Payment*						13,604,504	(1)

	Annual Incentive		4,204,000	(2)	3,965,700	(2)	3,750,000		3,965,700	3,965,700

	Long-term Incentive:**	Performance Shares/Units(3)					22,676,383		22,676,383	22,676,383

		Restricted Stock Units(4)					4,862,202		4,862,202	4,862,202
		Book Value Units(5)					987,834		987,834	987,834

	Benefits:	Health/Life					40,979	(6)
		Addtl. Retire Accruals	580,152		547,267		517,500		563,343	547,267

	Total		4,784,152		4,512,967		46,439,402		33,055,462	33,039,386

Kenneth Y. Tanji	Severance Payment*				3,313,100		5,371,655	(1)

	Annual Incentive		1,738,000	(2)	1,558,700	(2)	1,550,000		1,558,700	1,558,700

	Long-term Incentive:**	Performance Shares/Units(3)					6,964,786		6,964,786	6,964,786

		Restricted Stock Units(4)					1,470,715		1,470,715	1,470,715
		Book Value Units(5)					334,272		334,272	334,272

	Benefits:	Health/Life					49,914	(6)	1,275,932
		Addtl. Retire Accruals	182,490		511,539		162,750		1,852,062	163,664

	Total		1,920,490		5,383,339		15,904,092		13,456,467	10,492,137

Robert M. Falzon	Severance Payment*				6,358,500		10,652,766	(1)

	Annual Incentive		3,363,000	(2)	3,199,000	(2)	3,000,000		3,199,000	3,199,000

	Long-term Incentive:**	Performance Shares/Units(3)					18,082,027		18,082,027	18,082,027

		Restricted Stock Units(4)					3,881,625		3,881,625	3,881,625
		Book Value Units(5)					795,447		795,447	795,447

	Benefits:	Health/Life					36,752	(6)
		Addtl. Retire Accruals	399,831		1,136,302		356,673		144,954	431,865

	Total		3,762,831		10,693,802		36,805,290		26,103,053	26,389,964

Scott G. Sleyster	Severance Payment*				4,313,600		7,323,005	(1)

	Annual Incentive		2,242,000	(2)	2,175,700	(2)	2,000,000		2,175,700	2,175,700

	Long-term Incentive:**	Performance Shares/Units(3)					8,860,195		8,860,195	8,860,195

		Restricted Stock Units(4)					1,797,541		1,797,541	1,797,541
		Book Value Units(5)					476,256		476,256	476,256

	Benefits:	Health/Life					46,947	(6)
		Addtl. Retire Accruals	251,917		729,154		224,725		174,452	278,490

	Total		2,493,917		7,218,454		20,728,669		13,484,144	13,588,182

Andrew F. Sullivan	Severance Payment*				4,115,100		6,157,019	(1)

	Annual Incentive				2,043,400	(2)	2,000,000		2,043,400	2,043,400

	Long-term Incentive:**	Performance Shares/Units(3)					8,580,613		8,580,613	8,580,613

		Restricted Stock Units(4)					1,797,541		1,797,541	1,797,541
		Book Value Units(5)					275,435		275,435	275,435

	Benefits:	Health/Life					51,202	(6)	1,600,665
		Addtl. Retire Accruals			498,839		162,000		2,805,569	165,515

	Total				6,657,339		19,023,810		17,103,222	12,862,503

1

Includes severance payments equal to two times annual cash compensation (subject to execution of a non-competition agreement), and a cash payment for the pension impact of additional two years of credited service.

2	Includes annual incentive award amount for 2021 performance.

70	NOTICE OF ANNUAL MEETING OF SHAREHOLDERS AND 2023 PROXY STATEMENT

Executive Compensation

3	Includes the value of 2019, 2020, 2021 target performance shares and units paid based on the latest year-end share price.

4	Includes the value of 2021 restricted stock units paid based on the latest year-end share price.

5	Includes the value of 2019 and 2020 book value units paid based on the Company’s latest year-end book value per share.

6	Reflects the expected contribution subsidy for 18 months and the associated tax gross-up. For this purpose, we have assumed the 2023 premium and contribution rates continue for the full 18 months.

*	Subject to receipt from the executive of a general release of claims and confidentiality and nondisparagement agreements.

**	Subject to receipt from the executive of a general release of claims and agreements relating to confidentiality, nondisparagement, nonsolicitation and, in the case of retirees, noncompetition.

The following items are excluded from the table above:

●

The benefits the NEOs would be entitled to receive under the SESP and the Deferred Compensation Plan (these benefits are disclosed in the Nonqualified Deferred Compensation table contained in this Proxy Statement).

●

Additional payments to the NEOs under the PESP, The Prudential Welfare Benefits Plan and The Prudential Retiree Welfare Benefits Plan (plans providing, among other things, life insurance, disability insurance, medical coverage and/or dental coverage), which do not discriminate in scope, terms, or operation in favor of the NEOs and are generally available to all salaried employees.

●

The effects of an involuntary termination of employment for cause, which will result in a forfeiture of all outstanding vested and unvested performance shares, performance units, book value units, restricted stock units, and stock options. The NEOs will receive no additional payments in the event of a termination of employment for cause.

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS AND 2023 PROXY STATEMENT	71

General Information About The Meeting

Voting Instructions and Information

Who Can Vote

You are entitled to vote your Common Stock if our records show that you held your shares as of the record date of March 10, 2023. At the close of business on that date, a total of 366,974,143 shares of Common Stock were outstanding and entitled to vote. Each share of Common Stock is entitled to one vote at this Annual Meeting. Your voting instructions are confidential and will not be disclosed to persons other than those recording the vote, except if you make a written comment on the proxy card, otherwise communicate your vote to management, as may be required in accordance with the appropriate legal process, or as authorized by you.

Voting Your Proxy

If your Common Stock is held through a broker, bank or other nominee (held in street name), you will receive instructions from such entity that you must follow in order to have your shares voted. If you want to vote in person, you must obtain a legal proxy from your broker, bank or other nominee, bring it to the meeting, and submit it with your vote.

If you hold your shares in your own name as a holder of record with our transfer agent, Computershare, you may instruct the proxies how to vote by following the instructions listed on the Notice of Internet Availability or the proxy card to vote online, or by signing, dating and mailing the proxy card in the postage-paid envelope. Of course, you can always come to the meeting and vote your shares in person, if you satisfy the procedures for attendance outlined in “Attending the Annual Meeting” below.

Whichever method you select to transmit your instructions, the proxies will vote your shares in accordance with those instructions. Except as discussed below with respect to shares held in certain Company plans, if you sign and return a proxy card without giving specific voting instructions, your shares will be voted as recommended by the Board of Directors: FOR each director nominee, FOR ratification of the appointment of the independent auditor, FOR the advisory vote to approve named executive officer compensation, for every “1 YEAR” on the advisory vote on the frequency of future advisory votes to approve named executive officer compensation and AGAINST the shareholder proposal regarding an independent board chairman.

Special Voting Instructions for Plan Shares

If you are a participant in The Prudential Employee Savings Plan (“PESP”) and your account is invested in the PFI Common Stock Fund, you may instruct the PESP Trustee on how to vote the shares of Common Stock credited to your PESP account and held in the Fund on March 8, 2023. The PESP Trustee, the shareholder of record, will vote these shares in accordance with your instructions or, if you do not provide voting instructions, in the same proportion as the PESP Trustee votes the shares for which it received timely voting instructions subject to the terms of the PESP plan document, its trust agreement and applicable law. If you hold shares of Common Stock through your participation in the international portion of the Prudential Stock Purchase Plan, the Prudential International Stock Purchase Plan, or the international portion of the Associates Grants (covering vested shares of Prudential Financial, Inc. Common Stock) under the Prudential Financial, Inc. Omnibus Incentive Plan (collectively, the “Plan”), on March 10, 2023, those shares will be voted by the Plan administrator in accordance with your instructions or, if you do not provide voting instructions, in accordance with the Board of Directors’ recommendation subject to the terms of the Plan and applicable law.

Matters to Be Presented

We are not aware of any matters that will be acted on at the Annual Meeting other than those described in this Proxy Statement. If any matters not described in this Proxy Statement are properly presented at the meeting, the proxies will use their own judgment to determine how to vote your shares. If the meeting is adjourned or postponed, the proxies can vote your shares at the adjournment or postponement as well.

72	NOTICE OF ANNUAL MEETING OF SHAREHOLDERS AND 2023 PROXY STATEMENT

General Information About The Meeting

Revoking Your Proxy

If you hold your shares in street name, you must follow the instructions of your broker, bank or other nominee to revoke your voting instructions. If you are a holder of record and wish to revoke your proxy instructions, you must deliver later-dated proxy instructions, advise the Chief Governance Officer and Corporate Secretary in writing before the proxies vote your shares at the Annual Meeting, or attend the Annual Meeting and vote your shares in person.

Quorum

A quorum is required to transact business at our Annual Meeting. Shareholders of record holding shares of stock constituting a majority of the shares entitled to be cast shall constitute a quorum. If you have returned valid proxy instructions or attend the meeting in person, your shares will be counted for the purpose of determining whether there is a quorum, even if you abstain from voting on some or all matters introduced at the meeting. In addition, broker non-votes will be treated as present for purposes of determining whether a quorum is present.

Voting Requirements

You may either vote for, against or abstain on each of the proposals, with the exception of Item 4 where you may vote for one year, two years, three years or abstain. The affirmative vote of a majority of the votes cast is required to approve each proposal. Broker non-votes and abstentions will have no impact, as they are not counted as votes cast.

If you hold your shares in street name, brokers must vote according to specific instructions they receive from you. If brokers do not receive specific instructions, brokers may in some cases vote the shares in their discretion. But they are not permitted to vote on certain proposals and may elect not to vote on any of the proposals without your voting instructions. If you do not provide voting instructions and the broker elects to vote your shares on some but not all matters, it will result in a “broker non-vote” for the matters on which the broker votes. Abstentions occur when you provide voting instructions but instruct the broker to abstain from voting on a particular matter.

Although the advisory vote in Items 3 and 4 are non-binding, as provided by law, our Board will review the results of the vote and, consistent with our commitment to shareholder engagement, will take the results into account in making a determination concerning our named executive officer compensation and the frequency of future advisory votes to approve named executive officer compensation. If you hold your shares in street name, and you do not submit voting instructions to your broker, bank or other nominee, your broker, bank or other nominee will not be permitted to vote your shares in their discretion, which would result in “broker non-votes” on proposals relating to the election of directors, the advisory vote to approve named executive officer compensation, the advisory vote on the frequency of future advisory votes to approve named executive officer compensation and the shareholder proposal regarding an independent board chairman, but may still be permitted to vote your shares in their discretion on the ratification of the independent auditor. Any shares represented by “broker non-votes” are not considered votes cast or entitled to vote and therefore will not impact the outcome of such proposals.

Election of Directors

At the meeting, each nominee must receive the affirmative vote of a majority of the votes cast with respect to his or her election in order to be elected. If an incumbent nominee is not elected by the requisite vote, he or she must tender his or her resignation, and the Board, through a process managed by the Corporate Governance and Business Ethics Committee, will decide whether to accept the resignation.

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS AND 2023 PROXY STATEMENT	73

General Information About The Meeting

BOARD RECOMMENDATIONS

The Board of Directors recommends that you vote “FOR” each of the Director Nominees, “FOR” the ratification of the appointment of the Independent Auditor, “FOR” the advisory vote to approve named executive officer compensation, for every “1 YEAR” on the advisory vote on the frequency of future advisory votes to approve named executive officer compensation, and “AGAINST” the shareholder proposal regarding an Independent Board Chairman.

Cost of Proxy Solicitation

We are providing these proxy materials in connection with the solicitation by the Company’s Board of Directors of proxies to be voted at our Annual Meeting. We will pay the cost of this proxy solicitation. In addition to soliciting proxies by mail, we expect that a number of our employees will solicit shareholders personally, electronically and by telephone. None of these employees will receive any additional compensation for doing this. We have retained Georgeson, Inc. to assist in the solicitation of proxies for a fee of $25,000 plus reimbursement of expenses. We will, on request, reimburse brokers, banks and other nominees for their expenses in sending proxy materials to their customers who are beneficial owners and obtaining their voting instructions.

Attending the Annual Meeting

If you attend the Annual Meeting, you will be asked to present valid, government-issued photo identification, such as a driver’s license. If you are a holder of record, the top half of your proxy card or your Notice of Internet Availability is your admission ticket. If you hold your shares in street name, you will need proof of ownership to be admitted to the meeting. A recent brokerage statement or a letter from your bank or broker are examples of proof of ownership. If you want to vote your shares held in street name in person, you must get a legal proxy in your name from the broker, bank or other nominee that holds your shares, and submit it with your vote.

Attendance at the Annual Meeting is limited to shareholders of Prudential as of the record date. Each shareholder may appoint only one proxy holder or representative to attend the Annual Meeting on his or her behalf.

Submission of Shareholder Proposals and Director Nominations

Rule 14a-8 Proposals for Inclusion in the Proxy Statement for the 2024 Annual Meeting

In order to submit shareholder proposals for the 2024 Annual Meeting of Shareholders for inclusion in our Proxy Statement pursuant to SEC Rule 14a-8, materials must be received by the Chief Governance Officer and Corporate Secretary at the Company’s principal office (see below), no later than the close of business on November 24, 2023. Proposals submitted for inclusion in our Proxy Statement must comply with all of the requirements of SEC Rule 14a-8. As the rules of the SEC make clear, simply submitting a proposal does not guarantee its inclusion.

Proxy Access Director Nominations for Inclusion in the Proxy Statement for the 2024 Annual Meeting

We have adopted proxy access, which permits a shareholder, or a group of up to 20 shareholders, owning 3% or more of the Company’s outstanding capital stock for at least three years, to submit director nominees for up to 20% of the Board for inclusion in our Proxy Statement if the shareholder(s) and the nominee(s) meet the requirements in our By-laws. Notice of director nominations submitted under these proxy access By-law provisions must be received no earlier than December 11, 2023 and no later than January 10, 2024. However, if the 2024 Annual Meeting is more than 30 days before or after the first anniversary of the date of this year’s Annual Meeting, such notice must be received no later than the close of business on the 10th day following the earlier of the day on which notice of the date of the 2024 Annual Meeting was given or public disclosure of the meeting date was made.

Director nominations submitted pursuant to the proxy access provisions of our By-laws must comply with all of the requirements of our By-laws, a copy of which may be obtained at no cost from the Chief Governance Officer and Corporate Secretary. As our By-laws make clear, simply submitting a proposal or nomination does not guarantee its inclusion.

74	NOTICE OF ANNUAL MEETING OF SHAREHOLDERS AND 2023 PROXY STATEMENT

General Information About The Meeting

Other Proposals or Director Nominations for Presentation at the 2024 Annual Meeting

Our By-laws also establish an advance notice procedure with regard to director nominations and shareholder proposals that are not submitted for inclusion in the Proxy Statement, but that a shareholder instead wishes to present directly at an Annual Meeting. To be properly brought before the 2024 Annual Meeting, a notice of the nomination or the matter the shareholder wishes to present at the meeting must be delivered to the Chief Governance Officer and Corporate Secretary at the Company’s principal office (see below) not less than 120 or more than 150 days prior to the first anniversary of the date of this year’s Annual Meeting. As a result, any notice given by or on behalf of a shareholder pursuant to these provisions of the Company’s By-laws, other than pursuant to the By-laws’ proxy access provisions or Rule 14a-8, must include the information set forth in the By-laws (which includes information required under Rule 14a-19) and be received no earlier than December 11, 2023 and no later than January 10, 2024. However, if the 2024 Annual Meeting is more than 30 days before or after the first anniversary of the date of this year’s Annual Meeting, such notice must be received no later than the close of business on the 10th day following the earlier of the day on which notice of the date of the 2024 Annual Meeting was given or public disclosure of the meeting date was made. All director nominations and shareholder proposals must comply with the requirements of the Company’s By-laws. The Chairman may refuse to acknowledge or introduce any such matter at the 2024 Annual Meeting if notice of the matter is not received within the applicable deadlines or does not comply with the Company’s By-laws. If a shareholder does not meet these deadlines or does not satisfy the requirements of Rule 14a-4 of the Exchange Act, the persons named as proxies will be allowed to use their discretionary voting authority when and if the matter is raised at the 2024 Annual Meeting.

All proposals and director nominations should be addressed to: Margaret M. Foran, Chief Governance Officer, Senior Vice President and Corporate Secretary, Prudential Financial, Inc., 751 Broad Street, Newark, NJ 07102.

Eliminating Duplicative Proxy Materials

A single Proxy Statement and Annual Report, along with individual proxy cards, or individual Notices of Internet Availability, will be delivered in one envelope to multiple shareholders having the same last name and address and to individuals with more than one account registered at Computershare with the same address unless contrary instructions have been received from an affected shareholder.

If you would like to enroll in this service or receive individual copies of all documents, now or in the future, please contact Computershare by calling 1-800-305-9404 or writing to Computershare at P.O. Box 50500, Louisville, KY 40233-5000. We will deliver a separate copy of all documents to a shareholder at a shared address to which a single copy of the documents was delivered promptly upon request to the address or telephone number provided above.

Delivery of Proxy Materials

We want to communicate with you in the way that is most convenient for you. You may choose to receive either a full set of printed materials—which will include an Annual Report, Proxy Statement, and proxy card—or an email with instructions for how to view the materials and vote online. To select a method of delivery during the voting season, registered shareholders may follow the instructions when voting online at www.investorvote.com/prudential. Following the 2023 Annual Meeting, you may continue to choose your method of delivery of future documents by visiting www.computershare.com/investor. If you own shares indirectly through a broker, bank, or other nominee, please contact your financial institution for additional information regarding delivery options.

If you do not choose a method of delivery as outlined above, you may receive a one-page Notice of Internet Availability instructing you how to access the materials and vote online in lieu of printed or electronic materials. As a publicly traded company, Prudential is legally required to make these materials available to all shareholders, and it is not possible to opt out of the mailing.

Important Notice Regarding the Availability of Proxy Materials for the 2023 Annual Meeting of Shareholders to Be Held on May 9, 2023: Our 2023 Proxy Statement and Annual Report for the year ended December 31, 2022 are available free of charge on our website at www.prudential.com/governance.

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS AND 2023 PROXY STATEMENT	75

General Information About The Meeting

Annual Report on Form 10-K

The Company will provide by mail, without charge, a copy of its Annual Report on Form 10-K, at your request. Please direct all inquiries to investor.relations@prudential.com or 751 Broad Street, Newark, NJ 07102.

Incorporation by Reference

To the extent that this Proxy Statement has been or will be specifically incorporated by reference into any other filing of Prudential Financial under the Securities Act of 1933 or the Exchange Act, the sections of this Proxy Statement entitled “Report of the Audit Committee” (to the extent permitted by the rules of the SEC) and “Compensation Committee Report” shall not be deemed to be so incorporated, unless specifically provided otherwise in such filing.

Shareholder List

A list of shareholders entitled to vote at the Annual Meeting will be available for examination by shareholders at the Annual Meeting.

Forward-Looking Statements and Website References

Certain of the statements included in this Proxy Statement constitute forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements are made based on our current expectations and beliefs concerning future developments and their potential effects upon the Company. Our actual results may differ, possibly materially, from expectations or estimates reflected in such forward-looking statements. Certain important factors that could cause actual results to differ, possibly materially, from expectations or estimates reflected in such forward-looking statements can be found in the “Risk Factors” and “Forward-Looking Statements” sections included in our Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q. We do not undertake to update any particular forward-looking statement included in this Proxy Statement.

Any standards of measurement and performance made in reference to our environmental, social, and other sustainability plans and goals are developing and based on assumptions, and no assurance can be given that any such plan, initiative, projection, goal, commitment, expectation, or prospect can or will be achieved. Website references and their hyperlinks have been provided for convenience only. The content on any referenced websites is not incorporated by reference into this Proxy Statement, nor does it constitute a part of this Proxy Statement.

76	NOTICE OF ANNUAL MEETING OF SHAREHOLDERS AND 2023 PROXY STATEMENT

Appendix A - Non-GAAP Measures

Adjusted operating income (“AOI”) and operating return on average equity are non-GAAP measures of financial performance. Adjusted book value is a non-GAAP measure of financial position. We use earnings per share based on AOI, operating return on average equity, and adjusted book value as performance measures in our incentive compensation programs. Also, we believe that our use of these non-GAAP measures helps investors understand and evaluate the Company’s results of operations and financial position by providing measures that are primarily attributable to our business operations separate from the portion attributable to external and potentially volatile capital and currency market conditions.

Adjusted Operating Income

Adjusted operating income is a non-GAAP measure used by the Company to evaluate segment performance and to allocate resources. Adjusted operating income excludes “Realized investment gains (losses), net,” as adjusted, and related charges and adjustments. A significant element of realized investment gains and losses are impairments and credit-related and interest rate-related gains and losses. Impairments and losses from sales of credit-impaired securities, the timing of which depends largely on market credit cycles, can vary considerably across periods. The timing of other sales that would result in gains or losses, such as interest rate-related gains or losses, is largely subject to our discretion and influenced by market opportunities as well as our tax and capital profile.

Realized investment gains (losses) within certain businesses for which such gains (losses) are a principal source of earnings, and those associated with terminating hedges of foreign currency earnings and current period yield adjustments, are included in adjusted operating income. Adjusted operating income generally excludes realized investment gains and losses from products that contain embedded derivatives, and from associated derivative portfolios that are part of an asset-liability management program related to the risk of those products. Adjusted operating income also excludes gains and losses from changes in value of certain assets and liabilities relating to foreign currency exchange movements that have been economically hedged or considered part of our capital funding strategies for our international subsidiaries, as well as gains and losses on certain investments that are designated as trading. Adjusted operating income also excludes investment gains and losses on assets supporting experience-rated contractholder liabilities and changes in experience-rated contractholder liabilities due to asset value changes, because these recorded changes in asset and liability values are expected to ultimately accrue to contractholders. Additionally, adjusted operating income excludes the changes in fair value of equity securities that are recorded in net income.

Adjusted operating income excludes market experience updates, reflecting the immediate impacts in current period results from changes in current market conditions on estimates of profitability, which we believe enhances the understanding of underlying performance trends. Adjusted operating income also excludes the results of Divested and Run-off Businesses, which are not relevant to our ongoing operations, and discontinued operations and earnings attributable to noncontrolling interests, each of which is presented as a separate component of net income under GAAP. Additionally, adjusted operating income excludes other items, such as certain components of the consideration for acquisitions, which are recognized as compensation expense over the requisite service periods, changes in the fair value of contingent consideration, and goodwill impairments. Earnings attributable to noncontrolling interests is presented as a separate component of net income under GAAP and excluded from adjusted operating income. The tax effect associated with pre-tax adjusted operating income is based on applicable IRS and foreign tax regulations inclusive of pertinent adjustments.

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS AND 2023 PROXY STATEMENT	77

Appendix A

Reconciliation of GAAP Net Income to After-Tax Adjusted Operating Income

(in millions)

	Year Ended December 31,

	2022	2021

Net income attributable to Prudential Financial, Inc.	$(1,438)	$7,724

Income attributable to noncontrolling interests	(24)	70

Net income	(1,462)	7,794

Less: Earnings attributable to noncontrolling interests	(24)	70

Income attributable to Prudential Financial, Inc.	(1,438)	7,724

Less: Equity in earnings of operating joint ventures, net of taxes and earnings attributable to noncontrolling interests	(32)	17

Income (after-tax) before equity in earnings of operating joint ventures	(1,406)	7,707

Less: Reconciling Items:

Realized investment gains (losses), net, and related charges and adjustments	(6,201)	1,627

Market experience updates	781	750

Divested and Run-off Businesses:

Closed Block Division	(32)	140

Other Divested and Run-off Businesses	9	716

Equity in earnings of operating joint ventures and earnings attributable to noncontrolling interests	(44)	(41)

Other adjustments(1)	(939)	(1,112)

Total reconciling items, before income taxes	(6,426)	2,080

Less: Income taxes, not applicable to adjusted operating income	(1,428)	145

Total reconciling items, after income taxes	(4,998)	1,935

After-tax adjusted operating income	$3,592	$5,772

(1)

Represents adjustments not included in the above reconciling items, including goodwill impairments related to Assurance IQ that resulted in charges of $903 million pre-tax and $713 million after-tax in the fourth quarter of 2022, and $1,060 million pre-tax and $837 million after-tax in the fourth quarter of 2021. Also includes certain components of consideration for business acquisitions, which are recognized as compensation expense over the requisite service periods, as well as changes in the fair value of the associated contingent consideration.

78	NOTICE OF ANNUAL MEETING OF SHAREHOLDERS AND 2023 PROXY STATEMENT

Appendix A

Reconciliation of GAAP Earnings per Share to After-Tax Adjusted Operating Income Earnings per Share

(shares in millions)

	Year Ended December 31,

	2022	2021

Net income attributable to Prudential Financial, Inc.	$(3.93)	$ 19.51

Less: Reconciling Items:

Realized investment gains (losses), net, and related charges and adjustments	(16.55)	4.17

Market experience updates	2.08	1.92

Divested and Run-off Businesses:

Closed Block Division	(0.09)	0.36

Other Divested and Run-off Businesses	0.02	1.84

Difference in earnings allocated to participating unvested share-based payment awards	0.06	(0.07)

Other adjustments(1)	(2.51)	(2.85)

Total reconciling items, before income taxes	(16.99)	5.37

Less: Income taxes, not applicable to adjusted operating income	(3.60)	0.44

Total reconciling items, after income taxes	(13.39)	4.93

After-tax adjusted operating income	$9.46	$ 14.58

Weighted average number of outstanding Common shares (diluted)	374.7	390.1

(1)

Represents adjustments not included in the above reconciling items, including goodwill impairments that resulted in charges in the fourth quarters of 2022 and 2021 related to Assurance IQ. Also includes certain components of consideration for business acquisitions, which are recognized as compensation expense over the requisite service periods, as well as changes in the fair value of the associated contingent consideration.

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS AND 2023 PROXY STATEMENT	79

Appendix A

Adjusted Book Value

Reconciliation of GAAP Book Value to Adjusted Book Value

(in millions, except for per share data)

	Year Ended December 31,

	2022	2021

GAAP book value (total Prudential Financial, Inc. equity) at end of period	$16,250	$61,876

Less: Accumulated other comprehensive income (AOCI)	(19,827)	21,324

GAAP book value excluding AOCI	36,077	40,552

Less: Cumulative effect of foreign currency exchange rate remeasurement	(723)	(1,164)

Adjusted book value	$36,800	$41,716

Number of diluted shares at end of period	370.9	383.7

GAAP book value per Common share—diluted	$43.81	$161.26

Adjusted book value per Common share—diluted(1)	$99.22	$108.72

(1)

Includes the cumulative impact of net gains and losses resulting from foreign currency exchange rate remeasurement and associated realized investment gains and losses included in net income (loss) and currency translation adjustments corresponding to realized investment gains and losses.

Operating Return on Average Equity

Operating return on average equity (based on adjusted operating income) is a non-GAAP measure and represents adjusted operating income after-tax divided by average Prudential Financial, Inc. equity excluding accumulated other comprehensive income and adjusted to remove amounts included for foreign currency exchange rate remeasurement. The comparable GAAP measure to operating return on average equity (based on adjusted operating income) is return on average equity (based on net income). Return on average equity (based on net income) represents income after-tax, attributable to consolidated Prudential Financial, Inc., as determined in accordance with U.S. GAAP, divided by average total Prudential Financial, Inc. equity. Return on average equity (based on net income) was (4.3)% and 12.4% for the years ended December 31, 2022 and December 31, 2021, respectively.

80	NOTICE OF ANNUAL MEETING OF SHAREHOLDERS AND 2023 PROXY STATEMENT

Prudential

Pay Equity Statement

Prudential's Total Rewards package is integral to our employee value proposition. This package includes compensation, as well as benefits and talent programs and resources available to our employees.

As part of our annual human resources strategy update, our Board reviews the status of our pay practices and the broad range of our diversity and inclusion efforts.

All roles in our U.S. organization are reviewed against relevant market data. Our Total Rewards and talent programs enable Prudential to recruit and promote talent within the context of an individual's background, experience and performance.

Prudential's policies and practices address pay equity throughout the employee's career.

Recruiting

Took steps to reduce the likelihood that historical compensation decisions are perpetuating discriminatory pay practices;

Nationally, Prudential removed compensation inquiries from its employment applications; and

Stopped considering compensation history when establishing starting pay for new employees, except as required by law.

These Practices go beyond simple compliance with the laws of a limited number of states and cities.

Existing Employees

Guided by independent legal counsel, Prudential conducts a review of its U.S. compensation practices to help protect against systemic race/ethnicity and gender-biased patterns, and takes action as warranted.

Employees can raise issues regarding pay equity with the Ethics Office, Employee Relations Human Resources or their manager.

Pay equity is a critical component of our commitment to paying employees fairly, regardless of race/ethnicity and/or gender.

Pay discrimination concerns are promptly and thoroughly investigated by trained professionals dedicated to reviewing unlawful discrimination claims.

In addition to this integrated approach that encourages a proactive review of pay equity on an ongoing basis, and to satisfy our heightened obligations as a federal contractor, we periodically retain independent external experts to conduct pay equity analyses for our U.S. population.

In 2022, salary, bonus and equity (Total Compensation) were evaluated. With respect to salary, the results showed, when accounting for relevant factors including job and location, that, on average, women and Asian employees were paid, at least 100% of the pay of male and White employees, respectively. Additionally, on average, Black employees were paid at 99.3% and Hispanic employees were paid at 99.0% of the pay of non-Hispanic White employees.

In 2022, with respect to Total Compensation, accounting for relevant factors including job and location, on average, women were paid at 99.8% of male employees and Asian employees were paid at least 100%, Black employees were paid at 99.4% and Hispanic employees were paid at 98.9% of non-Hispanic White employees.

Prudential

We believe thriving neighborhoods are the foundation of a thriving economy.

Prudential's purpose is to make lives better by solving the financial challenges of our changing world. That's why we're committed to helping neighborhoods thrive. We are an anchor institution in Newark, New Jersey, home of our corporate headquarters, and play an active role in all the communities where we have a presence.

We continue to make a local impact in a hybrid work environment.

- In 2022, employees donated $3.5 million to more than 3,000 charitable causes, and The Prudential Foundation matched an additional $4.5 million.
- Employees retuning to Prudential offices spurred more than 50 on-site volunteer events, benefiting organizations serving those in need.
- Prudential waived rent for its retail tenants in Newark through April 2022, totaling 25 months of rent relief — a critical helping hand to small business owners who saw a massive drop in foot traffic during the pandemic. In addition, Prudential contributed $100,000 to support the Newark Gift Card program, which stimulates local spending by allowing consumers to purchase gift cards valid at local businesses.

We empower employees to lend their expertise to local residents.

- Through Prudential's four PruBono programs, employees use their skills to assist nonprofits and small businesses. In 2022, 229 employees donated 4,875 hours of their time to 44 organizations, at a value of $950,000. Our Law, Compliance, Business Ethics and External Affairs employees provided nearly 900 hours of pro bono legal aid to local residents.

We provide pathways to economic empowerment.

- We committed $3 million to historically Black colleges and universities (HBCUs). In a first-of-its-kind partnership, we are providing 500 students at HBCUs and other schools that serve minorities with $1,000 grants to seed their Stackwell investment accounts to help increase the students' financial wellness and address the U.S. racial wealth gap.
- By supporting the Entrepreneurs of Color Fund, Prudential helped facilitate more than $100,000 in loans to entrepreneurs in Newark.
- Throughout our partnership with YouthBuild, we provided more than $14 million in grants, corporate contributions, and coaching and mentoring to support its work helping young people find pathways to meaningful livelihood opportunities around the world. PGIM Real Estate has provided training, education and career opportunities, including a pipeline to quality construction jobs.
- Our support of job training programs in Rio de Janeiro, Brazil, has benefited 747 young people. Of those, 250 found quality jobs, and 13 individuals with disabilities have secured apprenticeships with Prudential of Brazil.

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PRU Rock Solid® Business, Sustainable Future.

PAPERS PRODUCED UNDER A SUSTAINABLE FOREST MANAGEMENT PROGRAM. PRINTED USING VEGETABLE-BASED INKS AND RENEWABLE ENERGY.

Prudential

Admission Ticket

Your vote matters – here’s how to vote!
You may vote online or by phone instead of mailing this card.

Votes submitted electronically must be received by 11:59 p.m., May 8, 2023, for Registered Shares and by 11:59 p.m., May 3, 2023, for PESP Shares and PSPP Shares.

Online
Go to www.investorvote.com/prudential — login details are located in the shaded bar below.

Vote by telephone
• Call toll-free 1-800-652-VOTE (8683) within the USA, US territories & Canada any time on a touch tone telephone. There is NO CHARGE for the call.
• Follow the instructions provided by the recorded message.

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	Save paper, time and money! Registered shareholders (Holders of Record) can sign up for electronic delivery of future proxy materials at www.investorvote.com/prudential

Proxy/Voting Instruction Form

▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A	Proposals – The Board of Directors recommends a vote FOR the election of each director nominee listed in Proposal 1.
1. Election of Directors:		For	Against	Abstain		For	Against	Abstain		For	Against	Abstain
	01 - Gilbert F. Casellas				05 - Charles F. Lowrey				09 - Michael A. Todman

	02 - Robert M. Falzon				06 - Sandra Pianalto

	03 - Martina Hund-Mejean				07 - Christine A. Poon

	04 - Wendy E. Jones				08 - Douglas A. Scovanner

The Board of Directors recommends a vote FOR Proposals 2 and 3 and 1 YEAR For Proposal 4.				The Board of Directors recommends a vote AGAINST Proposal 5.
	For	Against	Abstain		For	Against	Abstain
2. Ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2023.				5. Shareholder proposal regarding an Independent Board Chairman.

3. Advisory vote to approve named executive officer compensation.
1 Year	2 Years	3 Years	Abstain
4. Advisory Vote on the frequency of future advisory votes to approve named executive officer compensation.

B	Non-Voting Proposal – Please select one option or leave blank if you do not want to participate.
I would like a free tote bag from Prudential.	I prefer Prudential contribute to a tree planting campaign.
C	Authorized Signatures – This section must be completed for your vote to be counted. – Date and Sign Below

Please sign exactly as name(s) appears herein. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) – Please print date below.	Signature 1 – Please keep signature within the box.	Signature 2 – Please keep signature within the box.

1 U P X
03QOVF

ANNUAL MEETING OF SHAREHOLDERS May 9, 2023, 2:00 p.m. 751 Broad Street, Newark, New Jersey 07102

If you plan to attend the annual meeting, please bring this admission ticket with you. This ticket admits the shareholder. All meeting attendees must present valid government-issued photo identification. For your safety, all personal belonging or effects including purses are subject to inspection. With the exception of purses and notepads, no personal items such as briefcases or bags, of any type, may be carried into the meeting area. The use of photographic and recording devices is prohibited in the building. Cell phone use is permitted only in the first floor lobby. The meeting location is accessible to disabled persons and, upon request, we will provide wireless headsets for hearing amplification.

This card covers the total number of shares of Prudential Financial, Inc. Common Stock (“Common Stock”) registered in your name (“Registered Shares”) at Prudential’s transfer agent, Computershare, as of March 10, 2023, and may also cover the total number of shares of Prudential Financial, Inc. Common Stock held in The Prudential Employee Savings Plan (“PESP”) on March 8, 2023. Or, this card may cover the total number of shares of Prudential Financial, Inc. Common Stock for the international portion of the Prudential Stock Purchase Plan, the Prudential International Stock Purchase Plan, or the international portion of the Associates Grants covering vested shares of Prudential Financial, Inc. Common Stock registered in your name with Computershare as of the close of business on the record date of March 10, 2023.

You only need to vote once. This card enables you to submit your vote on your Registered Shares; to provide voting instructions to the PESP Trustee for your PESP shares; or to submit voting instructions for your international portion of the Prudential Stock Purchase Plan shares.

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to be held on May 9, 2023. The Proxy Statement and Annual Report to Shareholders are available at www.investorvote.com/prudential.

▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

Proxy/Voting Instruction Form	Prudential Financial, Inc.

This proxy is solicited on behalf of the Board of Directors of Prudential Financial, Inc. for the Annual Meeting of Shareholders to be held at 2:00 p.m. on May 9, 2023.

The undersigned, having received the Notice of Meeting and Proxy Statement dated March 23, 2023, appoints Margaret M. Foran, Ann Kappler and Charles F. Lowrey, each of them as proxies, with full power of substitution, to represent and vote all of the undersigned’s shares of Common Stock of Prudential Financial, Inc., at the Annual Meeting of Shareholders to be held at 2:00 p.m., May 9, 2023, or at any adjournment or postponement, upon all subjects that may properly come before the meeting, including the matters described in the proxy statement, subject to any directions indicated on the reverse side of this card.

This proxy, when properly executed, will be voted in the matter directed herein by the undersigned shareholder. If no directions are given, the proxies will vote in accordance with Board of Directors’ recommendations as listed on the reverse side of this card and at their discretion on any other matter that may properly come before the meeting and any adjournment or postponement thereof (including, if applicable, on any matter which the Board of Directors did not know would be presented at the Annual Meeting by a reasonable time before the proxy solicitation was made or for the election of a person to the Board of Directors if any nominee named in Proposal 1 becomes unable to serve or for good cause will not serve).

Special Voting Instructions for Plan Shares: If you are a participant in The Prudential Employee Savings Plan (“PESP”), or the international portion of the Prudential Stock Purchase Plan, the Prudential International Stock Purchase Plan, or the international portion of the Associates Grants covering vested shares of Prudential Financial, Inc. Common Stock under the Prudential Financial, Inc. Omnibus Incentive Plan, your shares will be voted by the applicable trustee or administrator in accordance with the instructions indicated on the reverse side or received by internet or telephone. If no instructions are specified, your PESP shares will be voted in the same proportion as the PESP Trustee votes the shares for which it received timely voting instructions, and all other shares will be voted by the plan administrator in accordance with the Board of Directors’ recommendations, in each case, subject to the terms of the applicable plan documents and applicable law.

Comments — We value your feedback. Please provide any comments you have in the space below.

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.

Proxy/Voting Instruction Form

▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A	Proposals – The Board of Directors recommends a vote FOR the election of each director nominee listed in Proposal 1.
1. Election of Directors:		For	Against	Abstain		For	Against	Abstain		For	Against	Abstain
	01 - Gilbert F. Casellas				05 - Charles F. Lowrey				09 - Michael A. Todman

	02 - Robert M. Falzon				06 - Sandra Pianalto

	03 - Martina Hund-Mejean				07 - Christine A. Poon

	04 - Wendy E. Jones				08 - Douglas A. Scovanner

The Board of Directors recommends a vote FOR Proposals 2 and 3 and 1 YEAR For Proposal 4.				The Board of Directors recommends a vote AGAINST Proposal 5.
	For	Against	Abstain		For	Against	Abstain
2. Ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2023.				5. Shareholder proposal regarding an Independent Board Chairman.

3. Advisory vote to approve named executive officer compensation.
1 Year	2 Years	3 Years	Abstain
4. Advisory Vote on the frequency of future advisory votes to approve named executive officer compensation.

B	Non-Voting Proposal – Please select one option or leave blank if you do not want to participate.
I would like a free tote bag from Prudential.	I prefer Prudential contribute to a tree planting campaign.
C	Authorized Signatures – This section must be completed for your vote to be counted. – Date and Sign Below

Please sign exactly as name(s) appears herein. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) – Please print date below.	Signature 1 – Please keep signature within the box.	Signature 2 – Please keep signature within the box.

1 U P X
03QOWF

ANNUAL MEETING OF SHAREHOLDERS May 9, 2023, 2:00 p.m. 751 Broad Street, Newark, New Jersey 07102

If you plan to attend the annual meeting, please bring this admission ticket with you. This ticket admits the shareholder. All meeting attendees must present valid government-issued photo identification. For your safety, all personal belonging or effects including purses are subject to inspection. With the exception of purses and notepads, no personal items such as briefcases or bags, of any type, may be carried into the meeting area. The use of photographic and recording devices is prohibited in the building. Cell phone use is permitted only in the first floor lobby. The meeting location is accessible to disabled persons and, upon request, we will provide wireless headsets for hearing amplification.

▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

Proxy/Voting Instruction Form	Prudential Financial, Inc.

This proxy is solicited on behalf of the Board of Directors of Prudential Financial, Inc. for the Annual Meeting of Shareholders to be held at 2:00 p.m. on May 9, 2023.

The undersigned, having received the Notice of Meeting and Proxy Statement dated March 23, 2023, appoints Margaret M. Foran, Ann Kappler and Charles F. Lowrey, each of them as proxies, with full power of substitution, to represent and vote all of the undersigned’s shares of Common Stock of Prudential Financial, Inc., at the Annual Meeting of Shareholders to be held at 2:00 p.m., May 9, 2023, or at any adjournment or postponement, upon all subjects that may properly come before the meeting, including the matters described in the proxy statement, subject to any directions indicated on the reverse side of this card.

This proxy, when properly executed, will be voted in the matter directed herein by the undersigned shareholder. If no directions are given, the proxies will vote in accordance with Board of Directors’ recommendations as listed on the reverse side of this card and at their discretion on any other matter that may properly come before the meeting and any adjournment or postponement thereof (including, if applicable, on any matter which the Board of Directors did not know would be presented at the Annual Meeting by a reasonable time before the proxy solicitation was made or for the election of a person to the Board of Directors if any nominee named in Proposal 1 becomes unable to serve or for good cause will not serve).

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to be held on May 9, 2023.

The Proxy Statement and Annual Report to Shareholders are available at www.prudential.com/governance.

+

Your vote matters – here’s how to vote!
You may vote online or by phone.

Votes submitted electronically must be received by 11:59 p.m., May 8, 2023, for Registered Shares and by 11:59 p.m., May 3, 2023, for PESP Shares and PSPP Shares.

Online
Go to www.investorvote.com/prudential – login details are located in the shaded bar below.

Vote by telephone

•  Call toll-free 1-800-652-VOTE (8683) within the USA, US territories & Canada any time on a touch tone telephone. There is NO CHARGE for the call.

•  Follow the instructions provided by the recorded message.

Shareholder Meeting Notice & Admission Ticket

Important Notice Regarding the Availability of Proxy Materials for the

Prudential Financial, Inc. Shareholder Meeting to be Held on May 9, 2023

Under Securities and Exchange Commission rules, you are receiving this notice that the proxy materials for the annual shareholders’ meeting are available on the Internet. Follow the instructions below to view the materials and vote online or request a copy. The items to be voted on and location of the annual meeting are on the reverse side. Your vote is important!

This communication is not a form for voting and presents only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting. The proxy statement and annual report to shareholders are available at:

www.investorvote.com/prudential

Easy Online Access — View your proxy materials and vote.
Step 1:	Go to www.investorvote.com/prudential.
Step 2:	Click on the icon on the right to view meeting materials.
Step 3:	Return to the investorvote.com window and follow the instructions on the screen to log in.
Step 4:	Make your selections as instructed on each screen for your delivery preferences.
Step 5:	Vote your shares.

When you go online, you can also help the environment by consenting to receive electronic delivery of future materials.

∎	2 N O T	+
03QOXF

Shareholder Meeting Notice & Admission Ticket

Prudential Financial, Inc.’s Annual Meeting of Shareholders will be held on May 9, 2023, at 751 Broad Street, Newark, New Jersey 07102, at 2:00 p.m.

Proposals to be voted on at the meeting are listed below along with the Board of Directors’ recommendations.

The Board of Directors recommends that you vote FOR the election of each director nominee listed in Proposal 1, FOR Proposals 2 and 3 and 1 YEAR For Proposal 4:

1.	Election of Directors: Gilbert F. Casellas, Robert M. Falzon, Martina Hund-Mejean, Wendy E. Jones, Charles F. Lowrey, Sandra Pianalto, Christine A. Poon, Douglas A. Scovanner and Michael A. Todman.

2.	Ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2023.

3.	Advisory vote to approve named executive officer compensation.

4.	Advisory Vote on the frequency of future advisory votes to approve named executive officer compensation.

The Board of Directors recommends that you vote AGAINST Proposal 5:

5.	Shareholder proposal regarding an Independent Board Chairman.

PLEASE NOTE – YOU CANNOT VOTE BY RETURNING THIS NOTICE. To vote your shares you must go online or request a paper copy of the proxy materials to receive a proxy card. We encourage you to vote your shares before the Annual Meeting. If you are attending the meeting, you will be asked to present your admission ticket and valid government-issued photo identification. For your safety, all personal belonging or effects including purses are subject to inspection. With the exception of purses and notepads, no personal items such as briefcases or bags, of any type, may be carried into the meeting area. The use of photographic and recording devices is prohibited in the building. Cell phone use is permitted only in the first floor lobby. The meeting location is accessible to disabled persons and, upon request, we will provide wireless headsets for hearing amplification.

PAPER PRODUCED UNDER A SUSTAINABLE FOREST MANAGEMENT PROGRAM.

Obtaining a Copy of the Proxy Materials – If you want to receive a paper or e-mail copy of these documents, you must request one. There is no charge to you for requesting a copy. Please make your request for a copy as instructed below on or before April 28, 2023, to facilitate timely delivery.

Here’s how to order a copy of the proxy materials and select future delivery preference:

Paper copies: Current and future paper delivery requests can be submitted via the telephone, Internet or e-mail options below.

E-mail copies: Current and future e-mail delivery requests must be submitted via the Internet or e-mail following the instructions below. If you request an e-mail copy of the materials, you will receive an e-mail with a link to view the materials on the Internet.

PLEASE NOTE: You must use the number in the shaded bar on the reverse side when requesting a set of proxy materials.

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Internet - Go to www.investorvote.com/prudential and follow the instructions to log in and order a paper or e-mail copy of the current meeting materials and submit your preference for e-mail or paper delivery of future meeting materials.

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Telephone - Call us free of charge at 1-866-641-4276 using a touch-tone phone and follow the instructions to log in and order a paper copy of the materials by mail for the current meeting. You can also submit a preference to receive a paper copy for future meetings.

g

E-mail - Send an e-mail to investorvote@computershare.com with “Proxy Materials Prudential” in the subject line. In the e-mail, include your full name and address, plus the number located in the shaded bar on the reverse side of this document. State in the e-mail whether you want a paper or e-mail copy of the current meeting materials. You can also state your preference for an e-mail or paper copy for future meetings.

Dear Shareholder:
This package includes your proxy and voting materials. We care about what you think and voting is an important way for you to let us know how we’re doing.

To express our appreciation when you vote, we are once again offering you a choice of receiving a specially designed, environmentally friendly tote bag, or contributing to a tree-planting campaign. Since its inception, we have provided nearly 812,000 tote bags to our shareholders. Because of your active participation, we continue to support the work of American Forests to protect and restore America’s forest ecosystems. This year’s tree-planting initiative will continue our work with American Forests.

Whether you vote via the internet, phone, or mail, you can indicate your choice of either the bag or a tree-planting contribution. If you elect to receive a bag, you can expect to receive your free gift by the end of the summer.

Thank you,

Margaret M. Foran
Chief Governance Officer,
Senior Vice President and Corporate Secretary
Prudential Financial, Inc.

002CSND5E9

Margaret M. Foran
Chief Governance Officer
Senior Vice President and Corporate Secretary
Prudential Financial, Inc.
751 Broad Street, Newark NJ 07102-3777

March 23, 2023

Dear Shareholder:

As a shareholder, you have the right to vote on important matters that affect Prudential Financial. We take the opinions of Prudential’s shareholders very seriously and we hope you will provide your input by casting your vote on the items in the 2023 Proxy Statement.

Enclosed you will find a Notice of Internet Availability (Notice), which provides information on how to view the materials and cast your vote online. If you would prefer to vote by mail, you may request a paper copy of the proxy materials by visiting www.investorvote.com/prudential, calling 1-866-641-4276, or by sending an email to investorvote@computershare.com.

Additional information regarding the Notice is located on the reverse side of this letter. The SEC has also created an educational website where you can learn more about proxy voting—www.sec.gov/spotlight/proxymatters.shtml.

To express our appreciation when you vote, we are once again offering you a choice of receiving a specially designed, environmentally friendly tote bag, or contributing to a tree-planting initiative. Since its inception, we have provided nearly 812,000 tote bags to our shareholders. Because of your active participation, we continue to support the work of American Forests to protect and restore America’s forest ecosystems. This year’s tree-planting initiative will continue our work with American Forests.

As always, we thank you for your investment in Prudential.

Sincerely,

Margaret M. Foran
Chief Governance Officer,
Senior Vice President and Corporate Secretary
Prudential Financial, Inc.

© 2023 Prudential Financial, Inc., and its related entities. All rights reserved.

FAQ — Internet Availability of Proxy Materials

The Securities and Exchange Commission (SEC) has issued rules requiring public companies to:

•	Make proxy materials (such as the Annual Report and Proxy Statement) available on the internet

•	Notify shareholders how and where to access those materials online

These rules allow companies to give shareholders more options for reviewing important proxy materials. Information can be made available to shareholders more quickly and conveniently—online documents are easily searchable, enabling shareholders to quickly find the information they need to make informed voting decisions.

The SEC also allows companies to send a one-page Notice to holders with instructions on how to access the materials online, rather than sending a full set of materials. Our reasons for choosing the notice-only option are to:

•	Adopt more sustainable practices and be more environmentally responsible—by shrinking our carbon footprint through reductions in ink and paper used in printing and fuel used in shipping

•	Increase shareholder value—by reducing print and mail costs

Please refer to the information below to learn more and to find out what your options are as a shareholder to view materials and vote.

What is on the one-page Notice?

The Notice contains simple instructions on how to:

•	Access and view the proxy materials online

•	Vote your shares online

•	Request a free set of printed materials

•	Change delivery preferences for future proxy mailings

DO retain the Notice for future reference

DO NOT mark your vote on the Notice and return it; the Notice is not a proxy card or ballot

If I received only a one-page Notice, how do I vote my shares?

To vote your shares, follow the instructions on the Notice to vote online. If you request a paper copy of the proxy materials, you’ll receive a proxy card with voting instructions. You may also vote your shares in person by bringing the Notice with you and attending the meeting.

If I received only a one-page Notice, how do I request a full set of printed materials for this meeting or future proxy mailings?

To request a free set of printed materials for this meeting or for future mailings, refer to the Notice for detailed instructions on how to request a copy via internet, telephone or email.

If I received a full set of materials, may I request only a one-page Notice for future proxy mailings?

Our company will make a decision for each meeting whether or not to use the notice-only option, and send notice-only mailings at our discretion.

Can I elect to receive my proxy materials electronically?

You may elect to receive materials via email for future mailings. You will receive the materials electronically if our company chooses to offer email delivery in the future. To change your delivery preferences, follow the instructions on the Notice.

One of your key privileges as an investor is the right to vote on important matters that affect the company you own shares in.

Please vote. Your vote is important to us and our business.

002CSND5E8	© Copyright 2017 Computershare Limited. All rights reserved.

Video Transcript Delivered For:

Prudential Financial, Inc. 2023 Proxy Statement

Christine Poon, Prudential Financial, Inc.

Board Member

Theresa Molloy

Hello, I’m Theresa Molloy, Vice President of Corporate Governance. Thank you for tuning in to watch this short video. Joining me is Christine Poon, Prudential Board member and Lead Independent Director. We’ve invited Chris to give us an update on the Company’s transformation strategy.

Chris, so great to have you here today. Welcome. For those viewers who may not know, can you tell us a little bit about your role on Prudential’s Board?

Chris Poon

Of course. So first of all, thank you for inviting me here today. In addition to my role as the Lead Independent Director, I also Chair the Finance and Executive Committees and I’m also a member of the Investment and Risk Committees.

Theresa Molloy

Thanks, Chris. There’s been a lot of discussion about Prudential’s transformation? As a board member, can you share your insights about this transformation?

Chris Poon

Well, I’d love to. So first, at Prudential, we stand by our purpose to solve the financial challenges of our changing world. Our transformation is all about simplifying and changing the way that we do business. We are on our way to becoming a higher growth, less market-sensitive company. At the same time, as we are reducing our operating costs, we’re and making strategic investments in technology, in our processes, and in our talent. By doing this, we’ll have a more efficient cost structure, a pool of highly skilled talent, and a technology-enhanced experience for our customers.

Theresa Molloy

Can you give us a few examples of how we are advancing on our strategy?

Chris Poon

Of course, so a great example is our product pivot in individual retirement. This has resulted in continued strong sales of simplified solutions like FlexGuard, and FlexGuard Income. Just these products represent over $12 billion dollars of sales since their inception. Another great example of our accomplishments is in the pension risk transfer area or PRT. Prudential was selected by IBM recently for 50% participation in a $16 billion dollar PRT transaction. And we recently celebrated our tenth anniversary of our $25 billion dollar groundbreaking PRT deal with GM, General Motors, which was the largest ever PRT transaction in the world. All of this work continues to expand access to retirement security. This is a really exciting time in our transformation and these examples illustrate how we are driving growth, advancing our strategy, and how our employees are moving Prudential closer to our vision of becoming a global leader in investing, insurance and retirement security.

Theresa Molloy

Well, Chris, as an employee of Prudential, I share your excitement about our transformation. Before we go, is there anything else that you’d like to share with the audience?

Chris Poon

Yes, just one more thing. First, thank you, Theresa, for inviting me here today. I know I speak for the entire Board when I say that we are committed to working on behalf of all of our stakeholders in achieving long-term performance and value for our company.

Theresa Molloy

Chris, thank you so much for joining us today.

Chris Poon

You’re welcome.

Video Transcript Delivered For:

Prudential Financial, Inc. 2023 Proxy Statement

Michael Todman, Prudential Financial, Inc.

Board Member

Shannon Sydlowski

Hello, I’m Shannon Sydlowski, Vice President, Corporate Governance at Prudential. Thank you very much for tuning in to watch this short video. Joining me today is Michael Todman, Prudential Board member and Compensation Committee Chairman. In this video, Mike will talk about Prudential’s commitments to advance racial equity.

Mike, thank you for joining us today. Please tell us about your role on Prudential’s Board.

Michael Todman

Hello and thank you for having me here today. I have been a Prudential board member since 2016 and have held numerous roles. I currently sit on the Finance, Executive and Risk Committees, and I chair the Compensation Committee. The Compensation Committee is responsible for overseeing the Company’s compensation and benefits policies and programs.

Shannon Sydlowski

As Chair of the Compensation Committee, can you describe how Prudential ties its long-term compensation plan to diversity goals for its most senior leaders?

Mike Todman

Sure, I’d be happy to. In keeping with our commitments to diversity and inclusion, in 2018, we instituted a long-term incentive compensation modifier for senior vice president level and above that was subject to a performance objective intended to improve the representation of diversity among senior management. Prudential was a pioneer among public companies in instituting such a modifier. Due to its success, we decided to expand upon this. The 2021 to 2023 performance shares program aims to improve diverse representation across the organization and improve the lived experience of Black colleagues. The performance goals for this new modifier reaches even deeper into the organization and emphasizes increased representation of our Black and LatinX colleagues and also closing the gap in the employee engagement quotient scores of our Black employees relative to other employees. The results of this three-year plan will be highlighted in the 2024 proxy statement.

It is also important to highlight that diversity at Prudential starts with our Board. 80% of our independent directors are diverse. Prudential was again a pioneer of disclosing our Board’s diversity – a practice that we started nearly 10 years ago.

Shannon Sydlowski

Thank you for that insight, Mike.

Prudential has been recognized for its commitment to diversity, equity and inclusion. How would you describe Prudential’s initiatives and could you give us a few examples?

Mike Todman

Prudential publicly announced its nine commitments to racial equity, which we view as a natural extension of the many practices that we already have in place. These commitments advance racial equity for our people, throughout our businesses and in our society. They also build upon Prudential’s long history of promoting inclusive economic growth through our investment, buying power, thought leadership, hiring practices and professional development initiatives.

Prudential has a longstanding focus on supporting small businesses, especially those owned by women and people of color, specifically in our Company’s hometown of Newark, New Jersey. As an example, Prudential with other partners, committed a total of $1.7 million to bring the Entrepreneurs of Color Fund to Newark. This program provides diverse small-business owners and entrepreneurs with access to lending opportunities, expertise and support needed to grow.

Shannon Sydlowski

Mike, thank you so much for the great examples and for taking the time to share your views and experience with our shareholders. Is there anything further that you’d like to add?

Mike Todman

My pleasure, Shannon. In closing, I would like to say that driving progress toward racial equity is a moral and business imperative that aligns directly with the Company’s purpose to solve the financial challenges of our changing world. We stand by our promises and are committed to working on behalf of all our shareholders to achieve long term performance and value for our company.

Shannon Sydlowski

Thank you, Mike.